AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 2001
                                                  REGISTRATION NO. 333-_________
                                             REGISTRATION NO. 333-___________-01

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                AMERICAN BANK INCORPORATED                                   AMERICAN CAPITAL TRUST I
   (Exact Name of Co-Registrant as specified in Charter)      (Exact Name of Co-Registrant as Specified in Charter)
                       PENNSYLVANIA                                                  DELAWARE
     (State or Other Jurisdiction of Incorporation or            (State or Other Jurisdiction of Incorporation or
                       Organization)                                              Organization)
                        APPLIED FOR                                                APPLIED FOR
           (I.R.S. Employer Identification No.)                        (I.R.S. Employer Identification No.)

                            4029 WEST TILGHMAN STREET
                          ALLENTOWN, PENNSYLVANIA 18104
                                 (610) 366-1800
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                  Co-Registrants' Principal Executive Offices)

                                 MARK W. JAINDL
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            4029 WEST TILGHMAN STREET
                          ALLENTOWN, PENNSYLVANIA 18104
                                 (610) 366-1800
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   COPIES TO:
                              JOHN J. GORMAN, ESQ.
                              EDWARD A. QUINT, ESQ.
                   LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.
                     5335 WISCONSIN AVENUE, N.W., SUITE 400
                             WASHINGTON, D.C. 20015

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: 9 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

============================================== ================ ================= ================= ========================

                                                                    PROPOSED          PROPOSED
                                                AMOUNT TO BE        MAXIMUM           MAXIMUM       AMOUNT OF REGISTRATION
TITLE OF EACH CLASS OF                           REGISTERED      OFFERING PRICE      AGGREGATE              FEE (1)
SECURITIES TO BE REGISTERED                                         PER UNIT       OFFERING PRICE
---------------------------------------------- ---------------- ----------------- ----------------- ------------------------

6.0% Cumulative Convertible Trust Preferred       1,000,000          $10.00         $10,000,000             $2,390
Securities of American Capital Trust I
---------------------------------------------- ---------------- ----------------- ----------------- ------------------------

6.0% Subordinated Debentures due 2032 of
American Bank Incorporated (2) (3)                   --               --                --                    --
---------------------------------------------- ---------------- ----------------- ----------------- ------------------------

Guarantee of Preferred Securities (2) (4)            --               --                --                    --
============================================== ================ ================= ================= ========================

(1) The registration fee is calculated in accordance with the Rule 457(a), (i) and (n).
(2) This Registration Statement is deemed to cover the 6.0% Subordinated Debentures due 2032 of American Bank Incorporated, the rights of holders of the 6.0% Subordinated Debentures of American Bank Incorporated under the Indenture, and the rights of holders of the 6.0% Cumulative Convertible Trust Preferred Securities under the Amended and Restated Trust Agreement, the Preferred Securities Guarantee Agreement and the Agreement as to Expenses and Liabilities entered into by American Bank Incorporated.
(3) The 6.0% Subordinated Debentures due 2032 will be purchased by American Capital Trust I with the proceeds of the sale of the 6.0% Cumulative Convertible Trust Preferred Securities. Such securities may later be distributed for no additional consideration to the holders of the 6.0% Cumulative Convertible Trust Preferred Securities of American Capital Trust I upon its dissolution and the distribution of its assets.
(4)  No separate consideration will be received for the Guarantee.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                UP TO 1,000,000 CONVERTIBLE PREFERRED SECURITIES

                            AMERICAN CAPITAL TRUST I


             6.00% CUMULATIVE CONVERTIBLE TRUST PREFERRED SECURITIES (LIQUIDATION AMOUNT $10 PER CONVERTIBLE PREFERRED SECURITY)

         FULLY, IRREVOCABLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED
                             IN THIS PROSPECTUS, BY


                      [LOGO OF AMERICAN BANK INCORPORATED]


         American Capital Trust I is offering its convertible preferred securities at a purchase price of $10 per security. The convertible preferred securities represent an indirect interest in our 6.00% convertible junior subordinated debentures. The convertible debentures have the same payment terms as the convertible preferred securities and will be purchased by American Capital Trust I using the proceeds from its offering of the convertible preferred securities. The convertible preferred securities are convertible into shares of our common stock. Our common stock trades on the OTC Bulletin Board under the symbol "ABKA." The closing price of our common stock as reported on the OTC Bulletin Board on ________________, 2002, was $___________.

                                                       MINIMUM                   MAXIMUM
                                                 -----------------         ------------------
         Number of shares                                750,000                 1,000,000
         Gross offering proceeds                  $    7,500,000            $   10,000,000
         Estimated offering expenses              $      150,000            $      150,000
         Estimated net proceeds                   $    7,350,000            $    9,850,000
         Estimated net proceeds per share         $         9.80            $         9.85

         PLEASE REFER TO RISK FACTORS BEGINNING ON PAGE 9 OF THIS PROSPECTUS. THE CONVERTIBLE PREFERRED SECURITIES ARE SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE AMOUNT INVESTED.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM, THE PENNSYLVANIA DEPARTMENT OF BANKING NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             THE DATE OF THIS PROSPECTUS IS FEBRUARY _______, 2002.

                                TABLE OF CONTENTS

SUMMARY...........................................................................................................3

AMERICAN CAPITAL TRUST I..........................................................................................4

THE OFFERING......................................................................................................4

RISK FACTORS......................................................................................................9

SELECTED FINANCIAL INFORMATION AND OTHER DATA....................................................................19

HOW WE INTEND TO USE THE PROCEEDS................................................................................20

OUR DIVIDEND POLICY..............................................................................................20

CAPITALIZATION...................................................................................................20

MARKET FOR OUR COMMON STOCK AND RELATED MATTERS..................................................................21

MARKET FOR THE CONVERTIBLE PREFERRED SECURITIES..................................................................21

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS............................21

BUSINESS OF AMERICAN BANK INCORPORATED...........................................................................35

BUSINESS OF AMERICAN BANK........................................................................................35

REGULATION AND SUPERVISION.......................................................................................53

MANAGEMENT.......................................................................................................61

OWNERSHIP........................................................................................................66

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.............................................................66

DESCRIPTION OF THE TRUST.........................................................................................67

DESCRIPTION OF THE CONVERTIBLE PREFERRED SECURITIES..............................................................68

DESCRIPTION OF THE CONVERTIBLE SUBORDINATED DEBENTURES...........................................................85

DESCRIPTION OF THE GUARANTEE.....................................................................................96

BOOK-ENTRY ISSUANCE.............................................................................................100

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.........................................................................102

ERISA CONSIDERATIONS............................................................................................108

DESCRIPTION OF CAPITAL STOCK....................................................................................109

CERTAIN ANTI-TAKEOVER PROVISIONS................................................................................110

EXPERTS.........................................................................................................111

LEGAL MATTERS...................................................................................................111

AVAILABLE INFORMATION...........................................................................................111

INDEX TO FINANCIAL STATEMENTS...................................................................................F-1

                                     SUMMARY

         This summary highlights information contained in, or incorporated by reference into, this prospectus. Because this is a summary, it may not contain all of the information that is important to you. Therefore, you should also read the more detailed information set forth in this prospectus, our financial statements and the other information that is incorporated by reference into this prospectus.

AMERICAN BANK INCORPORATED

         We are a Pennsylvania corporation that was organized in August 2001 to serve as the bank holding company for American Bank. On January 2, 2002, we acquired all of the issued and outstanding common stock of American Bank. At that time, each share of American Bank's common stock was automatically converted into one share of our common stock, par value $.10 per share.

         The address of our principal executive office is 4029 West Tilghman Street, Allentown, Pennsylvania 18104 and our telephone number is (610) 366-1800.

AMERICAN BANK

         American Bank commenced full-service banking activities in June 1997, and operates from a 21,400 square-foot banking center and executive office in Allentown, Pennsylvania. While American Bank currently serves its customers from a single location, we may, in the future, develop additional branches. American Bank's local service area primarily includes Lehigh and Northampton counties, along with portions of Berks, Bucks, Carbon, and Montgomery counties, in Pennsylvania. American Bank has rapidly established and intends to continue to develop market recognition, along with growth in both customers and accounts, by delivering friendly, dedicated and knowledgeable customer service, high-quality banking products and related financial services, and attractive interest rates. American Bank's products are strengthened by an absence of many service and maintenance fees common among other financial institutions.

         Our principal business is attracting deposits from the general public and using those deposits, together with borrowings and other funds, to originate loans and to purchase investment securities. We offer a comprehensive menu of deposit and loan products for consumer, business, institutional and governmental customers, including interest-bearing checking and money market accounts, savings accounts, certificates of deposit and individual retirement accounts. We also engage in mortgage banking activities, which include the origination, purchase and, in certain instances, subsequent sale of residential mortgage loans.

         Pcbanker (www.pcbanker.com), the brand name for Internet banking and financial services provided by American Bank, delivers convenience through innovative technology, absent the restrictions of time and geography, by offering an expanding menu of real-time, web-browser based Internet banking and financial services. As America's first "Nationwide Community Bank", American Bank offers the convenience of Internet banking with the "old-fashioned" service expected from a traditional community bank. By incorporating current technology and the resulting economies of scale, the Bank offers some of the best interest rates in the country on both deposit and loan products, delivered with a premier level of service.

           At September 30, 2001, American Bank had total assets of $353.9 million, total deposits of $242.0 million and stockholders' equity of $25.4 million. The address of the principal executive office of American Bank is 4029 West Tilghman Street, Allentown, Pennsylvania 18104 and the telephone number at that office is (610) 366-1800.

                            AMERICAN CAPITAL TRUST I

         The trust is a newly formed financing subsidiary of American Bank Incorporated. Upon issuance of the convertible preferred securities we are offering, purchasers in this offering will own all of the issued and outstanding convertible preferred securities. In exchange for our capital contribution to the trust, we will own all of the common securities of the trust.

         The trust exists exclusively for the following purposes:

         o issuing the convertible preferred securities to the public for cash;

         o        issuing the common securities to us;

         o investing the proceeds from the sale of its convertible preferred and common securities in an equivalent amount of convertible debentures to be issued by us; and

         o engaging in only those other activities that are necessary or incidental to those listed above, such as receiving payments on the convertible debentures and making distributions to security holders, furnishing notices and other administrative tasks.

         The address of the principal executive office the trust is 4029 West Tilghman Street, Allentown, Pennsylvania 18104 and the telephone number for that office is (610) 366-1800.


                                                            THE OFFERING

The trust issuer                        American Capital Trust I.

Securities being offered                Between 750,000 and 1,000,000 convertible preferred securities which represent preferred undivided interests in the assets of the trust. Those assets will consist solely of the convertible debentures and payments received on the convertible debentures. The trust will sell the convertible preferred securities to the public for cash. The trust will use that cash to buy the convertible debentures from us.

Offering price                          $10 per convertible preferred security.

Minimum purchase                        250 shares.

Who can purchase
Securities being offered                The securities being offered can be purchased only by common stockholders of record of
                                        American Bank Incorporated as of January 15, 2002. In the event of an over subscription, shares subscribed for will be prorated based on the common shares owned on March 15, 2002 by each subscriber divided by the number of shares of common stock owned by all subscribers.

                                        We will make reasonable efforts to comply with the securities laws of all states in the
                                        United States in which our stockholders entitled to order shares reside. However, no securities will be offered or sold to any person who resides in a foreign country or resides in a state of the United States in which a small number of stockholders otherwise eligible to subscribe for securities reside or as to which we determine that compliance with the securities laws of the state would be impracticable for reasons of cost or otherwise, including, but not limited to, a requirement that we or any of our officers, directors or employees register, under the securities laws of the state, as a broker, dealer, salesman or agent. No payments will be made in lieu of the granting of rights to purchase securities to any person.

When distributions
will be paid to you                     If you purchase the convertible preferred securities, you are entitled to receive cumulative cash distributions at a 6.00% annual rate. Distributions will accumulate from the date the



                                                                 4

                                        trust issues the convertible preferred securities and will be paid quarterly on March 31,
                                        June 30, September 30 and December 31 of each year, beginning March 31, 2002. As long as the convertible preferred securities are represented by a global security, the record date for distributions on the convertible preferred securities will be the business day prior to the distribution date. We may defer the payment of cash distributions, as described below.

When the securities
must be redeemed                        The convertible debentures will mature and the convertible preferred securities must be redeemed on March 31, 2032. We have the option to shorten the maturity date to a date not earlier than March 31, 2007 without the payment of any premium amount. We will not shorten the maturity date unless we have received the prior approval of the Board of Governors of the Federal Reserve, if required.

Redemption before
March 31, 2032 is possible              The trust must redeem the convertible preferred securities when the convertible debentures are paid at maturity, or upon any earlier redemption of the convertible debentures to the extent the convertible debentures are redeemed. We may redeem all or part of the convertible debentures at any time on or after March 31, 2007 without the payment of any premium amounts.

                                        However, we may redeem all or part of the convertible debentures prior to March 31, 2007 when the fair market value of our common stock is at least 150% of the conversion price of the convertible preferred securities for a period of 20 consecutive trading days ending within five business days of the date of notice of redemption. In addition, we may redeem all of the convertible debentures, at any time, without premium, if:

                                        o    there is a change in existing laws or regulations, or a new official administrative interpretation or application of these laws and regulations, that causes the interest we pay on the convertible debentures to no longer be deductible by us for federal income tax purposes; or the trust becomes subject to federal income tax; or the trust becomes or will become subject to certain other taxes or governmental charges;

                                        o    there is a change in existing laws or regulations that requires the trust to register as an investment company; or

                                        o    there is a change in the capital adequacy guidelines of the Board of Governors of the


                                                                 5

                                             Federal Reserve System that results in the convertible preferred securities not being counted as Tier 1 capital.

                                        We may also redeem the convertible debentures at any time, and from time to time, without premium, in an amount equal to the liquidation amount of any convertible preferred securities we purchase, plus a proportionate amount of common securities, but only in exchange for a like amount of the convertible preferred securities and common securities then owned by us. Redemption of the convertible debentures prior to maturity will be subject to the prior approval of the Board of Governors of the Federal Reserve System, if approval is then required. If your convertible preferred securities are redeemed by the trust, you will receive the liquidation amount of $10 per convertible preferred security, plus any accrued and unpaid distributions to the date of redemption.

We have the option to extend
the interest payment period             The trust will rely solely on payments made by us under the convertible debentures to pay distributions on the convertible preferred securities. As long as we are not in default under the indenture relating to the convertible debentures, we may, at one or more times, defer interest payments on the convertible debentures for up to 20 consecutive quarters, but not beyond March 31, 2032. If we defer interest payments on the convertible debentures:

                                        o    the trust will also defer distributions on the convertible preferred securities;

                                        o    the distributions you are entitled to will accumulate; and

                                        o    these accumulated distributions will earn interest at an annual rate of 6.00%, compounded quarterly, until paid.

                                        At the end of any deferral period, we will pay to the trust all accrued and unpaid interest under the convertible debentures. The trust will then pay all accumulated and unpaid distributions to you.

You will still be taxed if
distributions are deferred              If a deferral of payment occurs, you will still be required to recognize the deferred amounts as income for federal income tax purposes in advance of receiving these amounts, even if you are a cash basis taxpayer.

Our guarantee of payment                Our obligations described in this prospectus, in the aggregate, constitute a full, irrevocable and unconditional guarantee on a subordinated basis, by us, of the obligations of the trust under the convertible preferred securities. Under the guarantee agreement, we guarantee the trust will use its assets to pay the distributions on the convertible preferred securities and the liquidation amount upon liquidation of the trust. However, the




                                                                 6

                                        guarantee does not apply when the trust does not have sufficient funds to make the payments.
                                        If we do not make payments on the convertible debentures, the trust will not have sufficient funds to make payments on the convertible preferred securities. In this event, your remedy is to institute a legal proceeding directly against us for enforcement of payments under the convertible debentures.

We may distribute the convertible
debentures directly to you              We may, at any time, dissolve the trust and distribute the convertible debentures to you, subject to the prior approval of the Board of Governors of the Federal Reserve System, if
                                        required. If we distribute the convertible debentures, we will use our best efforts to list them on a national securities exchange or comparable automated quotation system.

How the securities will rank
in right of payment                     Our obligations under the convertible preferred securities, convertible debentures and guarantee are unsecured and the convertible preferred securities will rank equally with the common securities of the trust. The trust will pay distributions on the convertible preferred securities and the common securities pro rata. However, if we default with respect to the convertible debentures, then no distributions on the common securities of the trust or our common stock will be paid until all accumulated and unpaid distributions on the convertible preferred securities have been paid. Our obligations under the convertible debentures and the guarantee are unsecured and generally will rank junior in priority to our existing and future senior and subordinated indebtedness. Because we are a holding company, the convertible debentures and the guarantee will effectively be subordinated to all depositors' claims, as well as existing and future liabilities of our subsidiaries.

Voting rights                           Except in limited circumstances, holders of the convertible preferred securities will have no voting rights.

You will not receive certificates       The convertible preferred securities will be represented by a global security that will be deposited with and registered in the name of The Depository Trust Company, New York, New
                                        York, or its nominee. This means that you will not receive a certificate for the convertible preferred securities, and your ownership interests will be recorded through the Depository
                                        Trust Company's book-entry system.

How the proceeds of this
offering will be used                   The trust will invest all of the proceeds from the sale of the convertible preferred securities in the convertible debentures. We estimate that the net proceeds to us from the sale of the convertible debentures to the trust, after deducting offering expenses, will be between $7.4 million and $9.9 million. The purpose of the offering is to increase our regulatory capital and support the growth and operations of our subsidiary.


                                                                 7

Conversion into common stock            Each convertible preferred security is convertible on or after March 31, 2002, at the option of the holder into shares of our common stock, at the initial conversion ratio of 0.8 shares of common stock for each convertible preferred security (equivalent to an initial conversion price of $12.50 per share of common stock), subject to adjustment under certain circumstances. The last reported sales price of our common stock on the OTC Bulletin Board on _________, 2002, was $________. If you want to convert a convertible preferred security, the conversion agent will exchange your convertible preferred security for the appropriate principal amount of convertible debentures held by the trust and immediately convert the convertible debentures into shares of our common stock. You will receive cash in lieu of fractional shares. However, you will not receive cash or additional shares of our common stock to compensate you for any accrued but unpaid distributions on the convertible preferred security through the time of conversion. These accrued amounts will be forfeited.

Risk factors                            Before purchasing the convertible preferred securities being offered, you should carefully consider the risks of the investment discussed in "Risk Factors," below.

                                  RISK FACTORS

         AN INVESTMENT IN THE CONVERTIBLE PREFERRED SECURITIES INVOLVES A NUMBER OF RISKS. WE URGE YOU TO READ ALL OF THE INFORMATION CONTAINED IN THIS PROSPECTUS. IN ADDITION, WE URGE YOU TO CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING AN INVESTMENT IN AMERICAN BANK INCORPORATED AND THE TRUST BEFORE YOU PURCHASE ANY OF THE CONVERTIBLE PREFERRED SECURITIES OFFERED BY THIS PROSPECTUS.

         BECAUSE THE TRUST WILL RELY ON THE PAYMENTS IT RECEIVES ON THE CONVERTIBLE DEBENTURES IT OWNS TO FUND ALL PAYMENTS ON THE CONVERTIBLE PREFERRED SECURITIES, AND BECAUSE THE TRUST MAY DISTRIBUTE THE CONVERTIBLE DEBENTURES IT OWNS IN EXCHANGE FOR THE PREFERRED SECURITIES THAT IT ISSUES, YOU ARE MAKING AN INVESTMENT DECISION THAT RELATES TO THE CONVERTIBLE DEBENTURES BEING ISSUED BY US AS WELL AS THE CONVERTIBLE PREFERRED SECURITIES. YOU SHOULD CAREFULLY REVIEW THE INFORMATION IN THIS PROSPECTUS ABOUT THE CONVERTIBLE PREFERRED SECURITIES, THE CONVERTIBLE DEBENTURES AND THE GUARANTEE.

         BECAUSE THE CONVERTIBLE PREFERRED SECURITIES ARE CONVERTIBLE INTO OUR COMMON STOCK AS DESCRIBED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF CONVERTIBLE PREFERRED SECURITIES ARE ALSO MAKING AN INVESTMENT DECISION WITH REGARD TO OUR COMMON STOCK. FOR THIS REASON, YOU SHOULD ALSO CAREFULLY REVIEW THE INFORMATION IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE ABOUT OUR BUSINESS AND OUR COMMON STOCK.

         THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS.

     RISKS RELATED TO AN INVESTMENT IN THE CONVERTIBLE PREFERRED SECURITIES

IF WE DO NOT MAKE INTEREST PAYMENTS UNDER THE CONVERTIBLE DEBENTURES, THE TRUST WILL BE UNABLE TO PAY DISTRIBUTIONS AND LIQUIDATION AMOUNTS. THE GUARANTEE WOULD NOT APPLY BECAUSE THE GUARANTEE COVERS PAYMENTS ONLY IF THE TRUST HAS FUNDS AVAILABLE

         The trust will depend solely on our payments on the convertible debentures to pay amounts due to you on the convertible debentures, the trust will not have sufficient funds to pay distributions or the liquidation amount on the convertible preferred securities. In that case, you will not be able to rely on the guarantee for payment of these amounts because the guarantee only applies if the trust has sufficient funds to make distributions or to pay the liquidation amount. Instead, you or the property trustee will have to institute a direct action against us to enforce the property trustee's rights under the indenture relating to the convertible debentures.

TO THE EXTENT WE MUST RELY ON DIVIDENDS FROM OUR SUBSIDIARIES TO MAKE INTEREST PAYMENTS TO THE TRUST ON THE CONVERTIBLE DEBENTURES, OUR AVAILABLE CASH FLOW MAY BE RESTRICTED

         We are a bank holding company and substantially all of our assets are held by our subsidiary, American Bank. Our ability to make payments on the convertible debentures when due will depend primarily on available cash resources at the bank holding company and dividends from American Bank. Dividend payments or extensions of credit from American Bank are subject to regulatory limitations, generally based on capital levels and current and retained earnings, imposed by the various regulatory agencies with authority over American Bank. The ability of American Bank to pay dividends is also subject to its profitability, financial condition, capital expenditures and other cash flow requirements. American Bank may not be able to pay dividends to us in the future.

OUR ABILITY TO MAKE INTEREST PAYMENTS TO THE TRUST ON THE CONVERTIBLE DEBENTURES MAY BE RESTRICTED

         Our obligations under the convertible debentures and the guarantee are unsecured and will rank junior in priority of payment to our existing and future senior and subordinated indebtedness, of which we had none at September 30, 2001. The issuance of the convertible debentures and the convertible preferred securities does not limit our ability or the ability of our subsidiaries to incur additional indebtedness, guarantees or other liabilities.

         Because we are a holding company, the creditors of American Bank, including depositors, also will have priority over you in any distribution of its assets in liquidation, reorganization or otherwise. Accordingly, the convertible debentures and the guarantee will be effectively subordinated to all existing and future liabilities of American Bank, and you should look only to our assets for payments on the convertible preferred securities and the convertible debentures.

         Our regulators also may preclude us from making interest payments on the subordinated debentures in order to address any perceived deficiencies in liquidity or regulatory capital levels at the holding company level. This type of regulatory action would require us to obtain consent from our regulators prior to paying dividends on our common stock or interest on the subordinated debentures. In the event our regulators withheld their consent to our payment of interest on the subordinated debentures, we would exercise our right to defer interest payments on the subordinated debentures, and the trust would not have funds available to make distributions on the convertible preferred securities during such period. The commencement of a deferral period would likely cause the market price of the convertible preferred securities to decline. We cannot assure you that American Bank will be able to pay dividends in the future or that our regulators will not attempt to preclude us from making interest payments on the convertible subordinated debentures.

WE HAVE THE OPTION TO DEFER INTEREST PAYMENTS ON THE CONVERTIBLE DEBENTURES FOR SUBSTANTIAL PERIODS

         We may, at one or more times, defer interest payments on the convertible debentures for up to 20 consecutive quarters. If we defer interest payments on the convertible debentures, the trust will defer distributions on the convertible preferred securities during any deferral period. During a deferral period, you will be required to recognize as income for federal income tax purposes the amount approximately equal to the interest that accrues on your proportionate share of the convertible debentures, held by the trust in the tax year in which that interest accrues, even though you will not receive these amounts until a later date.

         You will also not receive the cash related to any accrued and unpaid interest from the trust if you sell the convertible preferred securities before the end of any deferral period. During a deferral period, accrued but unpaid distributions will increase your tax basis in the convertible preferred securities. If you sell the convertible preferred securities during a deferral period, your increased tax basis will decrease the amount of any capital gain or increase the amount of any capital loss that you may have otherwise realized on the sale. A capital loss, except in certain limited circumstances, cannot be applied to offset ordinary income. As a result, deferral of distributions could result in ordinary income, and a related tax liability for the holder, and a capital loss that may only be used to offset a capital gain.

         We do not currently intend to exercise our rights to defer interest payments on the convertible debentures. However, if we do defer interest payments, the market price of the convertible preferred securities would likely be adversely affected. The convertible preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the convertible debentures. If you sell the convertible preferred securities during a deferral period, you may not receive the same return on investment as someone who continues to hold the convertible preferred securities. Because of our right to defer interest payments, the market price of the convertible preferred securities may be more volatile than the market prices of other securities without the deferral feature.

WE HAVE MADE ONLY LIMITED COVENANTS IN THE INDENTURE AND THE TRUST AGREEMENT

         The indenture governing the convertible debentures and the trust agreement governing the trust do not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity. The instruments do not protect holders of the convertible debentures or the convertible preferred securities in the event we experience significant adverse changes in our financial condition or results of operations. In addition, neither the indenture nor the trust agreement limits our ability or the ability of any subsidiary to incur additional indebtedness. Therefore, you should not consider the provisions of these governing instruments as a significant factor in evaluating whether we will be able to comply with our obligations under the convertible debentures or the guarantee.

WE MAY REDEEM THE CONVERTIBLE DEBENTURES EARLIER THAN MARCH 31, 2007 IN CERTAIN CIRCUMSTANCES

         As long as the fair market value of our common stock has been at least 150% of the conversion price of the convertible preferred securities for a period of 20 consecutive trading days ending within five business days of the date of notice of redemption, we have the option to redeem any or all of the outstanding convertible debentures.

WE MAY REDEEM THE CONVERTIBLE DEBENTURES BEFORE MARCH 31, 2032

         Under the following circumstances, we may redeem the convertible debentures before their stated maturity without payment of premium:

o We may redeem the convertible debentures, in whole or in part, at any time on or after March 31, 2007.

o We may redeem the convertible debentures in whole, but not in part, within 180 days after certain occurrences at any time during the life of the trust. These occurrences may include adverse tax, investment company or bank regulatory developments.

You should assume that an early redemption may be attractive to us if we are able to obtain capital at a lower cost than we must pay on the convertible debentures or if it is otherwise in our interest to redeem the convertible debentures. If the convertible debentures are redeemed, the trust must redeem convertible preferred securities, having an aggregate liquidation amount equal to the aggregate principal amount of convertible debentures redeemed, and you may be required to reinvest your principal at a time when you may not be able to earn a return that is as high as you were earning on the convertible preferred securities.

WE CAN DISTRIBUTE THE CONVERTIBLE DEBENTURES TO YOU, WHICH MAY HAVE ADVERSE TAX CONSEQUENCES FOR YOU; THIS RIGHT COULD ALSO ADVERSELY AFFECT THE MARKET PRICE OF THE CONVERTIBLE PREFERRED SECURITIES

         The trust may be dissolved at any time before maturity of the convertible debentures. If this happens, the trustees may distribute the convertible debentures to you under the terms of the trust agreement.

         We cannot predict the market prices for the convertible debentures that may be distributed in exchange for convertible preferred securities upon liquidation of the trust. The convertible preferred securities or the convertible debentures that you may receive if the trust is liquidated, may trade at a discount to the price that you paid to purchase the convertible preferred securities. Because you may receive convertible debentures, your investment decision with regard to the convertible preferred securities will also be an investment decision with regard to the convertible debentures. You should carefully review all of the information contained in this prospectus regarding the convertible debentures.

         Under current interpretations of United States federal income tax laws supporting classification of the trust as a grantor trust for tax purposes, a distribution of the convertible debentures to you upon the dissolution of the trust would not be a taxable event to you. Nevertheless, if the trust is classified for United States income tax purposes as an association taxable as a corporation at the time it is dissolved, the distribution of the convertible debentures would be a taxable event to you. In addition, if there is a change in law, a distribution of the convertible debentures upon the dissolution of the trust could be a taxable event to you.

THERE IS NO CURRENT PUBLIC MARKET FOR THE CONVERTIBLE PREFERRED SECURITIES AND THEIR MARKET PRICES MAY BE SUBJECT TO SIGNIFICANT FLUCTUATIONS

         There is currently no public market for the convertible preferred securities. Although we expect the convertible preferred securities to trade on the OTC Bulletin Board, there is no guarantee that an active or liquid trading market will develop for the convertible preferred securities or that the quotation of the convertible preferred securities will continue on the OTC Bulletin Board. If an active trading market does not develop, the market price and liquidity of the convertible preferred securities will be adversely affected. Even if an active public market does develop, there is no guarantee that the market price for the convertible preferred securities will equal or exceed the price you pay for the convertible preferred securities.

         Future trading prices of the convertible preferred securities may be subject to significant fluctuations in response to prevailing interest rates, our future operating results and financial condition, the market for similar securities and general economic and market conditions. The initial public offering price of the convertible preferred securities has been set at the applicable liquidation amount of the convertible preferred securities and may be greater than the market price of the security following the offering.

         The market price for the convertible preferred securities, and the convertible debentures that you may receive in a distribution, is also likely to decline during any period that we are deferring interest payments on the convertible debentures.

YOU MUST RELY ON THE PROPERTY TRUSTEE TO ENFORCE YOUR RIGHTS IF THERE IS AN EVENT OF DEFAULT UNDER THE INDENTURE

         You may not be able to directly enforce your rights against us under the indenture if an event of default occurs. If an event of default under the indenture occurs and is continuing, this event will also be an event of default under the trust agreement. In that case, you must rely on the enforcement by the property trustee of its rights as holder of the convertible debentures against us. The holders of a majority in liquidation amount of the convertible preferred securities will have the right to direct the property trustee to enforce its rights. If the property trustee does not enforce its rights following an event of default and a request by the record holders to do so, any record holder may, to the extent permitted by applicable law, take action directly against us to enforce the property trustee's rights. If an event of default occurs under the trust agreement that is attributable to our failure to pay interest or principal on the convertible debentures, or if we default under the guarantee, you may proceed directly against us. You will not be able to exercise directly any other remedies available to the holders of the convertible debentures, unless the property trustee fails to do so.

AS A HOLDER OF CONVERTIBLE PREFERRED SECURITIES YOU HAVE LIMITED VOTING RIGHTS

         Holders of convertible preferred securities have limited voting rights. Your voting rights pertain primarily to amendments to the trust agreement. In general, only we can replace or remove any of the trustees. However, if an event of default under the trust agreement occurs and is continuing, the holders of at least a majority in aggregate liquidation amount of the convertible preferred securities, as the case may be, may replace the property trustee and the Delaware trustee.

          RISKS RELATED TO AN INVESTMENT IN AMERICAN BANK INCORPORATED

A FAILURE TO IMPLEMENT OUR EXPANSION PLANS COULD AFFECT OUR PROFITABILITY

         We intend to expand our business by aggressively and consistently expanding our local market share from a single location, thereby avoiding the fixed costs typically associated with the operation of traditional branch offices. While American Bank currently serves its customers from a single location, we may, in the future, develop additional branches. In addition, we will capitalize on the increasing consumer use of the Internet by marketing pcbanker.com on a national basis. However, due to our limited operating history as a "Nationwide Community Bank," it is difficult to evaluate the effectiveness of our Internet banking strategy. We may not succeed in implementing our business strategy and, even if we do succeed, such strategy may not have the favorable impact on operations that we anticipate. We may not be able to effectively manage the expansion of our Internet bank operations or achieve the rapid execution necessary to fully capitalize on the market for our electronic services or offset the significant expenditures we are incurring to implement our Internet banking strategy. In addition, the market for financial products and services through the Internet is new and evolving, and the degree to which customers will use it for their financial transactions is not yet fully determined. If we are unable to manage growth effectively, or to otherwise implement our business strategy, our business, financial condition, results of operations, and cash flows could be materially adversely affected.

WE MAY NOT SUSTAIN PROFITABILITY

         Although we achieved profitability in the fourth quarter of 1999, and have remained profitable through September 30, 2001, we will continue to expend substantial capital and management resources on technology, website development, marketing, hiring of personnel, and other costs related to the development and operation of our Internet banking platform. We also intend to continue to expend significant financial and management resources in upgrading our internal control systems, customer service processes, and financial reporting systems to accommodate our growth. To the extent that increases in operating expenses precede or are not subsequently followed by increased revenues, our business, financial condition, results of operations, capital levels, and cash flows could be materially adversely affected. There can be no assurance that our revenues will increase or even continue at their current level, or that we will maintain profitability or generate positive cash flow from operations in future periods.

THE BANKING BUSINESS IS HIGHLY COMPETITIVE

         Our local service area includes Lehigh and Northampton counties, along with portions of Berks, Bucks, Carbon, and Montgomery counties, in Pennsylvania. There is a significant number of banks and other financial institutions serving this area. In the event we are unable to compete effectively for customers within this service area, our profitability may be reduced.

         The financial services industry is highly competitive and is rapidly evolving, both on the Internet and through traditional delivery channels. In implementing our strategy as a "Nationwide Community Bank" by providing banking, financial, and e-commerce services across the Internet, we face strong competition from more established Internet-based financial institutions. We also face competition from traditional banks and non-bank financial institutions, many of which are adopting or have adopted their own Internet strategies and/or alliances. Additionally, new competitors and competitive factors are likely to emerge, particularly in light of the rapid development of the Internet and electronic commerce and the relatively low barriers to entry. As a consequence, other financial services companies may be able to adopt strategies similar to ours with relative ease. Many of our competitors have financial and other resources greater than ours and have other competitive advantages over us. There can be no assurance that we will be able to successfully compete with our competitors.

         Internet banking customers may be more price sensitive and more willing to try new technologies than customers of traditional financial services firms, which rely on branches and face-to-face customer service. Consequently, the following competitive factors are of particular importance to the successful execution of our Internet delivery strategy and our profitability:

o        price competition for deposits and borrowings;

o        introduction of new products;

o        changes in the mix of products and services; and

o the level of use of the Internet for banking services and e-commerce generally.

BANKS ARE HIGHLY REGULATED AND ARE AT A DISADVANTAGE COMPARED TO MANY NON-BANK COMPETITORS

         We operate in a highly regulated environment and are supervised, and subject to examination, by several Federal and state regulatory agencies. Federal laws and regulations govern matters ranging from deposit insurance premiums to the maintenance of adequate capital for our general business operations. Many of these regulations are intended to protect depositors or the Federal Deposit Insurance Corporation and not shareholders. Regulatory authorities have broad discretion in their supervisory and enforcement activities and may impose restrictions on the operations and management of an institution. Any change in the interpretation or application to American Bank of laws, regulations, and oversight and enforcement powers can have a significant impact on our operations.

         Many of our competitors are non-banks that may be larger and have greater resources than we do. Generally, our non-bank competitors are not as heavily regulated as we are, and may have greater flexibility in competing for business. Some of these non-bank competitors are credit unions, securities firms, insurance companies, mutual funds, mortgage bankers and brokers, and consumer finance companies.

OUR SUCCESS DEPENDS ON THE CONTINUED GROWTH IN USE AND COMMERCIAL VIABILITY OF THE INTERNET

         While American Bank is established as a full-service bank in Lehigh and Northampton counties, along with portions of Berks, Bucks, Carbon, and Montgomery counties, in Pennsylvania, our future success as a "Nationwide Community Bank" depends substantially on continued growth in the use of the Internet in general and for financial services transactions in particular. The Internet is a relatively new commercial marketplace and may not continue to grow. Consequently, Internet banking may not become as widely accepted as traditional forms of banking. Critical issues concerning the commercial use of the Internet such as reliability, cost, ease of access, privacy, quality of service, and security will impact the growth of Internet use. If Internet use does not continue to grow, we may not succeed in implementing our business strategy and our business, financial condition, results of operations, and cash flows could be materially adversely affected.

         Additionally, if the number of Internet users and the level of use do continue to grow, the Internet's technical infrastructure may become unable to support the demands placed upon it. Furthermore, third party vendors might not be able to develop the necessary technical infrastructure for significant increases in electronic commerce, such as a reliable network backbone, or introduce performance improvements, such as high-speed modems. The Internet could also lose its viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of activity or due to increased governmental regulation. Changes in or insufficient availability of telecommunications services could produce slower response times and adversely affect use of the Internet. Furthermore, the general public's security concerns regarding the transmittal of confidential information, such as credit card numbers, over the Internet might persist or even worsen. Issues like these could lead to resistance against acceptance of the Internet as a viable commercial marketplace. To the extent the Internet's technical infrastructure or security concerns adversely affect its potential growth, our business, financial condition, results of operations, and cash flows could be materially adversely affected.

NETWORK AND COMPUTER SYSTEMS COULD FAIL, WHICH COULD ADVERSELY AFFECT OUR
BUSINESS

         Our computer systems and network infrastructure could be vulnerable to unforeseen problems. Because we intend to conduct a substantial portion of our business over the Internet and because we may now or in the future outsource certain critical functions to qualified third parties, our operations depend on our ability, as well as that of our third-party service providers, to protect our computer systems and network infrastructure against damage from fire, power loss, telecommunications failure, physical break-ins, or similar catastrophic events.

         Customers may become dissatisfied by any system failure that interrupts our ability to provide our services. Sustained or repeated system failures would reduce the attractiveness of the electronic banking services that we provide. Slower response time or system failures may also result from straining the capacity of our software or hardware due to an increase in the volume of services delivered through our servers. To the extent that we do not effectively address any capacity constraints or system failures, our customers could seek other providers of banking services. Any damage or failure that causes interruptions in our operations could materially adversely affect our business, financial condition, results of operations, and cash flows.

OUR SECURITY COULD BE BREACHED, WHICH COULD DAMAGE OUR REPUTATION AND DETER CUSTOMERS FROM USING OUR SERVICES

         We must protect our computer systems and network from physical break-ins, security breaches, and other disruptive problems caused by the Internet or other users. Computer break-ins could jeopardize the security of information stored in and transmitted through our computer systems and network, which would likely adversely affect our ability to retain or attract customers, could damage our reputation and could subject us to litigation. Although we rely on encryption and authentication technology to provide the security and authentication necessary to effect secure transmissions of confidential information, and although we intend to continue to implement security technology and establish operational procedures to prevent break-ins, damage, and failures, these security measures may fail. Advances in computer capabilities, new discoveries in the field of cryptography or other developments could result in a compromise or breach of the algorithms we and our third-party service providers use to protect customer transaction data. If any compromise of our security were to occur, it could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

RAPIDLY CHANGING TECHNOLOGIES MAY CAUSE US TO DELAY INTRODUCTION OF NEW PRODUCTS, SERVICES AND ENHANCEMENTS, WHICH MAY RESULT IN A LOSS OF EXISTING CUSTOMERS OR A FAILURE TO ATTRACT NEW CUSTOMERS

         Our future success will depend on our ability to adapt to rapidly changing technologies. We also will have to enhance existing products and services and develop and introduce a variety of new products and services to address our customers' changing demands. If we are unable to develop and bring additional products and services to market in a timely manner, we could lose market share to competitors who are able to offer these services, which could materially adversely affect our business, financial condition, results of operations, and cash flows.

WE OBTAIN ESSENTIAL SOFTWARE FROM, OR OUTSOURCE ESSENTIAL SERVICES TO, THIRD-PARTY PROVIDERS WHO MAY TERMINATE THEIR AGREEMENTS WITH US, RESULTING IN INTERRUPTIONS TO OUR INTERNET AND GENERAL BANKING OPERATIONS

         We obtain essential software and/or technical support from third-party providers. We obtain or outsource our core banking software, website hosting, check processing, certain electronic bill payment functions, statement rendering services, and other additional software and services from or to qualified third-party vendors. Our agreements with each service provider are generally cancelable by either party upon specified notice periods. If one of our third-party service providers terminates its agreement with us and we are unable to replace such provider with another service provider, our operations may be interrupted. If an interruption were to continue for a significant period of time, our business, financial condition, results of operations, and cash flows could be materially adversely affected.

IF A COMPETITOR SUCCESSFULLY CHALLENGES OUR RIGHT AND/OR ABILITY TO USE THE NAME(S) AMERICAN BANK AND/OR PCBANKER.COM, SIGNIFICANT FINANCIAL RESOURCES IN DEVELOPING BRAND AWARENESS WOULD BE LOST

         Our success in introducing new financial products and services in our local market and through the Internet, and attracting new customers, will depend in part upon our ability to increase the brand name awareness of American Bank, pcbanker.com and other legal, brand, and trade names (service marks) related to us. We are making a substantial investment in the promotion and marketing of such service marks.

         There are other banks in the United States with a legal, brand, or trade name that includes "American Bank" or a related derivation. Use of our service marks may be alleged to result in some degree of confusion in the financial services marketplace.

         We currently are authorized in the Commonwealth of Pennsylvania to use the name "American Bank". We filed an application for primary registration of the name "pcbanker.com" and were denied primary registration due to the common nature of the name. We filed an application for supplemental registration of the "pcbanker.com" name, and have received approval for the service mark of pcbanker.com. Infringement claims by competitors challenging our ability to use such service marks, even if without merit, could result in the expenditure of significant financial and managerial resources. Further, if such claims are successful, we could lose our right to use such service marks and the benefits of the brand awareness we are spending significant resources to develop.

OUR COMPETITIVE POSITION DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN KEY EMPLOYEES

         Our success depends heavily on the expertise and guidance of our President and Chief Executive Officer, Mark W. Jaindl, and certain other executive officers, including Eric W. Valaika, our Executive Vice President and Chief Operating Officer.

         We have entered into employment agreements with Messrs. Jaindl and Valaika. We maintain key-man term life insurance in the amount of $2,000,000 and $1,000,000 on Messrs. Jaindl and Valaika, respectively, with the Bank as sole beneficiary. If we lose the services of Messrs. Jaindl or Valaika, or if we are unable to attract additional qualified employees, our business would likely be adversely affected. See "Management."

CHANGES IN INTEREST RATES COULD ADVERSELY AFFECT US

         Like most financial institutions, our results of operations are primarily dependent on net interest income. Net interest income results from the "spread" between interest earned on interest-earning assets, such as investments and loans, and interest paid on interest-bearing liabilities, such as deposits and borrowings. Interest rates are highly sensitive to many factors that are beyond our control. Some of these factors include governmental monetary policies, inflation, recession, unemployment, the money supply, domestic and international economic and political conditions, and domestic and international crises. Changes in interest rates could have adverse effects on our operations. We have relied on non-maturity and time deposits as a primary source of funds, and we will continue to rely on these types of deposits pursuant to our Internet marketing and delivery strategy. Our ability to retain these deposits is heavily dependent on the rates of interest paid by us. When interest-bearing liabilities mature or reprice more quickly than interest-earning assets, in a particular period of time, a significant increase in interest rates could adversely impact our net interest income. Changes in interest rates could adversely affect the volume of loans we originate, the value of our purchased loans and other interest-earning assets, particularly the investment securities portfolio, and/or loan repayments and prepayments. If such or similar changes occur, our business, financial condition, results of operations, and cash flows could be materially adversely affected.

OUR LENDING ACTIVITY EXPOSES US TO CREDIT RISKS

         We make commercial, consumer, and mortgage loans following an analysis of credit risk, the value of underlying collateral, and other quantitative and qualitative factors. Such lending activity exposes us to risk of loss, particularly in the case of loans to small businesses and individuals. These risks include possible errors in our credit analysis, the uncertainty of borrowers' ability to repay their loans, the uncertainty of future economic conditions, and the possibility of loan defaults. Commercial lending generally includes higher interest rates and shorter terms of repayment than other types of loans. Such losses or defaults would adversely affect our financial condition and results of operations.

INCREASES IN OUR ALLOWANCE FOR LOAN LOSSES MAY ADVERSELY AFFECT OUR BUSINESS

         At September 30, 2001, our allowance for loan losses represented 1.08% of our total loans. Although we believe that we have established an adequate allowance for losses in our loan portfolio, including purchased loans, material future additions to the allowance for loan losses may be necessary due to changes in economic conditions, the performance of our loan portfolio and increases in both loan originations and purchases. In addition, the Pennsylvania Department of Banking, the Board of Governors of the Federal Reserve System, and/or the Federal Deposit Insurance Corporation, as an integral part of their examination process, periodically review our allowance for loan losses and could require increases in such allowance. Increases in the allowance for loan losses would adversely affect our financial condition and results of operations.

WE NEED TO MAINTAIN ADEQUATE CAPITAL TO SUPPORT OUR ANTICIPATED GROWTH

         We are required by Federal and state regulations to maintain adequate levels of capital to support our operations. To the extent our operations expand, we will be required to support such growth by increasing our capital to acceptable regulatory levels. We expect our operations, including our asset base, to grow consistently as a result of implementing our Internet banking strategy. Accordingly, we may need to raise additional capital in the future to support our operations should they continue to expand. This may be accomplished through the sale of additional securities of American Bank Incorporated, including the issuance of additional shares of our common stock. There is no assurance that we will be able to raise additional capital when needed. If we cannot raise additional capital when needed, our business, financial condition, results of operations, capital levels, and cash flows will be materially adversely affected. If we issue additional common stock, stockholders of American Bank Incorporated may not have a right to purchase any new issue of shares of our common stock in order to maintain their proportionate ownership interest. Should we choose to raise capital through the sale of our common stock, such action would dilute the ownership and voting power of the outstanding shares and reduce the portion of any dividend and liquidation proceeds payable to the holders of the common stock.

ANTI-TAKEOVER PROVISIONS IN OUR ARTICLES OF INCORPORATION AND FEDERAL AND STATE LAW MAKE IT MORE DIFFICULT FOR PERSONS TO MAKE OFFERS TO ACQUIRE CONTROL OF AMERICAN BANK INCORPORATED AND AMERICAN BANK

         In many cases, stockholders receive a premium for their shares when a company is purchased by another. However, state and Federal law, as well as provisions in our Articles of Incorporation and Bylaws, make it more difficult for anyone to purchase control of American Bank and American Bank Incorporated without approval of our Board of Directors.

OUR BOARD OF DIRECTORS OWNS A MAJORITY OF OUR OUTSTANDING SHARES AND WILL BE ABLE TO MAKE DECISIONS THAT YOU MAY OPPOSE

         Our directors and executive officers as a group own more than a majority of the shares of common stock. Accordingly, our directors and executive officers will own sufficient shares to determine the outcome of most matters that may be brought before the shareholders for a vote. This continued influence may negatively affect the price of the shares.

                  SELECTED FINANCIAL INFORMATION AND OTHER DATA

         The following tables set forth selected historical financial and other data of American Bank for the periods and at the dates indicated. In the opinion of management, all adjustments necessary for a fair presentation, consisting only of normal recurring adjustments, have been included in the information at September 30, 2001 and 2000 and for the nine months ended September 30, 2001 and 2000. The information is derived in part from, and should be read together with, the Financial Statements and Notes thereto of American Bank contained elsewhere in this prospectus.

                                                         AT SEPTEMBER 30,                      AT DECEMBER 31,
                                                  ---------------------------------   -------------------------------
                                                    2001        2000        2000         1999        1998        1997
                                                   ------      ------      ------      ------      ------       -----
                                                                           (IN THOUSANDS)
SELECTED FINANCIAL CONDITION DATA:
---------------------------------
Total assets....................................  $  353,928  $ 220,086   $ 244,256   $ 112,333   $  73,510   $  21,148
Loans receivable, net...........................    137,599     106,384     120,614      53,313      35,284       5,507
Securities available for sale...................    174,307      64,169      63,221      47,044      23,131       8,081
Securities held to maturity.....................     16,363      12,624      38,408       1,137         599       1,990
Deposits........................................    241,985     151,463     182,495      89,143      54,299      13,400
Short-term debt.................................         --          --          --       3,000          --          --
Long-term debt..................................     84,346       7,582      37,456       8,194       8,893          --
Stockholders' equity............................     25,381      22,450      23,255      11,620      10,024       7,681




                                                        FOR THE NINE MONTHS                 FOR THE YEAR ENDED
                                                          ENDED SEPTEMBER 30,                   DECEMBER 31,
                                                  --------------------------------    -------------------------------
                                                    2001        2000        2000        1999        1998        1997
                                                  --------    --------    --------    --------    --------    --------

                                                              (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
SELECTED OPERATING DATA:
------------------------
Total interest income...........................  $ 14,781    $  7,911    $ 11,916    $  6,087    $  2,705    $    481
Total interest expense..........................    10,009       4,874       7,535       3,478       1,384         126
                                                  --------    --------    --------    --------    --------    --------
Net interest income.............................     4,772       3,037       4,381       2,609       1,321         355
Provision for loan losses.......................       161         348         475         259         397         111
                                                  --------    --------    --------    --------    --------    --------
Net interest income after provision for loan         4,611       2,689       3,906       2,350         924         244
 losses.........................................  --------    --------    --------    --------    --------    --------

Fees and service charges........................        82          53          75          34          16           2
Net realized gain on sales of mortgage loans....       104          50          77          86         173          18
Other income....................................       128         173         214          73          15          --
                                                  --------    --------    --------    --------    --------    --------
Total other income..............................       314         276         366         193         204          20
Total other expenses............................     3,724       2,612       3,589       2,661       2,234       1,108
                                                  --------    --------    --------    --------    --------    --------
      Income (loss) before taxes on income           1,201         353         683        (118)     (1,106)       (844)
Taxes on income                                        265         128         254          --          --          --
                                                  --------    --------    --------    --------    --------    --------
Net income (loss)...............................  $    936    $    225    $    429    $   (118)   $ (1,106)   $   (844)
                                                  ========    ========    ========    ========    ========    ========
Dividend payout ratio ..........................        --          --          --          --          --          --
Earnings per share - basic......................  $   0.23    $   0.07    $   0.12    $  (0.05)   $  (0.60)   $  (0.79)
Earnings per share - diluted....................  $   0.23    $   0.06    $   0.12    $  (0.05)   $  (0.60)   $  (0.79)

PERFORMANCE RATIOS:
------------------
Return on assets (ratio of net income to              0.42%       0.21%       0.26%      (0.13)%     (2.34)%     (7.98)%
 average total assets)..........................
Return on equity (ratio of net income to              5.23%       2.00%       2.54%      (1.15)%    (12.49)%    (10.99)%
 average equity)................................
Interest rate spread information:
Average during period...........................      1.94%       2.58%       2.37%       2.60%       2.71%       2.07%
End of period...................................      2.01%       1.91%       1.97%       2.51%       2.25%       2.08%
Net interest margin (ratio of net interest
 income divided by average earning assets)......      2.19%       2.89%       2.73%       2.94%       3.22%       4.56%
Ratio of operating expense to average total
 assets.........................................      1.65%       2.35%       2.07%       2.88%       4.72%      10.48%
Ratio of average interest-earning assets to
 average interest-bearing liabilities...........    105.33%     106.72%     113.80%     108.61%      97.39%     116.25%

ASSET QUALITY RATIOS:
--------------------
Non-performing assets to total assets at end of
 period.........................................       --          --          --          --          --          --
Allowance for loan losses to non-performing
 loans..........................................      N/A         N/A         N/A         N/A         N/A         N/A
Allowance for loan losses to loans receivable,
 net............................................      1.08%       1.02%       1.02%       1.41%       1.42%       2.03%

CAPITAL RATIOS:
--------------
Stockholders' equity to total assets at end of
 period.........................................      7.17%      10.23%       9.52%      10.34%      13.63%      36.32%
Average stockholders' equity to average assets..      8.10%      10.91%      10.58%      11.02%      18.71%      76.51%

                        HOW WE INTEND TO USE THE PROCEEDS

         We expect our net proceeds from the issuance of the convertible trust preferred securities will be between $7.4 million and $9.9 million. We intend to contribute at least 50% of the net proceeds, or between $3.7 million and $5.0 million, to American Bank. We intend to use the net proceeds for general corporate purposes, including funding growth in assets and maintaining capital ratios within regulatory capital adequacy requirements. See "Capitalization" and
Note 17 to the Financial Statements included in this prospectus beginning on page F-1.

          We intend to initially invest the net proceeds in U.S. government agency securities, mortgage-backed securities and other investment-grade securities.

         We will consider opportunities that may arise from time to time to acquire other financial and related companies. We do not have any specific acquisition, merger or similar expansion plans at this time.

                               OUR DIVIDEND POLICY

         We have not paid a cash dividend since we began operations. We expect to retain our earnings to support growth and expansion. Therefore, we do not expect to pay a cash dividend in the foreseeable future.

                                 CAPITALIZATION

         The following table sets forth American Bank's capitalization as of September 30, 2001, and American Bank Incorporated's capitalization as adjusted to give effect to the sale of 750,000 and 1,000,000 shares of preferred securities and the acquisition of all of the issued and outstanding common stock of American Bank on January 2, 2001. The data does not include 188,000 shares of common stock issuable pursuant to outstanding stock options at an average exercise price of $8.19 per share.


                                                                                      PRO FORMA        PRO FORMA
                                                                                    CAPITALIZATION   CAPITALIZATION
                                                                                     BASED UPON        BASED UPON
                                                                                    THE SALE FOR      THE SALE FOR
                                                                                     $10.00 PER        $10.00 PER
                                                                                      SHARE OF          SHARE OF
                                                                    HISTORICAL         750,000         1,000,000
                                                                  CAPITALIZATION       SHARES            SHARES
                                                                  --------------    --------------    -------------
                                                                               (DOLLARS IN THOUSANDS)
Deposits(1)..................................................     $     241,985     $     241,985    $     241,985
Borrowings...................................................            84,346            84,346           84,346
                                                                  -------------     -------------    -------------
   Total deposits and borrowings.............................     $     326,331     $     326,331    $     326,331
                                                                  =============     =============    =============

Guaranteed preferred beneficial interest in junior subordinated
debentures                                                        $          --     $       7,500    $      10,000
                                                                  =============     =============    =============

Stockholders' equity:
Common stock, $2.50 par value per share, 10,000,000 shares authorized for
American Bank; $0.10 par value, 15,000,000 shares authorized for American Bank
Incorporated; shares to be
issued as shown..............................................     $      10,021     $         401    $         401
Additional paid-in capital...................................            14,939            24,559           24,559
Accumulated deficit .........................................              (702)             (702)            (702)
Unallocated ESOP shares, at cost (7,950 shares)..............              (100)             (100)            (100)
Accumulated other comprehensive income.......................             1,223             1,223            1,223
                                                                  -------------     -------------    -------------
   Total stockholders' equity................................     $      25,381     $      25,381    $      25,381
                                                                  =============     =============    =============
Total stockholders' equity as a percentage of total assets...              7.17%             7.02%            6.98%
                                                                  ==============    ==============   ==============

(1) Does not reflect withdrawals from deposit accounts for the purchase of preferred securities.

                 MARKET FOR OUR COMMON STOCK AND RELATED MATTERS

         Our common stock is listed for trading on the OTC Bulletin Board under the symbol "ABKA." As of January 31, 2002, we had six registered market makers, 684 stockholders of record (excluding the number of persons or entities holding stock in street name through various brokerage firms), and 4,000,563 shares outstanding.

         The following tables set forth market price and dividend information for the common stock since the completion of American Bank's public offering on June 15, 2000.

FISCAL YEAR ENDED
DECEMBER 31, 2002                        HIGH                         LOW                CASH DIVIDENDS DECLARED
-------------------------------------------------------------------------------------------------------------------
First Quarter (through
February 10, 2002)


FISCAL YEAR ENDED
DECEMBER 31, 2001                         HIGH                         LOW                CASH DIVIDENDS DECLARED
-------------------------------------------------------------------------------------------------------------------
Fourth Quarter                        $                           $                     $           --
Third Quarter                             12.50                        12.00                        --
Second Quarter                            12.00                        11.65                        --
First Quarter                             12.00                        11.84                        --

FISCAL YEAR ENDED
DECEMBER 31, 2000                        HIGH                         LOW                CASH DIVIDENDS DECLARED
-------------------------------------------------------------------------------------------------------------------
Fourth Quarter                        $   13.75                   $    13.63             $          --
Third Quarter                             15.00                        14.38                        --


                 MARKET FOR THE CONVERTIBLE PREFERRED SECURITIES

         We expect the convertible preferred securities to be listed for trading on the OTC Bulletin Board. There is no assurance that an active and liquid trading market will develop for the convertible preferred securities or, if developed, that such a market will be sustained. This may make it difficult to sell the convertible preferred securities after the rights offering and may have an adverse effect on the price at which the securities can be sold. In addition, the offering price of the convertible preferred securities has been determined by our board of directors, and the offering price may not represent what the market price will be following the offering.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

         This Prospectus contains "forward-looking statements" relating to future economic performance, plans, and objectives of management for future operations. It also contains projections of revenues and other financial items that are based on management's judgment, as well as information currently available to management. The words "judgment," "expect," "estimate," "anticipate," "will," "may," "continue," and "believe," as well as similar expressions, are intended to identify forward looking statements. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements and factors noted throughout this registration statement.

OPERATING STRATEGY

         We are implementing several strategies designed to enhance our profitability and return on stockholders' equity, consistent with safe and sound banking principles. These strategies include: (i) originating commercial, residential, and consumer loans in our local market; (ii) growing our portfolio of investment securities and purchased loans; (iii) maintaining asset quality;
(iv) providing a broad range of deposit and related services to consumers and businesses nationally through electronic delivery channels; and (v) maintaining delivery and operating expense ratios below those of peer financial institutions.

         ORIGINATING COMMERCIAL, RESIDENTIAL AND CONSUMER LOANS IN OUR LOCAL MARKET. Historically, we have emphasized commercial, consumer, and one- to four-family residential lending within our local service area, which includes Lehigh and Northampton counties, as well as portions of Berks, Bucks, Carbon, and Montgomery counties, Pennsylvania. We intend to continue to emphasize the origination and retention of a diversified portfolio of loans.

         GROWING OUR PORTFOLIO OF INVESTMENT SECURITIES AND PURCHASED LOANS. To complement our primary emphasis on commercial, residential and consumer lending in our local market, we intend to grow our portfolio of quality investment securities and purchased loans. In accordance with our investment policy, we have limited purchases of investment securities to U.S. Treasury, U.S. Government agency and agency-sponsored, U.S. Government agency guaranteed mortgage-backed, and investment grade corporate securities, typically with relatively short-term durations and/or maturities. At September 30, 2001, we owned approximately $47.1 million of purchased residential mortgage loans serviced by the seller. The purchase of loans in the secondary market provides both diversification and generally higher yields than are available from investment securities. These purchased loans are and will continue to be subject to our credit and/or underwriting standards applied to loans that are originated directly. We expect to continue to increase our portfolio of purchased loans.

         MAINTAINING ASSET QUALITY AS WE IMPLEMENT OUR LENDING STRATEGIES. At September 30, 2001, we had one delinquent loan and no non-performing assets. Our allowance for loan losses as of that date was approximately $1,508,000, or 1.08% of total loans. During the nine months ended September 30, 2001 and the years ended December 31, 2000 and 1999, we charged-off no loans. Our goal is to maintain our current emphasis and measurement of asset quality while continuing to grow our portfolio. To accomplish this objective, we intend to maintain our strict credit and underwriting standards.

         PROVIDING A BROAD RANGE OF DEPOSIT AND RELATED FINANCIAL SERVICES THROUGH ELECTRONIC DELIVERY CHANNELS. We intend to expand our presence as a premier provider of high-quality banking and e-commerce services over the Internet. We believe that the financial services industry has the greatest opportunity for market growth, and has one of the highest perceived levels of trust and available functionality, for delivery over the Internet. We will strive to provide a premier application of interactive financial resources for our customers through our current and potential future websites. To achieve our objective, we have created a dynamic Internet banking platform that offers our customers a convenient, secure, cost-efficient, and user-friendly medium for financial products and services. We have established and will continue to pursue strategic alliances and marketing programs with leading Internet financial service providers, such as discount online brokerage and insurance, to attract new customers and provide additional products to existing customers. We also intend to pursue business-to-business and business-to-consumer e-commerce marketing strategies through alliances with local and national entities. In addition to offering traditional financial products and services, we intend to expand our presence as a desired Internet destination in a manner complementary with the reputation of trust earned by the banking industry generally and American Bank in particular. We intend to capitalize on the increasing consumer use of the Internet by marketing pcbanker.com on a local and national basis.

         MAINTAINING DELIVERY AND OPERATING EXPENSE RATIOS BELOW THOSE OF PEER FINANCIAL INSTITUTIONS. We believe that we can provide a broad range of financial services more efficiently and economically to consumers and businesses nationally through electronic delivery channels, rather than through the further expansion of a traditional network of branch offices. By incorporating current technology and the resulting economies of scale, we can offer some of the best interest rates in the country on both deposit and loan products, delivered with a premier level of service. At the same time, we will continue to expand our local market presence as a traditional, full-service community bank. We believe that the combination of electronic access and delivery, a strong menu of products, attractive rates and pricing, and premier customer service will continue to differentiate, sustain and grow American Bank among the competition of banks and non-traditional financial service providers.

INTEREST SENSITIVITY

         We monitor and manage the pricing and maturity of our assets and liabilities in order to manage the potential adverse impact that changes in interest rates could have on its net interest income. One monitoring technique employed by us is the measurement of our interest sensitivity "gap," which is the positive or negative dollar difference between assets and liabilities whose interest rates may be repriced or which mature within a given period of time. We also employ financial modeling techniques to assess the impact that varying interest rates and balance sheet mix assumptions may have on net interest income. We attempt to manage interest rate sensitivity by, among other actions, repricing assets or liabilities, selling securities classified as available-for-sale, replacing an asset or liability at maturity, or adjusting the interest rate during the life of an asset or liability. Managing the amount of assets and liabilities repricing or maturing in the same time interval helps to control the risk and minimize the impact on net interest income of rising or falling interest rates. We evaluate interest sensitivity and formulate guidelines regarding asset generation and repricing, funding sources and pricing, and off-balance sheet commitments in order to manage interest rate risk within the our policy requirements.

         The following table illustrates our interest rate sensitivity, as well as the cumulative gap position, at September 30, 2001. Except as stated below, the amount of assets and liabilities shown which reprice or mature during a particular period were determined in accordance with the earlier of term to repricing or the contractual maturity of the asset or liability. Savings deposits and demand and NOW accounts do not have contractual maturities and are assumed to run off, or decay, at 7.5%, 7.5%, 7.5%, 15%, 37.5%, and 25% during the time-frames shown on the following table.

                                                                               SEPTEMBER 30, 2001
                                         ---------------------------------------------------------------------------------------
                                                                            MATURITIES AND REPRICINGS
                                             WITHIN                                                         OVER
                                             1 YEAR    1-2 YEARS   2-3 YEARS    3-5 YEARS    5-10 YEARS   10 YEARS       TOTAL
                                           ---------   ---------   ---------    ---------    ---------    ---------    ---------
                                                                     (DOLLARS IN THOUSANDS)
Interest-earning assets:
Interest bearing deposit with bank and
  Federal funds sold ..................... $   6,237   $      --   $      --   $      --    $      --    $      --    $   6,237
Loans receivable .........................    35,996       8,719      10,022      60,196        7,859       16,573      139,365
Mortgage-backed securities ...............    21,366       5,028      33,851       8,756        8,901           --       77,902
Investment securities ....................    68,541      26,434       8,687       4,269           --        2,984      110,915
Restricted investment in bank stock ......     4,945          --          --          --           --           --        4,945
                                           ---------   ---------   ---------   ---------    ---------    ---------    ---------
  Total interest-earning assets .......... $ 137,085   $  40,181   $  52,560   $  73,221    $  16,760    $  19,557    $ 339,364
                                           =========   =========   =========   =========    =========    =========    =========

Interest-bearing liabilities:
Savings deposits ......................... $  11,771   $   4,719   $   4,719   $   9,436    $  23,593    $  15,728    $  69,966
Demand and NOW deposits ..................     4,905       4,905       4,905       9,811       24,527       16,352       65,405
Certificates of deposit ..................    70,614       6,248       7,075       8,756           --           --       92,693
Borrowings ...............................    55,432         485         386      27,780          263           --       84,346
                                           ---------   ---------   ---------   ---------    ---------    ---------    ---------
  Total interest-bearing liabilities ..... $ 142,722   $  16,357   $  17,085   $  55,783    $  48,383    $  32,080    $ 312,410
                                           =========   =========   =========   =========    =========    =========    =========

Interest sensitivity gap ................. $  (5,637)  $  23,824   $  35,475   $  17,438    $ (31,623)   $ (12,523)   $  26,954
                                           =========   =========   =========   =========    =========    =========    =========
Cumulative interest sensitivity gap ...... $  (5,637)  $  18,187   $  53,662   $  71,100    $  39,477    $  26,954    $  26,954
                                           =========   =========   =========   =========    =========    =========    =========
Ratio of gap to total assets .............      (1.6)%       6.7%       10.1%        4.9%        (8.9)%       (3.6)%        7.6%
                                           =========   =========   =========   =========    =========    =========    =========
Ratio of cumulative gap to total assets ..      (1.6)%       5.1%       15.2%       20.1%        11.2%         7.6%         7.6%
                                           =========   =========   =========   =========    =========    =========    =========

         American Bank generally would benefit from increasing market rates of interest when it has an asset-sensitive gap and from decreasing market rates of interest when it is liability-sensitive. As of September 30, 2001, American Bank was liability sensitive over a time horizon of up to twelve months. This "negative gap" of $5.6 million within such time frame resulted principally from growth in transaction deposit accounts and six-month certificates of deposit used to fund increases in loans and securities. Management anticipates that American Bank will remain liability sensitive, and that this "negative gap" may increase, in the foreseeable future.

         A gap analysis is not a precise indicator of a financial institution's interest sensitivity position. Such an analysis presents only a static view of the timing of maturities and repricing opportunities, without taking into consideration that changes in interest rates do not affect all assets and liabilities equally. For example, rates paid on a substantial portion of core deposits may change contractually within a relatively short time frame, but those rates are viewed by management as significantly less interest-sensitive than market-based rates such as those paid on non-core deposits. Net interest income is also affected by other significant factors, including changes in the volume and mix of interest-earning assets and interest-bearing liabilities.

         We have not engaged in off-balance sheet hedges or other transactions that may be deemed "speculative," as that term is defined by various regulatory agencies, for the purpose of managing interest rate risk, and do not intend to do so in the foreseeable future.

         ANALYSIS OF RESULTS OF OPERATIONS. The largest component of net income for American Bank is net interest income, which is the difference between the income earned on assets and interest paid on deposits and borrowings used to support its assets. Net interest income is determined by the rates earned on our interest-earning assets and the rates paid on its interest-bearing liabilities, the relative amounts of interest-earning assets and interest-bearing liabilities, and the degree of mismatch and the maturity and repricing characteristics of its interest-earning assets and interest-bearing liabilities.

AVERAGE BALANCE SHEETS

         The following tables present for the periods indicated the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates. No tax-equivalent adjustments have been made. All average balances are monthly average balances.

                                                                              FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                                                       --------------------------------------------------------
                                         AT SEPTEMBER 30, 2001               2001                         2000
                                    -------------------------------    ------------------    -----------------------------------
                                                                       INTEREST                            INTEREST
                                                           AVERAGE      EARNED/                AVERAGE      EARNED/
                                                YIELD/   OUTSTANDING   ---------  YIELD/     OUTSTANDING   ----------  YIELD/
                                     BALANCE     RATE      BALANCE       PAID       RATE       BALANCE        PAID       RATE
                                   ----------   ------   ----------     -------   --------   ----------    ----------   -------
                                                                      (DOLLARS IN THOUSANDS)

Interest-Earning Assets:
Interest   bearing  deposits  and
Federal funds sold...............  $    6,237     3.02%  $    6,766     $   226       4.45%  $    3,778    $      156      5.50%
Loans receivable ................     137,599     7.65      128,584       7,648       7.93       70,341         4,217      7.96
Mortgage-backed securities.......      77,902     5.66       41,957       1,956       6.22       17,753           914      7.29
Investment securities............     112,767     5.70      109,209       4,748       5.80       46,770         2,556      6.86
Correspondent bank stock.........       4,945     6.75        4,067         203       6.65        1,368            68      6.68
                                   ----------   ------   ----------     -------   --------   ----------    ----------   -------
Total interest-earning assets ...     339,450     6.45%     290,583      14,781       6.78%     140,010         7,911      7.53%
                                   ----------   ------   ----------     -------   --------   ----------    ----------   -------

Interest-Bearing Liabilities:
Demand...........................      65,406     3.46%      62,049       1,541       3.31%      26,842           534      2.65%
Savings..........................      69,964     3.81       50,911       1,569       4.11       37,101         1,335      4.80
Time.............................      92,693     5.10       95,012       4,283       6.01       48,911         2,198      5.99
Borrowings.......................      84,346     4.84       67,908       2,616       5.14       18,339           807      5.87
                                   ----------   ------   ----------     -------   --------   ----------    ----------   -------
Total            interest-bearing                                        10,009
                                                                        -------
liabilities......................     312,409     4.44%     275,880                   4.84%     131,193         4,874      4.95%
                                   ----------   ------   ----------               --------   ----------    ----------   -------

Net interest income..............                                       $ 4,772                            $    3,037
                                                                        =======                            ==========
Net interest rate spread.........                 2.01%                               1.94%                                2.58%
                                                ======                            ========                              =======
Net earning assets...............  $   31,317            $   14,703                          $    8,817
                                   ==========            ==========                          ==========

Net yield on average
interest-earning assets.........                  2.28%                               2.19%                                2.89%
                                                ======                            ========                              =======

Ratio of interest-earning  assets
to interest-bearing liabilities..                             105.33%                               106.72%
                                                         ===========                         =============



                                                         FOR THE YEARS ENDED DECEMBER 31,
                                   -----------------------------------------------------------------------------------
                                                    2000                                      1999
                                   -------------------------------------     -----------------------------------------
                                                   INTEREST
                                    AVERAGE        INTEREST                       AVERAGE        INTEREST
                                  OUTSTANDING      EARNED/        YIELD/        OUTSTANDING       EARNED/        YIELD/
                                    BALANCE          PAID          RATE           BALANCE          PAID           RATE
                                   ----------     ---------    ---------     -------------     ----------     --------
                                                                  (DOLLARS IN THOUSANDS)

  Interest-Earning Assets:
  Interest bearing deposits
  and Federal funds sold.......    $    4,133     $     264         6.39%    $       8,505     $      484         5.69%
  Loans receivable.............        82,700         6,563         7.94            44,393          3,459         7.79
  Mortgage-backed securities...        18,982         1,269         6.69            11,091            691         6.23
  Investment securities........        52,962         3,717         7.02            23,827          1,391         5.84
  Correspondent bank stock.....         1,574           103         6.54               932             62         6.65
                                   ----------     ---------    ---------     -------------     ----------     --------
    Total interest-earning         $  160,351     $  11,916         7.43%    $      88,748     $    6,087         6.86%
     assets....................    ----------     ---------    ---------     -------------     ----------     --------



  Interest-Bearing Liabilities:
  Demand.......................    $   30,649     $     868         2.83%    $      15,132     $      259         1.71%
  Savings......................        38,127         1,844         4.84            34,500          1,606         4.65
  Time.........................        58,212         3,605         6.19            23,546          1,184         5.03
  Borrowings...................        21,901         1,218         5.56             8,534            429         5.03
                                   ----------     ---------    ---------     -------------     ----------     --------
    Total Interest-bearing         $  148,889     $   7,535         5.06%    $      81,712     $    3,478         4.26%
     liabilities...............    ----------     ---------    ----------    -------------     ----------     ---------


  Net interest income..........                   $   4,381                                    $    2,609
                                                  =========                                    ==========
  Net interest rate spread.....                                     2.37                                          2.60%
                                                               =========                                      ========
  Net earning assets...........    $   11,462                                $       7,036
                                   ==========                                =============

  Net yield on average
  interest-earning assets.....                                      2.73%                                         2.94%
                                                               =========                                      ========

  Ratio of interest-earning
  assets to interest bearing
  liabilities..................        107.70%                                      108.61%
                                   ==========                                ==============
[RESTUBBED]


                                          FOR THE YEARS ENDED DECEMBER 31,
                                      ----------------------------------------
                                                           1998
                                      -----------------------------------------
                                           AVERAGE         INTEREST
                                         OUTSTANDING        EARNED/      YIELD/
                                           BALANCE           PAID        RATE
                                      ------------     ------------  ---------
  Interest-Earning Assets:
  Interest bearing deposits
  and Federal funds sold.......       $      6,523     $        318       4.88%
  Loans receivable.............             20,779            1,582       7.61
  Mortgage-backed securities...              6,778              406       5.99
  Investment securities........              6,762              386       5.71
  Correspondent bank stock.....                216               13       6.01
                                      ------------     ------------  ---------
    Total interest-earning            $     41,058     $      2,705       6.59%
     assets....................       ------------     ------------  -----------



  Interest-Bearing Liabilities:
  Demand.......................       $      8,514     $         61       0.72%
  Savings......................             12,195              552       4.53
  Time.........................             13,141              679       5.17
  Borrowings...................              1,844               92       4.99
                                      ------------     ------------  ---------
    Total Interest-bearing            $     35,694     $      1,384       3.88%
     liabilities...............       ------------     ------------  ----------


  Net interest income..........                        $      1,321
                                                       ============
  Net interest rate spread.....                                           2.71%
                                                                     =========
  Net earning assets...........       $      5,364
                                      ============

  Net yield on average
  interest-earning assets.....                                            3.22%
                                                                     =========

  Ratio of interest-earning
  assets to interest bearing
  liabilities..................             115.03%
                                      =============

RATE/VOLUME ANALYSIS

         The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between the changes related to outstanding balances and those due to changes in interest rates. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (a) changes in volume (I.E., changes in volume multiplied by old rate) and (b) changes in rate (I.E., changes in rate multiplied by old volume). For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

                                      FOR THE NINE MONTHS ENDED          FOR THE YEAR ENDED             FOR THE YEAR ENDED
                                            SEPTEMBER 30,                    DECEMBER 31,                  DECEMBER 31,
                                             2001 V. 2000                    2000 V. 1999                 1999 V. 1998
                                  --------------------------------   -----------------------------  ---------------------------
                                    INCREASE/DECREASE                 INCREASE/DECREASE              INCREASE/DECREASE
                                        DUE TO            TOTAL            DUE TO           TOTAL        DUE TO          TOTAL
                                  ------------------    INCREASE/    -------------------  INCREASE/ -----------------  INCREASE/
                                    VOLUME     RATE     DECREASE      VOLUME     RATE    DECREASE    VOLUME     RATE    DECREASE
                                  ---------   ------   -----------   ---------   -------  --------  --------   ------   --------
                                                                        (DOLLARS IN THOUSANDS)
Interest-earning assets:
Interest bearing deposits and
 Federal funds sold.............  $     110   $  (40)  $        70   $    (274)  $    54  $   (220) $     97   $   69   $    166
Loans receivable................      3,457      (26)        3,431       3,035        69     3,104     1,747      130      1,877
Mortgage-backed securities......      1,167     (125)        1,042         524        54       578       258       27        285
Investment securities...........      3,065     (873)        2,192       1,994       332     2,326       974       31      1,005
Other...........................        136       (1)          135          43        (2)       41        43        6         49
                                  ---------   ------   -----------   ---------   -------  --------  --------   ------   --------
  Total interest-earning assets.      7,935    (1,065)       6,870       5,322       507     5,829     3,119      263      3,382
                                  ---------   -------  -----------   ---------   -------  --------  --------   ------   --------

Interest-bearing liabilities:
Demand deposits.................        700      307         1,007         368       241       609        70      128        198
Savings deposits................        477     (243)          234         171        67       238     1,010       44      1,054
Time deposits...................      2,071       14         2,085       2,091       330     2,421       538      (33)       505
Borrowings......................      2,182     (373)        1,809         739        50       789       330        7        337
                                  ---------   ------   -----------   ---------   -------  --------  --------   ------   --------
  Total interest-bearing
liabilities.....................      5,430     (295)        5,135       3,369       688     4,057     1,948      146      2,094
                                  ---------   ------   -----------   ---------   -------  --------  --------   ------   --------

Net Increase....................  $   2,505   $ (770)  $     1,735   $   1,953   $  (181) $  1,772  $  1,171   $  117   $  1,288
                                  =========   ======   ===========   =========   =======  ========  ========   ======   ========

COMPARISON OF FINANCIAL CONDITION AT SEPTEMBER 30, 2001 AND DECEMBER 31, 2000

         Total assets increased to $353.9 million at September 30, 2001 from $244.3 million at December 31, 2000, an increase of $109.6 million, or 44.9%. Investment securities increased by $89.0 million, or 87.6%, to $190.7 million at September 30, 2001 compared to $101.7 million at December 31, 2000. Loans outstanding increased by $17.0 million, or 14.1%, to $137.6 million at September 30, 2001, compared to $120.6 million at December 31, 2000. Cash and overnight investments decreased by $300,000, or (1.8)%, to $15.5 million at September 30, 2001 from $15.7 million at December 30, 2000.

         The growth in assets was funded by an increase in deposits of $59.5 million and an increase in borrowed money of $46.9 million of advances from the Federal Home Loan Bank of Pittsburgh.

         Loans receivable, net of allowance for loan losses and deferred origination fees and costs, at September 30, 2001 was $137.6 million, an increase of $17.0 million, or 14.1%, compared to the December 31, 2000 balance of $120.6 million. Loans receivable represented 38.9% of total assets at September 30, 2001, compared to 49.4% of total assets at December 31, 2000.

         Total deposits increased by $59.5 million, or 32.6%, to $242.0 million at September 30, 2001 from the December 31, 2000 balance of $182.5 million. Demand deposits increased $3.4 million, or 32.1%, to $13.9 million at September 30, 2001, from $10.6 million at December 31,2000. Interest-bearing checking accounts grew $26.0 million, or 65.8%, to $65.4 million, compared to $39.5 million at December 31, 2000. Savings, including money market accounts, increased $30.1 million, or 75.4%, to $70.0 million from the balance of $39.9 million at December 31, 2000. Total certificates of deposit increased by $128,000, or 0.1%, to $92.7 million from the December 31, 2000 balance of $92.6 million. The increase in deposits resulted from our paying higher than market rates on certain types of deposit accounts to attract new customers and the related banking relationships those customers bring.

COMPARISON OF OPERATING RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001 AND SEPTEMBER 30, 2000

         GENERAL. Our earnings depend primarily on our level of net interest income, which is the difference between interest earned on our interest-earning assets, consisting primarily of real estate loans, commercial business loans, consumer loans, investment securities and mortgage-backed securities, and the interest paid on interest-bearing liabilities, consisting primarily of deposits and borrowed funds. Net interest income is a function of our interest rate spread, which is the difference between the average yield earned on interest-earning assets and the average rate paid on interest-bearing liabilities, as well as a function of the average balance of interest-earning assets as compared to the average balance of interest-bearing liabilities. Our earnings also are affected by its level of service charges and gains on sale of assets, as well as its level of non-interest expenses, including salaries and benefits, occupancy, advertising, professional services, and other non-interest expenses.

         NET INCOME. For the nine months ended September 30, 2001, we reported net income of $936,000, or $.23 per diluted share, which represented an increase of $711,000, or 316.0%, from $225,000, or $.06 per diluted share for the nine months ended September 30, 2000. The increase in net income was primarily the result of an increase of $150.6 million in average earning assets in the nine months ended September 30, 2001, compared to the nine months ended September 30, 2000.

         NET INTEREST INCOME. Net interest income, which is the sum of interest and fees generated by interest-earning assets minus interest paid on deposits and other funding sources, is the principal source of our earnings. Net interest income increased by $1.7 million, or 56.7%, to $4.8 million for the nine months ended September 30, 2001, as compared to $3.1 million for the same period in 2000. Average interest-earning assets grew to $290.6 million at September 30, 2001, an increase of $150.6 million, or 107.6%, as compared to the average of $140.0 million at September 30, 2000. Average interest-bearing liabilities grew to $275.9 million at September 30, 2001, an increase of $144.7 million, or 110.3%, compared to the average of $131.2 million at September 30, 2000. The yield on average interest-earning assets was 6.78% for the nine months ended September 30, 2001, a decrease of 75 basis points from the yield of 7.53% for the nine months ended September 30, 2000. The cost of funds was 4.84% for the nine months ended September 30, 2001, a decrease of 11 basis points from the cost of 4.95% for the nine months ended September 30, 2000. The net interest margin (net interest income as a percentage or average interest-earning assets) was 2.19% for the nine months ended September 30, 2001, as compared to 2.89% for the same period in 2000, a decrease of 70 basis points. This decrease in the yield on earning assets resulted from the declining interest rate environment as the economy has slowed during the year 2001. The decrease in the cost of funds resulted from our reducing the rates paid on deposit accounts and new borrowings. The reduction in the rates paid for deposits and borrowings was the result of the decline in market rates in general. Our lowering rates at a slower pace than the decline in market rates during the current nine-month period, coupled with the fact that investment securities were purchased at more rapidly declining market rates, caused the net interest margin to contract during the period. Rapid changes in interest rates such as what has occurred during the year 2001, may have a negative impact on our net interest income in future quarters. The amount of this negative impact, if any, will be determined by various factors including, the extent of the continued decline, the prepayment of loans and our ability to further reduce rates on deposit accounts. Management believes, however, that given the maturity and re-pricing structure of our assets and liabilities at September 30, 2001, that any negative impact from changing rates can be counter-acted by changing asset deployment strategies and deposit pricing strategies.

         PROVISION FOR LOAN LOSSES. Management records a provision for loan losses in amounts that result in an allowance for loan losses sufficient to cover all potential net charge-offs and risks believed to be inherent in the loan portfolio. Management's evaluation includes such factors as past loan loss experience, economic conditions, delinquency statistics and re-evaluation of the credit quality of the loans in the portfolio. As a result of these evaluations, we recorded a provision of $161,000 for the nine months ended September 30, 2001 and a provision of $348,000 for the nine months ended September 30, 2000.

         Management will continue to record a provision for loan losses in an amount necessary to maintain the allowance for loan losses at a level deemed adequate to cover potential losses in the loan portfolio. Management considers the loan loss reserve to be adequate for the inherent risk of loss in its loan portfolio at September 30, 2001; however, there can be no assurance that future losses will not exceed the allowance for loan losses or that additional provisions for loan losses will be required in future periods.

         NON-INTEREST INCOME. Total non-interest income for the nine months ended September 30, 2001 increased $38,000, or 13.8%, to $314,000, compared to $276,000 for the nine months ended September 30, 2000. Service charges on deposit accounts increased to $82,000 for the first nine months of 2001, compared to $53,000 for the first nine months of 2000. The increase of $29,000, or 54.7%, was the result of increases in both the number of deposit accounts and the volume of activity within those accounts. Gain on sale of loans increased $54,000, or 108.0%, to $104,000 in 2001 compared to $50,000 in 2000. This increase reflected the increased activity in our residential real estate loan originations in the current nine-month period over the same period in the prior year. This increased activity was primarily the result of an increase in the volume of loan refinancing activity, resulting from the declining interest rate environment. Other non-interest income, comprised of income generated from other than deposit account service fees and gains and losses on the sale of loans and securities, decreased $44,000, or 25.6% to $128,000 for the nine months ended September 30, 2001, compared to $172,000 for the nine months ended September 30, 2000. This decrease was primarily the result of reimbursement of $98,000 of certain non-recurring costs by one of our vendors during the 2000 period. Excluding that reimbursement, other non-interest income for the nine months ended September 30, 2001 increased $54,000, or 73.0%, compared to the nine months ended September 30, 2000.

         NON-INTEREST EXPENSE. Total non-interest expense for the nine months ended September 30, 2001 increased $1.1 million, or 42.3%, to $3.7 million, as compared to $2.6 million for the nine months ended September 30, 2000. Our efficiency ratio (ratio of non-interest expense to the sum of net interest income and non-interest income) improved to 73.3% for the first nine months of 2001, as compared to 78.9% for the same period in 2000. Salaries and benefits for the nine months ended September 30, 2001 totaled $1.5 million an increase of $300,000, or 25.0%, as compared to the nine months ended September 30, 2000, primarily the result of an increase of ten employees. Net occupancy expense of $466,000 for the first nine months of 2001 increased $82,000, or 21.4%, from the same period one year earlier, due to our increasing the amount of space we rent. Professional fees increased by $83,000, or 112.4%, to $157,000 for the nine months ended September 30, 2001, compared to $74,000 for the nine months ended September 30, 2000. This increase was primarily due to legal, accounting and other consulting fees associated with our public registration filings and applications to form a bank holding company. Data processing expense of $601,000 increased by $307,000, or 104.4%, compared to $294,000 for the nine months ended September 30, 2000, the result of costs associated with upgrading our data systems and internet systems related to electronic banking and security. Other operating expense of $1.0 million for the nine months ended September 30, 2001 increased by $400,000, or 66.7%, from the nine months ended September 30, 2000. The largest variances in other operating expenses compared to the prior year were as follows: postage increased by $63,000, due to both increased volume and rates; supplies and printing expenses increased $47,000 in the first nine months of 2001 compared to the same period in 2000, the result of increased volume; product expense and item processing charges increased by $119,000, the result of increases in the number of accounts and the volume of activity associated with them; the Pennsylvania Bank Shares Tax increased $29,000 due to our having a higher level of capital in 2001 compared to 2000.

         INCOME TAX EXPENSE. Income tax expense for the nine months ended September 30, 2001, amounted to $265,000, an increase of $137,000 from the $128,000 incurred for the nine months ended September 30, 2000, due primarily to the increase in pretax income. Our effective tax rate for the first nine months of 2001 was 22.1%, as compared to 36.3% for the nine months ending September 30, 2000. The reduction in the effective tax rate reflected our ability to recognize deferred tax assets in the current period as a result of our continued profitability.

COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 2000 AND 1999

         Our total assets increased from $112.3 million at December 31, 1999, to $244.3 million at December 31, 2000, an increase of $132.0 million, or 117.5%. The increase in total assets was primarily attributable to increases in loans receivable (net of an increase in the allowance for loan losses) and investment securities of $67.3 million and $53.4 million, respectively. The increase in loans receivable was the result of originations of $7.3 million of commercial business loans, $15.2 million of commercial real estate loans, $5.6 million of one-to-four family residential real estate loans, and $3.9 million of consumer loans. In addition, we purchased $45.5 million of adjustable rate, one-to-four family residential real estate loans, and $2.3 million of participating interests in commercial real estate loans. These originations and purchases were partially offset by the sale of $4.9 million of one-to-four family, fixed rate residential real estate loans, and $639,000 of participating interests in commercial real estate loans.

         The increase in the securities portfolio was primarily due to the purchase of corporate notes and commercial paper, Federal agency notes, mortgage backed securities, and trust preferred securities.

         The growth in total assets was funded by an increase of $64.3 million in certificates of deposit, an increase of $27.9 million in interest bearing and non-interest bearing checking accounts, and an increase of $1.2 million in savings (including money market) accounts. In addition to deposits, American Bank increased its borrowings from the Federal Home Loan Bank of Pittsburgh by $26.3 million and raised $10.0 million in new capital through a public offering of common stock. Management plans to continue to utilize Federal Home Loan Bank of Pittsburgh advances in conjunction with deposit expansion to provide the necessary funding and liquidity for American Bank's continued growth. American Bank's maximum borrowing limit from the Federal Home Loan Bank of Pittsburgh as of December 31, 2000, was approximately $87.0 million, of which $37.5 million was drawn upon as of that date.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

         NET INCOME. Net income increased to $429,000, or $.12 per share, for the year ended December 31, 2000 from a loss of $118,000, or $(.05) per share, in 1999. This increase was primarily the result of an increase of $1.8 million in net interest income, which was partially off set by increases of $216,000 in the provision for loan losses, $928,000 in operating expenses, and $254,000 in income taxes.

         NET INTEREST INCOME. Net interest income increased by $1.8 million, or 69.2%, to $4.4 million for the year ended December 31, 2000, as compared to $2.6 million for the same period in 1999. Average interest-earning assets grew to $160.4 million at December 31, 2000, an increase of $71.7 million, or 80.8%, as compared to the average of $88.7 million at December 31, 1999. Average interest-bearing liabilities grew to $148.9 million at December 31, 2000, an increase of $67.2 million, or 75.8%, compared to the average of $81.7 million at December 31, 1999. The yield on average interest-earning assets was 7.43% for the year ended December 31, 2000 an increase of 57 basis points from the yield of 6.86% for the year ended December 31, 1999. The cost of funds was 5.06% for the year ended December 31, 2000, an increase of 80 basis points from the cost of 4.26% for the year ended December 31, 1999. The net interest margin (net interest income as a percentage or average interest-earning assets) was 2.73% for the year ended December 31, 2000, as compared to 2.94% for the same period in 1999, a decrease of 21 basis points. The increase in the yield on earning assets resulted from our being able to acquire loans and investments at rates higher than the rates on these assets in the prior year. This was the result of generally higher interest rates in the open market. The increase in the cost of funds resulted from our paying higher rates for deposits than its competition as a means to attract new customers and the related banking relationships those customers bring. In addition, we increased our borrowings from the Federal Home Loan Bank of Pittsburgh by $26.3 million during the year. These funds generally carry higher interest rates than customer deposits.

         PROVISION FOR LOAN LOSSES. During the year ended December 31, 2000, the provision for loan losses amounted to $475,000, an increase of $216,000, or 83.4%, over the $259,000 provision for the year ended December 31, 1999. This increase was primarily the result of an increase of $67.9 million, or 125.2%, in loans outstanding compared to the prior year.

         NON-INTEREST INCOME. Non-interest income for the year ended December 31, 2000, amounted to $366,000, an increase of $173,000, or 89.6%, over $193,000 for the year ended December 31, 1999. Service fees charged on deposit accounts increased $41,000, or 120.6%, from the prior year primarily due to the increase in total deposits of $93.4 million during the year. Gains realized on the sale of loans and securities decreased $24,000, or 23.8%, for the year ended December 31, 2000, from the prior year. Other non-interest income totaled $214,000, an increase of $156,000, or 269.0%, over the year ended December 31, 1999. The increase in non-interest income for the year ended December 31, 2000, includes $98,000 in non-recurring income realized through reimbursement of non-recurring costs by a vendor of American Bank.

         NON-INTEREST EXPENSE. Non-interest expense for the year ended December 31, 2000, totaled $3.6 million, an increase of $.9 million, or 34.9%, over the $2.7 million recognized in the year ended December 31, 1999. Significant components of this increase include, $468,000 of salaries and employee benefits, $71,000 of occupancy expenses, $115,000 of equipment and data processing expense, $43,000 of Pennsylvania bank shares tax expense, and $14,000 of loan origination and product management costs.

         INCOME TAX EXPENSE. The year ended December 31, 2000, was the first year American Bank generated taxable income and Federal income tax liability. American Bank recorded approximately $254,000 in income taxes or 37.1% of income before income taxes in the year ended December 31, 2000.

CAPITAL RESOURCES AND LIQUIDITY

         Our liquidity management objectives are to ensure the availability of sufficient cash flows to meet all financial commitments and to capitalize on opportunities for expansion. Liquidity management addresses the ability to meet deposit withdrawals on demand or at contractual maturity, to repay borrowings as they mature, and to fund new loans and investments as opportunities arise. Our primary sources of internally generated funds are principal and interest payments on loans receivable, cash flows generated from operations, and cash flows generated by investments. External sources of funds include increases in deposits and advances from the Federal Home Loan Bank of Pittsburgh.

         We monitor our liquidity position on an on-going basis and reports regularly to the Board of Directors the level of liquidity as compared to minimum levels established by Board policy. As of September 30, 2001, our level of liquidity was in excess of the minimum established by Board policy.

         American Bank is subject to various regulatory capital adequacy requirements promulgated by the Pennsylvania Department of Banking and the Board of Governors of the Federal Reserve System. Failure to meet minimum capital requirements can result in certain mandatory and, possibly, additional discretionary actions by regulators that, if undertaken, could have a direct material effect on American Bank's financial condition and results of operations. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, American Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices.

         Quantitative measures established by regulation to ensure capital adequacy require American Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier 1 capital to risk-weighted assets and Tier 1 capital to average assets. As of September 30, 2001, American Bank exceeded all applicable capital adequacy requirements.

         At September 30, 2001, American Bank's actual and required minimum capital ratios were as follows:

                                                                        REQUIRED FOR CAPITAL     REQUIRED TO BE CONSIDERED
                                                 ACTUAL                  ADEQUACY PURPOSES          "WELL CAPITALIZED"
                                           ---------------------         -------------------        -------------------
                                           AMOUNT        PERCENT         AMOUNT      PERCENT        AMOUNT      PERCENT
                                           ------        -------         ------      -------        ------      -------
                                                                       (DOLLARS IN THOUSANDS)
As of September 30, 2001:
Total Capital (to risk weighted assets)$   25,666         11.13%   $     18,441        8.00%   $    23,052       10.00%
Tier I Capital (to risk weighted assets)   24,158         10.48           9,221        4.00         13,831        6.00
Tier I Capital (to average assets)         24,158          7.39          13,083        4.00         16,364        5.00

IMPACT OF NEW ACCOUNTING STANDARDS

         In September 2000, the Financial Accounting Standards Board ("FASB") issued Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This Statement replaces Statement of Financial Accounting Standards ("SFAS") No. 125 of the same name. It revises the standards of securitizations and other transfers of financial assets and collateral and requires certain disclosures, but carries most of the provisions of SFAS No. 125 without reconsideration. SFAS No. 140 was originally to be effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001, however, certain provisions of the statement have been delayed until December 15, 2001. This statement is to be applied prospectively with certain exceptions. Other than these exceptions, earlier or retroactive application of its accounting provision is not permitted. We adopted the Statement on March 31, 2001. The adoption of the Statement did not have a significant impact on our financial condition or results of operations.

         In June of 2001, the Financial Accounting Standards Board issued Statement No. 141, "Business Combinations", and Statement No. 142, "Goodwill and Other Intangible Assets".

         Statement No. 141 requires all business combinations to be accounted for using the purchase method of accounting as use of the pooling-of-interests method is prohibited. In addition, this Statement requires that negative goodwill that exists after the basis of certain acquired assets is reduced to zero should be recognized as an extraordinary gain. The provisions of this Statement apply to all business combinations initiated after June 30, 2001.

         Statement No. 142 prescribes that goodwill associated with a business combination and intangible assets with an indefinite useful life should not be amortized but should be tested for impairment at least annually. The Statement requires intangibles that are separable from goodwill and that have a determinable useful life to be amortized over the determinable useful life. The provisions of this Statement will become effective for us in January of 2002.

         In June 2001, the Financial Accounting Standards Board issued Statement No. 143, "Accounting For Asset Retirement Obligations", which addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the related asset retirement costs. This Statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. This Statement will become effective for us on January 1, 2003.

         In August 2001, the Financial Accounting Standards Board issued Statement No. 144, "Accounting for the Impairment of or Disposal of Long-Lived Assets". This Statement supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions for the Disposal of a Segment of a Business". This Statement also amends ARB No. 51, "Consolidated Financial Statements". The provisions of this Statement will be effective for us on January 1, 2002.

         Adoption of these statements is not expected to have a material impact on the Bank's financial condition or results of operations.

                     BUSINESS OF AMERICAN BANK INCORPORATED

         American Bank Incorporated is a Pennsylvania corporation organized in January 2002 by American Bank for the purpose of becoming the holding company of American Bank. Following this stock offering, our only significant assets will be the capital stock of American Bank and the net proceeds we retain from the stock offering. Our business primarily consists of the business of American Bank.

                            BUSINESS OF AMERICAN BANK

GENERAL

         American Bank is a Pennsylvania chartered commercial bank with assets of $353.9 million, $137.6 million in loans and $242.0 million in deposits at September 30, 2001. Our office is located at 4029 West Tilghman Street, Allentown, Pennsylvania. Our telephone numbers are (888) 366-6622 and (610) 366-1800, and our primary Internet address is www.pcbanker.com. The information contained on our website is not incorporated by reference into this Prospectus.

         Except as otherwise indicated, the information in this Prospectus has been adjusted to reflect a two-for-one stock split effected and paid on December 31, 1999, to shareholders of record as of such date. All trademarks or service marks appearing herein are trademarks or service marks of American Bank.

         We commenced full-service banking activities in June 1997, and we operate from a 21,400 square-foot banking center and executive office in Allentown, Pennsylvania. Our local service area primarily includes Lehigh and Northampton counties, along with portions of Berks, Bucks, Carbon, and Montgomery counties, in Pennsylvania.

         Our principal business is attracting deposits from the general public and using those deposits, together with borrowings and other funds, to originate loans and to purchase investment securities. We offer a comprehensive menu of deposit and loan products for consumer, business, institutional, and governmental customers, including interest-bearing checking and money market accounts, savings accounts, certificates of deposit, and individual retirement accounts. We also engage in mortgage banking activities, which include the origination, purchase, and, in certain instances, subsequent sale of residential mortgage loans.

         Pcbanker.com (WWW.PCBANKER.COM), is the brand name for the Internet banking and financial services we provide. We deliver convenience through innovative technology, absent the restrictions of time and geography, by offering an expanding menu of real-time, web-browser based Internet banking services. As America's first "Nationwide Community Bank," we offer the convenience of Internet banking with the "old-fashioned" service expected from a traditional community bank. By incorporating current technology and the resulting economies of scale, we offer some of the best interest rates in the country on both deposit and loan products, delivered with a premier level of service.

         Through pcbanker.com, customers are able to obtain information on our products and services, submit deposit and loan account applications, access account data and perform transactions, all on a real-time basis, 24 hours a day, every day of the year, from any Internet-accessible location. Consumers may utilize free bill payment services, while business customers an evolving menu of cash management services.

LENDING ACTIVITIES

         American Bank concentrates its lending activities on commercial mortgage loans, commercial business loans, commercial construction loans and consumer loans, including home equity, home equity lines of credit, and conventional first mortgage loans secured by one- to four-family properties. A substantial portion of our loan portfolio is secured by commercial and residential real estate, either as primary or secondary collateral, located in its local market area.

LOAN PORTFOLIO COMPOSITION. The following information details the composition of our loan portfolio in dollar amounts and in percentages (before deductions for deferred fees and discounts, and allowance for losses) as of the dates indicated:

                                                                          AT DECEMBER 31,
                                        AT            ------------------------------------------------------
                                 SEPTEMBER 30, 2001             2000                      1999
                                 ------------------   ------------------------   -------------------------
                                 AMOUNT    PERCENT      AMOUNT        PERCENT      AMOUNT        PERCENT
                                 ------    --------   ----------    -----------  ----------    -----------
                                                         (DOLLARS IN THOUSANDS)
REAL ESTATE LOANS:
-----------------
Commercial(1)..................$.35,750       25.65%  $   29,183          23.89% $   16,726          30.83%
Residential(2)...................69,507       49.88       64,466          52.78      18,475          34.06
                                 ------    --------   ----------    -----------  ----------    -----------
   Total real estate loans......105,257       75.53       93,649          76.67      35,201          64.89
                                -------    --------   ----------    -----------  ----------    -----------
OTHER LOANS:
-----------
Consumer loans...................12,194        8.75       10,235           8.38       8,085          14.90
Commercial.......................21,915       15.72       18,264          14.95      10,959          20.21
                                 ------    --------   ----------    -----------  ----------    -----------
   Total other loans.............34,109       24.47       28,499          23.33      19,044          35.11
                                 ------    --------   ----------    -----------  ----------    -----------

Total loans receivable..........139,366      100.00%     122,148         100.00%     54,245         100.00%
                                -------    ========   ----------    ===========  ----------    ===========

LESS:
----
Deferred fees and premiums.......  (259)                    (292)                      (165)
Allowance for losses.............(1,508)                  (1,242)                      (767)
                                 ------               ----------                 ----------
   Total loans receivable, net.$137,599               $  120,614                 $   53,313
                               ========               ==========                 ==========
[RESTUBBED]
                                                        AT DECEMBER 31,
                                       --------------------------------------------------
                                                1998                        1997
                                       -----------------------    -----------------------
                                        AMOUNT        PERCENT      AMOUNT        PERCENT
                                       ----------    ---------    ----------    ---------
REAL ESTATE LOANS:
-----------------
Commercial(1)..................        $    7,127        30.83%   $    1,097        19.22%
Residential(2).................            17,417        34.06         3,542        62.04
                                       ----------    ---------    ----------    ---------
   Total real estate loans.....            24,544        64.89         4,639        81.26
                                       ----------    ---------    ----------    ---------
OTHER LOANS:
-----------
Consumer loans.................             4,945        14.90           881        15.43
Commercial.....................             6,360        20.21           189         3.31
                                       ----------    ---------    ----------    ---------
   Total other loans...........            11,305        35.11         1,070        18.74
                                       ----------    ---------    ----------    ---------

Total loans receivable.........            35,849       100.00%        5,709       100.00%
                                       ----------    =========    ----------    =========

LESS:
----
Deferred fees and premiums.....               (57)                       (91)
Allowance for losses...........              (508)                      (111)
                                       ----------                 ----------
   Total loans receivable, net.        $   35,284                 $    5,507
                                       ==========                 ==========

------------------------
(1) Commercial real estate loans include multi-family residential real estate loans.

(2) Residential real estate loans include one- to four-family real estate loans and residential construction loans.

         LOAN APPROVALS. Loan approvals are made in accordance with a policy that includes delegated authorities approved by the Board of Directors. Loans are approved at various management levels up to and including the Board of Directors, depending on the amount of the loan. Generally, loans of $500,000 or less may be approved by one or more authorized senior officers, as required by policy. Loans over $500,000 require approval by a Loan Committee or by the Board of Directors.

         COMMERCIAL REAL ESTATE LOANS. American Bank originates mortgage loans for the acquisition and refinancing of commercial real estate properties. At September 30, 2001, $35.8 million, or 25.65% of American Bank's total loan portfolio consisted of loans secured by commercial real estate properties, which include multi-family residential real estate loans. The majority of our commercial real estate loans are secured by office buildings, manufacturing facilities, distribution/warehouse facilities, and retail centers, which are generally located in our local market area. The interest rates for our commercial real estate loans generally adjust at one- to five-year intervals, and are typically renegotiated at the end of such period or automatically converted to a floating interest rate. The loans generally have a five-year term with an amortization period of no greater than twenty years. At September 30, 2001, the largest such loan had a balance of $1.9 million. At that date we had no commercial real estate loans that were delinquent in excess of 30 days.

         American Bank generally requires appraisals of properties securing commercial real estate loans. Appraisals are performed by an independent appraiser designated by American Bank, and all appraisals are reviewed by management. American Bank considers the quality and location of the real estate, the credit of the borrower, the cash flow of the project and the quality of management involved with the property.

         Loan-to-value ratios on our commercial real estate loans are generally limited to 80% of the appraised value of the secured property. As part of the criteria for underwriting commercial real estate loans, we generally impose a debt coverage ratio (the ratio of net operating income before payment of debt service compared to debt service) of not less than 1.2:1. It is also our general practice to obtain personal guarantees from the principals of our corporate borrowers on commercial real estate loans.

         Loans secured by commercial real estate typically have higher balances and are more difficult to evaluate and monitor and, therefore, involve a greater degree of credit risk than other types of loans. If the estimate of value proves to be inaccurate, the property may not provide us with full repayment in the event of default and foreclosure. Because payments on these loans are often dependent on the successful development, operation, and management of the properties, repayment of these loans may be affected by adverse conditions in the real estate market or the economy. American Bank seeks to minimize these risks by limiting the maximum loan-to-value ratio and strictly scrutinizing the financial condition of the borrower, the quality of the collateral, and the management of the property securing the loan. American Bank also generally obtains loan guarantees from financially capable parties based on a review of personal financial statements.

         MULTIFAMILY RESIDENTIAL REAL ESTATE LENDING. American Bank originates mortgage loans secured by multifamily dwelling units (more than four units). At September 30, 2001, $3.8 million, or 2.71% of our total loan portfolio consisted of loans secured by multifamily residential real estate (multi-family residential real estate loans are included in commercial real estate loans in the loan portfolio composition table above). The majority of our multifamily residential real estate loans are secured by apartment buildings located in the Bank's local market area. The interest rates for our multifamily residential real estate loans generally have interest rates that adjust at one- to five-year intervals, with the rate to be negotiated at the end of such term or to automatically convert to a floating interest rate. These loans generally have a five-year term with an amortization period of no more than twenty years. At September 30, 2001, the largest such loan had a balance of $975,000. At that date, we had no multifamily residential real estate loans that were delinquent in excess of 30 days.

         ONE- TO FOUR-FAMILY REAL ESTATE MORTGAGE LENDING. American Bank originates loans secured by first mortgages on existing or new construction, one-to-four family residences located in its local market area. American Bank purchases one-to-four family real estate loans, primarily adjustable rate mortgages, from other lenders. The loans purchased are of similar credit quality and meet substantially similar credit standards as loans American Bank originates. American Bank monitors this portfolio for geographic concentrations. At September 30, 2001, $69.5 million, or 49.88% of American Bank's total loans receivable, consisted of one- to four-family residential real estate and construction loans. American Bank originated $17.0 million, $5.6 million, and $14.5 million of one-to-four-family residential mortgage and construction loans for the nine months ended September 30, 2001 and the years ended December 31, 2000, and 1999 respectively. American Bank purchased adjustable rate one-to-four family residential mortgages of $20.3 million, $45.5 million, and $0 during the nine months ended September 30, 2001 and the years ended December 31, 2000 and 1999, respectively.

         At September 30, 2001, American Bank had no mortgage loans secured by one-to-four family real estate that were delinquent in excess of 30 days.

         Generally, our fixed-rate one-to-four family mortgage loans have maturities ranging from ten to 30 years and are fully amortizing, with monthly payments sufficient to repay the total amount of the loan with interest by the end of the loan term. Due to the inherent interest rate risk associated with holding long-term assets, we have historically sold a substantial portion of residential mortgage loans we originate. During the nine months ended September 30, 2001 and the years ended December 31, 2000 and 1999, American Bank sold $7.1 million, $4.9 million, and $9.8 million of fixed rate one-to-four family mortgage loans, respectively. However, depending on interest rates, we may keep fixed-rate mortgages in its portfolio. Our fixed-rate loans customarily include "due on sale" clauses, which give us the right to declare a loan immediately due and payable in the event the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan has not been paid in full.

         American Bank offers adjustable-rate mortgage ("ARM") loans at rates and terms competitive with market conditions. At September 30, 2001, $52.6 million, or 37.7% of our total loan portfolio, was subject to periodic interest rate adjustments. American Bank typically originates and purchases ARM loans primarily for its own portfolio. American Bank's ARM loans provide for an interest rate which may adjust every one to ten years based on the one-year U.S. Treasury constant maturity index. American Bank's ARM loans are typically based on up to a 30-year amortization schedule. For one-year ARM loans, American Bank qualifies the borrowers at the initial rate plus two percent. For all other ARM loans, American Bank qualifies the borrowers at the initial rate. American

Bank's current ARM loans do not provide for negative amortization. American Bank's ARM loans generally provide for initial, ongoing, and lifetime interest rate adjustments, and may offer discounted or "teaser" initial interest rates that may be more than 2% below the interest rate to which the loan would adjust at the first interest adjustment date, based on the market rates of interest at the time the loan was originated or purchased. The retention of ARM loans in our loan portfolio helps reduce our exposure to changes in interest rates.

         RESIDENTIAL CONSTRUCTION LENDING. American Bank originates residential construction loans to individuals who have a contract with an approved builder for the construction of their residence. As of September 30, 2001, $1.6 million, or 1.1%, of our total loan portfolio consisted of residential construction loans. American Bank's construction loans are generally secured by property located in our primary market area. Construction loans to individuals are generally originated pursuant to the same policy regarding loan-to-value ratios as are used in connection with loans secured by one- to four-family residential real estate. At September 30, 2001, American Bank had no residential construction loans that were delinquent in excess of 30 days.

         CONSUMER LENDING. American Bank originates a variety of consumer loans primarily on a secured basis. The loans are generally originated in our local market area; however, American Bank currently originates consumer loans, primarily home equity loans, throughout the Commonwealth of Pennsylvania through pcbanker.com. American Bank's business plan is for continued growth in originating and closing home equity loan products throughout the Commonwealth of Pennsylvania. Consumer loans include home equity loans, home equity lines of credit, loans secured by certificates of deposit, savings accounts and automobiles, and unsecured personal loans. American Bank's home equity loans are typically secured by a first or second mortgage on residential property, and have repayment terms ranging from one year to 15 years. American Bank's home equity lines of credit are also secured, typically by a first or second mortgage on residential property, and have variable interest rates that are tied to The Wall Street Journal prime lending rate (the "Prime Rate"), which may adjust daily, and generally mature in 15 years. Other consumer loans are made with fixed interest rates and have terms that generally do not exceed five years. At September 30, 2001, consumer loans amounted to $12.2 million, or 8.75% of the total loan portfolio. At that date, we had no consumer loans that were delinquent in excess of 30 days.

         At September 30, 2001, the largest component of the consumer loan portfolio consisted of fixed-rate home equity loans, which totaled $9.3 million, or 6.67% of the total loan portfolio. At September 30, 2001, outstanding balances of variable-rate home equity lines of credit totaled $2.0 million with total unused commitments of $2.2 million.

         American Bank views consumer lending as an important part of its business, as consumer loans generally have shorter terms and higher yields, thus reducing exposure to changes in interest rates. In addition, we believe that offering consumer loans helps to expand and create stronger ties to its customer base. Subject to market conditions, we intend to continue emphasizing consumer lending. Consumer loans entail greater credit risk than one- to four-family residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by rapidly depreciating assets. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss, or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower, beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's financial stability, and may be adversely affected by job loss, divorce, illness, or personal bankruptcy. Furthermore, the application of various Federal and state laws, including Federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans. In addition, home equity loans have greater credit risk than one- to four-family residential mortgage loans because they often are secured by mortgages subordinated to the existing first mortgage on the property, which may or may not hold.

         American Bank's underwriting procedures for consumer loans include an assessment of the applicant's credit history and the ability to meet existing and proposed debt obligations. Although the applicant's creditworthiness is the primary consideration, the underwriting process also includes a comparison of the value of the security, if any, to the proposed loan amount. American Bank generally underwrites and originates its consumer loans internally, which it believes limits its exposure to credit risks associated with loans underwritten or purchased from brokers and other external sources.

         COMMERCIAL LOANS. American Bank originates commercial loans, which are frequently secured by real estate, although the decision to grant a commercial loan depends primarily on the creditworthiness and cash flow of the borrower, and secondarily on the value of and ability to liquidate the collateral. American Bank generally requires annual financial statements and Federal tax returns from its corporate borrowers, and personal guarantees from the business principals. American Bank also generally requires an appraisal of any real estate that secures the loan. American Bank's portfolio of commercial business loans as of September 30, 2001, had a balance of $21.9 million, which represented 15.72% of the total loan portfolio. On that date, the largest such loan had a balance of $1.7 million. As of September 30, 2001, American Bank had one commercial business loan, with an unpaid balance of $5,000, that was delinquent in excess of 30 days.

         Commercial lending generally involves greater credit risk than residential mortgage or consumer lending, and involves risks that are different from those associated with commercial real estate lending. Although commercial loans may be collateralized by equipment or other business assets, the liquidation of collateral in the event of a borrower default may represent an insufficient source of repayment because equipment and other business assets may, among other things, be obsolete or of limited use. Accordingly, the repayment of a commercial loan depends primarily on the creditworthiness and projected cash flow of the borrower (and any guarantors), while liquidation of collateral is considered a secondary source of repayment.

         MATURITY OF LOAN PORTFOLIO. The following table sets forth certain information at December 31, 2000, regarding the dollar amount of loans maturing in our portfolio based on their contractual terms to maturity, but does not include scheduled payments or potential prepayments. Demand loans, and loans having no stated schedule of repayments and no stated maturity, are reported as becoming due within one year. Loan balances do not include undisbursed loan proceeds, unearned discounts, unearned income, and allowance for loans losses. Mortgages that have adjustable or renegotiable interest rates are shown as maturing in the period during which the contract is due. The table does not reflect the effects of possible prepayments or enforcement of due-on-sale clauses.

                                                            MULTI-FAMILY AND
                                                             COMMERCIAL REAL        CONSTRUCTION OR
                                    ONE- TO FOUR-FAMILY          ESTATE               DEVELOPMENT
                                   --------------------   -------------------    -------------------
                                              WEIGHTED               WEIGHTED               WEIGHTED
                                              AVERAGE                AVERAGE                AVERAGE
                                    AMOUNT       RATE      AMOUNT       RATE      AMOUNT      RATE
                                   ---------  ---------   --------   --------    --------   --------
                                                            (DOLLARS IN  THOUSANDS)
DUE DURING YEARS ENDING DECEMBER 31,
2001(1).......................     $   1,757       7.93%  $  6,899       8.91%  $   1,739       7.93%
2002 to 2005..................           359       8.56     18,987       8.44          --        --
2006 and beyond...............        60,611       7.62      3,297       8.11          --        --
                                   ---------  ---------   --------   --------    --------   --------
Total.........................     $  67,727       7.63% $  29,183       8.51%  $   1,739       7.93%
                                   =========  =========   ========   ========    ========   ========




                                            CONSUMER          COMMERCIAL BUSINESS          TOTAL
                                     ---------------------   -------------------    ------------------
                                                 WEIGHTED               WEIGHTED              WEIGHTED
                                                 AVERAGE                AVERAGE               AVERAGE
                                      AMOUNT        RATE      AMOUNT      RATE       AMOUNT     RATE
                                     ----------   --------   --------   --------    -------   --------
                                                          (DOLLARS IN  THOUSANDS)
DUE DURING YEARS ENDING DECEMBER 31,
2001(1).......................       $      333       9.14% $   4,865       9.53%  $ 15,593     8.89%
2002 to 2005..................            4,117       7.56      8,514       8.96     31,977     8.47
2006 and beyond...............            5,785       8.20      4,885       8.60     74,578     7.75
                                     ----------   --------   --------   --------    -------   --------
Total.........................       $   10,235      7.97%  $  18,264      9.02%   $122,148     8.08%
                                      =========   =======    ========   =======     =======   ========

-------------------
(1) Includes demand loans, loans having no stated maturity and overdraft loans.


         The total amount of loans due after December 31, 2001, that have predetermined interest rates is $52.0 million, while the total amount of loans due after this date that have floating or adjustable interest rates is $54.6 million.

         The following table shows our loan origination and repayment activities for the periods indicated.

                                                    NINE MONTHS ENDED SEPTEMBER 30,            YEARS ENDED DECEMBER 31,
                                                    ------------------------------      ---------------------------------------
                                                      2001            2000               2000            1999            1998
                                                     -------         -------            -------         -------         -------
                                                                                 (IN THOUSANDS)
ORIGINATIONS BY TYPE:
--------------------
Adjustable rate:
Real estate - one- to four-family .............      $ 1,000         $    --            $    --         $    --         $ 3,915
       - commercial ...........................        3,296           7,712             11,602           7,786           4,783
Non-real estate - consumer ....................            3             118                153               4               5
       - commercial ...........................        3,047           1,747              1,997           5,084           3,513
                                                     -------         -------            -------         -------         -------
Total adjustable-rate .........................        7,346           9,577             13,752          12,874          12,216
                                                     -------         -------            -------         -------         -------
Fixed rate:
Real estate - one- to four-family .............       15,968           7,030             10,574          14,467          21,247
       - commercial ...........................        3,779           2,363              3,568           2,198           1,603
Non-real estate - consumer ....................        3,692           2,644              3,759             198             300
       - commercial ...........................          791           3,812              5,298           3,352           2,473
                                                     -------         -------            -------         -------         -------
Total fixed-rate ..............................       24,230          15,849             23,199          20,215          25,623
                                                     -------         -------            -------         -------         -------
Total loans originated ........................       31,576          25,426             36,951          33,089          37,839
                                                     -------         -------            -------         -------         -------

Purchases:
Real estate - one- to four-family .............       20,320          37,004             45,522              --           6,771
       - commercial ...........................          288           2,047              3,320              --              --
                                                     -------         -------            -------         -------         -------
Total loans purchased .........................       20,608          39,051             48,842              --           6,771
                                                     -------         -------            -------         -------         -------

Sales and Repayments:
Real estate - one- to four-family .............        7,102           3,654              4,930           9,813          10,653
       - commercial ...........................        1,993             639                639           1,152              --
                                                     -------         -------            -------         -------         -------
Total loans sold ..............................        9,095           4,293              5,569          10,965          10,653
                                                     -------         -------            -------         -------         -------

Principal repayments ..........................       25,871           6,663             12,321           5,411           3,556
                                                     -------         -------            -------         -------         -------

Total reductions ..............................       34,966          10,956             17,890          16,376          14,209
                                                     -------         -------            -------         -------         -------

Net increase ..................................      $17,218         $53,521            $67,903         $16,713         $30,401
                                                     =======         =======            =======         =======         =======

PROBLEM ASSET CLASSIFICATION PROCEDURES

         NON-PERFORMING ASSETS AND DELINQUENCIES. When a borrower fails to make a required payment on a loan, American Bank attempts to cure the deficiency by contacting the borrower and seeking the payment. Late notices are mailed no more than 16 days after the payment is due. In most cases, deficiencies are cured promptly. If a delinquency continues, additional contact is made through written notice and immediate contact from an assigned account officer. American Bank will remain in continual contact with the borrower and, if needed, will attempt to work out a payment schedule acceptable to American Bank and the borrower. While American Bank generally prefers to work with borrowers to resolve such problems, American Bank will institute foreclosure or other proceedings, as necessary, to minimize any potential loss.

         Loans would generally be placed on non-accrual status if, in the opinion of management, principal or interest payments are not likely to be made in accordance with the terms of the loan agreement, or when principal or interest is past due more than 90 days. Interest accrued but not collected at the date the loan is placed on non-accrual status is reversed against income in the current period. Loans may be reinstated to accrual status when payments are less than 90 days past due and, in the opinion of management, collection of the remaining balance can be reasonably expected. The Board of Directors is informed monthly of the status of all loans delinquent more than 15 days.

         For the nine months ended September 30, 2001, we had one loan delinquent more than 30 days, no loans classified as non-performing or non-accrual, and no assets acquired in settlement of loans. During that same period, we did not foreclose on any loans.

         For the year ended December 31, 2000, we had one loan delinquent more than 30 days, no loans classified as non-performing or non-accrual, and no assets acquired in settlement of loans. During that same period, we did not foreclose on any loans.

         For the year ended December 31, 1999 we had no loans delinquent more than 30 days. In addition, we had no loans classified as non-performing or non-accrual. We had no assets acquired in settlement of loans, nor have we foreclosed on any loans.

         The following table sets forth our loan delinquencies by type, by amount and by percentage of type at September 30, 2001.


                                           LOANS DELINQUENT FOR:
                         --------------------------------------------------------------
                                                             90 DAYS AND OVER AND
                                 30-89 DAYS                    NONACCRUAL LOANS              TOTAL DELINQUENT LOANS
                         ------------------------------    -----------------------------    -----------------------------
                                                PERCENT                          PERCENT                         PERCENT
                                                OF LOAN                          OF LOAN                         OF LOAN
                          NUMBER     AMOUNT    CATEGORY    NUMBER     AMOUNT    CATEGORY    NUMBER    AMOUNT    CATEGORY
                         -------    -------    --------    -------    -------    -------    --------   -------   --------
                                                           (DOLLARS IN THOUSANDS)
REAL ESTATE LOANS:
-----------------
Commercial..............       1    $     5         .01%        --    $    --         --%          1    $    5        .01%
Residential............       --         --          --         --         --         --          --        --         --
                         -------    -------    --------    -------    -------    -------    --------   -------   --------
   Total real estate loans     1          5         .01%        --         --         --           1         5        .01%
                          ------    -------    --------    -------    -------    -------    --------   -------   --------


OTHER LOANS:
-----------
Consumer loans..........      --         --          --         --         --         --          --        --         --
Commercial..............      --         --          --         --         --         --          --        --         --
                         -------    -------    --------    -------    -------    -------    --------   -------   --------
Total other loans.......      --         --          --         --         --         --          --        --         --
                         -------    -------   ---------    -------    -------    -------    --------   -------   --------
Total delinquent loans..       1   $      5        .01%         --    $    --         --%          1   $     5        .01%
                         ========   =======   ========     =======    =======    =======    ========   =======   ========

         REAL ESTATE ACQUIRED IN SETTLEMENT OF LOANS. Real estate acquired by American Bank as a result of foreclosure or by deed in lieu of foreclosure would be classified as real estate acquired in settlement of loans until sold. At September 30, 2001, we had no real estate acquired in settlement of loans.

         RESTRUCTURED LOANS. Under Generally Accepted Accounting Principles, American Bank is required to account for certain loan modifications or restructurings as "troubled debt restructurings." In general, the modification or restructuring of a debt constitutes a troubled debt restructuring if American Bank, for economic or legal reasons related to the borrower's financial difficulties, grants a concession to the borrower that American Bank would not otherwise consider. Debt restructurings or loan modifications for a borrower do not necessarily always constitute troubled debt restructurings, and troubled debt restructurings do not necessarily result in non-accrual loans. American Bank had no restructured loans as of September 30, 2001.

         ASSET CLASSIFICATION. The Pennsylvania Department of Banking and Board of Governors of the Federal Reserve System have adopted various regulations regarding problem assets of banking institutions. The regulations require that each insured institution review and classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, regulatory examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets:
"Substandard," "Doubtful," and "Loss." "Substandard" assets have one or more defined weaknesses and are characterized by the distinct possibility that American Bank will sustain some loss if the deficiencies are not corrected. "Doubtful" assets have the weaknesses of "Substandard" assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions, and values questionable, and there is a high probability of loss, although the amount of such loss may not be determinable at such time. An asset classified as "Loss" is considered uncollectible and of such little value that continuance as an asset of American Bank is not warranted. If an asset or portion thereof is classified as "Loss", we must establish a specific allowance for loss for the amount of the portion of the asset classified as "Loss." All or a portion of general loan loss allowances established to cover possible losses related to assets classified "Substandard" or "Doubtful" can be included in determining our regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose us to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as "Special Mention" and monitored by us.

         At September 30, 2001, the aggregate amount of our assets classified as "Special Mention" and "Substandard" were $373,342 and $388,095, respectively. No assets were classified as "Doubtful," and no assets were classified as "Loss."

         ALLOWANCE FOR LOAN LOSSES. American Bank has established a systematic methodology for the determination of provisions for loan losses. The methodology is set forth in a formal policy and takes into consideration the need for an overall general valuation allowance as well as specific allowances that are tied to individual loans.

         In originating loans, American Bank recognizes that losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the collateral for the loan.

         The general valuation allowance is maintained to cover losses inherent in the loan portfolio. Management's periodic evaluation of the adequacy of the allowance is based on known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions, as such factors may be applicable. Specific valuation allowances are established to absorb losses on loans for which full collectibility cannot be reasonably assured.

         Our evaluation of the adequacy of the allowance for loan losses includes a review of all loans on at least a quarterly basis. For residential mortgage loans and consumer loans, the primary factors used to determine the adequacy of the allowance are delinquency, collateral value, general economic conditions and, where applicable, individual borrower information that is known to us. For commercial loans and commercial real estate loans the review includes financial performance of the borrower, payment history, collateral value, general economic conditions and more specific economic conditions affecting specific industries or business activities of the borrowers within the portfolio segments.

         The amount of the allowance for loan losses is determined by applying loss factors to the outstanding loans in the portfolio. The amount of the factor applied to the loans is dependent upon the type of loan and management's assessment of the relative risk associated with that loan type. The factors may change from time to time if conditions or events warrant such change. American Bank commenced operations in 1997, and as of September 30, 2001 had not charged off any loans. In addition, we have had very limited amounts of loan delinquencies. As a result we rely upon the past experience and knowledge of management, gained at other banking institutions where they have worked, as a basis for our past loss and delinquency criteria.

         At September 30, 2001 and December 31, 2000, American Bank had an allowance for loan losses of approximately $1,508,000 and $1,242,000, respectively. Management believes that the allowance for loan losses at September 30, 2001 and December 31, 2000, is adequate to absorb losses inherent in the portfolio. Although management believes that it uses the best information available to make such determinations, future adjustments to the allowance for loan losses may be necessary, and the results of operations could be significantly and adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while American Bank believes it has established its existing allowance for loan losses in accordance with Generally Accepted Accounting Principles, there can be no assurance that the Pennsylvania Department of Banking or Board of Governors of the Federal Reserve System, in reviewing American Bank's loan portfolio, will not request American Bank to increase its allowance for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that material increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect American Bank's financial condition and results of operations.

         The following table sets forth an analysis of American Bank's allowance for loan losses.

                                            NINE MONTHS ENDED                   YEARS ENDED
                                              SEPTEMBER 30,                     DECEMBER 31,
                                         ----------------------   -----------------------------------------------
                                            2001         2000        2000         1999         1998        1997
                                         ---------    ---------   ---------    ---------    ---------   ---------
                                                                   (DOLLARS IN THOUSANDS)

Balance at beginning period............  $   1,242    $     767   $     767    $     508    $     111   $      --
Provision for loan losses..............        160          348         475          259          397         111
Allowance recorded in connection with
  purchase of loan pools.................      106           --          --           --           --          --
                                         ---------    ---------   ---------    ---------    ---------   ---------
Balance at end of period...............  $   1,508    $   1,115   $   1,242    $     767    $     508   $     111
                                         =========    =========   =========    =========    =========   =========
Ratio of net charge-offs during the
  period to average loans outstanding
  during the period....................          0%           0%          0%           0%           0%          0%
                                         ==========   ==========  ==========   ==========   ==========  ==========
Ratio of net charge-offs during the
  period to average non-performing
  assets...............................          0%           0%          0%           0%           0%          0%
                                         ==========   ==========  ==========   ==========   ==========  ==========

         The distribution of our allowance for loan losses at the dates indicated is summarized as follows:

                                                                                    DECEMBER 31,
                                                       --------------------------------------------------------------------
                          SEPTEMBER 30, 2001                          2000                                1999
                    --------------------------------   ---------------------------------   --------------------------------
                                            PERCENT                            PERCENT                             PERCENT
                                            OF LOANS                           OF LOANS                            OF LOANS
                                LOAN        IN EACH                LOAN        IN EACH                 LOAN        IN EACH
                    AMOUNT OF   AMOUNTS     CATEGORY   AMOUNT OF   AMOUNTS     CATEGORY    AMOUNT OF   AMOUNTS     CATEGORY
                    LOSS        BY          TO TOTAL   LOSS        BY          TO TOTAL    LOSS        BY          TO TOTAL
                    ALLOWANCE    CATEGORY     LOANS    ALLOWANCE    CATEGORY     LOANS     ALLOWANCE    CATEGORY     LOANS
                    --------    --------    --------   ---------   ---------   ---------   --------    ---------   --------
                                                             (DOLLARS IN THOUSANDS)

Commercial........  $    328    $ 21,915       15.72%  $     274   $  18,264       14.95%  $    164    $   10,959      17.75%
Commercial
 mortgage.........       388      35,750       25.65         391      29,183       23.89        231        16,726      19.88
Residential
 mortgage.........       456      69,507       49.88         341      64,466       52.78        125        18,475      48.58
Consumer..........       134      12,194        8.75         107      10,235        8.38         84         8,085      13.79
Unallocated.......       202          --          --         129          --          --        163           --         --
                    --------    --------    --------   ---------   ---------   ---------   --------    ---------   --------

 Total............  $   1,508   $139,366      100.00%  $   1,242   $ 122,148      100.00%  $    767    $   54,245     100.00%
                    =========   ========    ========   =========   =========   =========   ========    ==========  =========


                                                DECEMBER 31,
                    -------------------------------------------------------------------
                                  1998                                1997
                    -------------------------------    --------------------------------
                                            PERCENT                            PERCENT
                                            OF LOANS                           OF LOANS
                                LOAN        IN EACH                 LOAN       IN EACH
                    AMOUNT OF   AMOUNTS     CATEGORY    AMOUNT OF   AMOUNTS    CATEGORY
                    LOSS        BY          TO TOTAL      LOSS      BY         TO TOTAL
                    ALLOWANCE    CATEGORY     LOANS     ALLOWANCE   CATEGORY     LOANS
                    ----------  ----------  -------    ---------    ---------  --------
Commercial........  $       95  $    6,360     17.75%  $      20    $     881      15.43%
Commercial
 mortgage.........          91       7,127     19.88          25        1,097      19.22
Residential
 mortgage.........         126      17,417     48.58          39        3,542      62.04
Consumer..........          52       4,945     13.79          22          189       3.31
Unallocated.......         144          --       --            5           --        --
                    ----------  ----------  -------    ---------    ---------  --------

 Total............  $      508  $   35,849    100.00%  $     111    $   5,709     100.00%
                    ==========  ==========  ========   =========    =========  =========

INVESTMENT ACTIVITIES

         Our securities portfolio is managed by our President and our Chief Financial Officer in accordance with a written investment policy of the Board of Directors that addresses strategies, types, and levels of permitted investments.

         At September 30, 2001, our securities portfolio equaled $190.7 million, or 53.87% of total assets. Our investment portfolio is comprised of mortgage-backed securities, U.S. government and agency securities, and corporate and trust preferred securities. At September 30, 2001, mortgage-backed securities amounted to $78.6 million, U.S. government and agency securities amounted to $58.8 million, corporate obligations amounted to $48.5 million, trust preferred securities amounted to $4.1 million, and restricted equity investments in correspondent banks amounted to $4.9 million.

         We classify securities as either available for sale or held to maturity based upon our intent and ability to hold such securities. Securities available for sale include debt and equity securities that are held for an indefinite period of time and are not intended to be held to maturity. Securities available for sale include securities that we intend to use as part of our overall asset/liability management strategy and that may be sold in response to changes in interest rates and resultant prepayment risk and other factors related thereto. Securities available for sale are carried at fair value, and unrealized gains and losses (net of related tax effects) on such securities are excluded from earnings but are included in stockholders' equity. Upon realization, such gains and losses will be included in our earnings. Investment securities and mortgage-backed securities that we have the positive intent and the ability to hold to maturity are classified as held to maturity. Securities held to maturity are carried at cost, and are adjusted for amortization of premiums and accretion of discounts over the estimated lives of the securities.

         Our securities portfolio composition is designed to provide a liquid portfolio, yet maximize yield on a risk-adjusted basis. The process by which we decide to acquire debt instruments, trust preferred securities, and corporate and municipal obligations is similar to that of underwriting a loan. We evaluate the potential credit risk associated with these types of investment instruments by becoming familiar with the institution, its earnings history, and its ability to meet its debt obligation.

         The amortized cost and approximate fair value of securities as of September 30, 2001, December 31, 2000 and 1999 are summarized as follows:

                                                                      AT SEPTEMBER 30, 2001
                                                ---------------------------------------------------------------
                                                                      GROSS           GROSS
                                                                   UNREALIZED       UNREALIZED
                                                AMORTIZED COST        GAINS           LOSSES        FAIR VALUE
                                                -------------    -------------    -------------   -------------
                                                                         (IN THOUSANDS)
Available for sale securities:
   U.S. Government agencies................     $      58,556    $         344    $         (64)  $      58,836
   Corporate notes.........................            45,158            1,335             (268)         46,225
   Mortgage backed securities..............            66,204              722              (19)         66,907
   Trust preferred obligations.............             1,983               --             (194)          1,789
   Other securities........................               553               --               (3)            550
                                                -------------    -------------    -------------   -------------
     Total.................................     $     172,454    $       2,401    $        (548)  $     174,307
                                                =============    =============    =============   =============

Held to maturity:
   Trust preferred obligations.............     $       2,316    $          71    $         (43)  $       2,344
   Corporate notes.........................             2,249              126               --           2,375
   Mortgage backed securities..............            11,698              196              (12)         11,882
   Other...................................               100               --               --             100
                                                -------------    -------------    -------------   -------------
     Total.................................     $      16,363    $         393    $         (55)  $      16,701
                                                =============    =============    =============   =============


                                                                      AT DECEMBER 31, 2000
                                                ---------------------------------------------------------------
                                                                      GROSS           GROSS
                                                                   UNREALIZED       UNREALIZED
                                                AMORTIZED COST        GAINS           LOSSES        FAIR VALUE
                                                -------------    -------------    --------------  -------------
                                                                         (IN THOUSANDS)
Available for sale securities:
   U.S. Government agencies................     $      27,168    $          74    $        (113)  $      27,129
   Corporate notes.........................            21,379              234              (55)         21,558
   Mortgage-backed securities..............            12,700               73             (105)         12,668
   Trust preferred obligations.............             1,979               --             (113)          1,866
                                                -------------    -------------    --------------  -------------
     Total.................................     $      63,226    $         381    $        (386)  $      63,221
                                                =============    =============    ==============  =============
Held to maturity:
   Trust preferred obligations.............     $       1,870    $          10    $        (155)  $       1,725
   Corporate notes.........................            23,157               51               --          23,208
   Mortgage-backed securities..............             8,281              177               --           8,458
   Other...................................             5,100               --               --           5,100
                                                -------------    -------------    -------------   -------------
     Total.................................     $      38,408    $         238    $        (155)  $      38,491
                                                =============    =============    ==============  =============



                                                                      AT DECEMBER 31, 1999
                                                ---------------------------------------------------------------
                                                                      GROSS           GROSS
                                                                   UNREALIZED       UNREALIZED
                                                AMORTIZED COST        GAINS           LOSSES        FAIR VALUE
                                                -------------    -------------    -------------   -------------
                                                                         (IN THOUSANDS)
Available for sale securities:
   U.S. Treasury securities................     $       1,000    $           1    $          --   $       1,001
   U.S. Government agencies................            18,630               --             (630)         18,000
   Corporate notes.........................            11,718                2             (131)         11,589
   Mortgage-backed securities..............            14,974               --             (414)         14,560
   Other securities........................             1,972               --              (78)          1,894
                                                -------------    -------------    -------------   -------------
     Total.................................     $      48,294    $           3    $      (1,253)  $      47,044
                                                =============    =============    =============   =============
Held to maturity:
   Trust preferred obligations.............     $       1,037    $          --    $         (84)  $         953
   Other...................................               100               --               --             100
                                                -------------    -------------    -------------   -------------
     Total.................................     $       1,137    $          --    $         (84)  $       1,053
                                                =============    =============    =============-  =============



                                                                      AT DECEMBER 31, 1998
                                                ---------------------------------------------------------------
                                                                      GROSS           GROSS
                                                                   UNREALIZED       UNREALIZED
                                                AMORTIZED COST        GAINS           LOSSES        FAIR VALUE
                                                -------------    -------------    -------------   -------------
                                                                         (IN THOUSANDS)
Available for sale securities:
   U.S. Treasury securities................     $       1,998    $          23    $          --   $       2,021
   U.S. Government agencies................            10,451                9              (18)         10,442
   Corporate notes.........................             1,966               --              (74)          1,892
   Mortgage-backed securities..............                --               --               --              --
   Other securities........................             8,742               51              (18)          8,775
                                                -------------    -------------    -------------   -------------
     Total.................................     $      23,157    $          83    $        (110)  $      23,130
                                                =============    =============    =============   =============
Held to maturity:
   Trust preferred obligations.............     $         499    $          --    $          --   $         499
   Other...................................               100               --               --             100
                                                -------------    -------------    -------------   -------------
     Total.................................     $         599    $          --    $          --   $         599
                                                =============    =============    =============   =============

         The amortized cost and fair value of securities as of September 30, 2001, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because the securities may be called or prepaid with or without any penalty.

                                                       HELD TO MATURITY                 AVAILABLE FOR SALE
                                                -------------------------------  --------------------------------
                                                AMORTIZED COST    FAIR VALUE      AMORTIZED COST    FAIR VALUE
                                                --------------  ---------------  ---------------  ---------------

Due in one year or less....................     $           --  $            --  $        49,613  $        49,735
Due after one year through five years......              2,249            2,375           51,091           52,380
Due after five years through ten years.....                 --               --            1,006            1,005
Due after ten years........................              2,416            2,444            4,540            4,280
Mortgage-backed securities.................             11,698           11,882           66,204           66,907
                                                --------------  ---------------  ---------------  ---------------
   Total...................................     $       16,363  $        16,701  $       172,454  $       174,307
                                                ==============  ===============  ===============  ===============

DEPOSIT ACTIVITIES AND OTHER SOURCES OF FUNDS

         Deposits are the major source of funds for our lending and investment activities. In addition, we also generate funds from loan principal repayments and prepayments, and from the maturities and cash flow of investment securities. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. Borrowings from the Federal Home Loan Bank of Pittsburgh may be used on a short-term basis to compensate for reductions in the availability of funds from other sources, or for long-term funding purposes. We have no other borrowing arrangements.

         Deposit instruments include NOW accounts, demand deposit accounts, money market accounts, statement savings accounts, and certificates of deposit. Deposit account terms vary, with the principal differences being the minimum balance deposit, early withdrawal penalties, and interest rate. American Bank reviews its deposit mix and pricing on a frequent basis. American Bank does not utilize brokered deposits, nor has it aggressively sought jumbo or other significant sources of certificates of deposit.

         American Bank believes it is competitive in the type of accounts and interest rates it offers on its deposit products. Commensurate with its Internet banking strategy, American Bank may seek to pay interest rates on deposits that are very competitive, typically in the top one percent (1%) of banks nationally. American Bank determines deposit interest rates based on a number of conditions, including rates paid by competitors, rates on U.S. Treasury securities, rates offered on various Federal Home Loan Bank of Pittsburgh advance programs, and the deposit growth rate American Bank is seeking to achieve.

         American Bank may use premiums to attract new deposit accounts. Such premiums would be reflected in an increase in American Bank's advertising and promotion expense, as well as its cost of funds. American Bank also plans to seek business checking accounts and to promote individual retirement accounts.

         The following table sets forth the dollar amount of deposits in the various types of deposit programs offered by American Bank as of the dates indicated.

                                                                                         DECEMBER 31,
                                                              ------------------------------------------------------------------
                                       SEPTEMBER 30, 2001             2000                    1999                   1998
                                     ---------------------    --------------------   ---------------------   -------------------
                                       AMOUNT      PERCENT      AMOUNT     PERCENT     AMOUNT      PERCENT    AMOUNT     PERCENT
                                     -----------  --------    ---------   --------   ---------    --------   ---------  --------
                                                                        (DOLLARS IN THOUSANDS)
TRANSACTIONS AND SAVINGS DEPOSITS:
---------------------------------
Demand, non-interest-bearing.......  $    13,922      5.75%   $  10,569       5.79%  $   6,358        7.13%  $   3,283      6.05%
Demand, interest-bearing ..........       65,406     27.03       39,452      21.62      15,798       17.72       8,188     15.08
Savings ...........................       69,964     28.91       39,909      21.87      38,723       43.44      22,795     41.98
                                     -----------  --------    ---------   --------   ---------    --------   ---------  --------

-----------------------------------
Total Non-Certificates.............      149,292     61.69    $  89,930      49.28      60,879       68.29      34,266     63.11
                                     -----------  --------    ---------   --------   ---------    --------   ---------  --------
CERTIFICATES:
------------
2.00-  3.99%.......................       14,579      6.03           --         --          --          --          --        --
4.00 -  5.99%......................       52,193     21.57       12,514       6.86      23,123       25.94      20,033     36.89
6.00 -  7.99%......................       25,921     10.71       80,051      43.86       5,141        5.77          --       --
                                     -----------  --------    ---------   --------   ---------    --------   ---------  -------
Total Certificates.................       92,693     38.31       92,565      50.72      28,264       31.71      20,033     36.89
                                     -----------  --------    ---------   --------   ---------    --------   ---------  --------
Total Deposits.....................  $   241,985    100.00%   $ 182,495     100.00%  $  89,143      100.00%  $  54,299    100.00%
                                     ===========  ========    =========   ========   =========    ========   =========  ========

         The following table indicates the amount of American Bank's certificates of deposit and other deposits by time remaining until maturity as of September 30, 2001.

                                                                            MATURITY
                                                ----------------------------------------------------------------
                                                3 MONTHS OR    OVER 3 TO    OVER 6 TO     OVER 12
                                                    LESS       6 MONTHS     12 MONTHS     MONTHS        TOTAL
                                                -----------   -----------  -----------  -----------  -----------
                                                                     (DOLLARS IN THOUSANDS)
Certificates of deposit less than $100,000.     $    16,591   $    14,020  $    26,162  $    19,083  $    75,856
Certificates of deposit of $100,000 or more           4,766         3,287        3,542        2,992       14,587
Public funds(1)............................           1,318           927           --            5        2,250
                                                -----------   -----------  -----------  -----------  -----------
Total certificates of deposit..............     $    22,675   $    18,234  $    29,704  $    22,080  $    92,693
                                                ===========   ===========  ===========  ===========  ===========

--------------
(1)      Deposits from governmental and other public entities.


         FEDERAL HOME LOAN BANK ADVANCES. American Bank has the ability to use advances from the Federal Home Loan Bank of Pittsburgh to supplement its funds and to meet deposit withdrawal requirements. The Federal Home Loan Bank of Pittsburgh provides various forms of advances, or secured credit, for member financial institutions. As a member of the Federal Home Loan Bank of Pittsburgh, American Bank is required to own capital stock in the Federal Home Loan Bank of Pittsburgh and is authorized to apply for advances on the security of such stock and certain of its mortgage loans and other assets (principally securities that are obligations of, or guaranteed by, the U.S. Government and government agencies), subject to certain creditworthiness standards. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit.

         The following table sets forth the maximum month-end balance and average monthly balance of Federal Home Loan Bank of Pittsburgh advances, for the periods indicated.

                             NINE MONTHS ENDED SEPTEMBER 30              YEARS ENDED DECEMBER 31,
                             -------------------------------  ---------------------------------------------------
                                 2001            2000             2000             1999               1998
                             -------------- ----------------  --------------   ---------------- -----------------
                                                           (DOLLARS IN THOUSANDS)
MAXIMUM BALANCE:
   FHLB advances...........  $    84,442    $    22,581      $    37,456     $    11,194        $     9,000

AVERAGE BALANCE:
   FHLB advances...........  $    68,105    $    18,334      $    21,901     $     8,534        $     1,844



         The following table sets forth certain information as to American Bank's borrowings at the dates indicated.

                                                                              DECEMBER 31,
                                                         ---------------------------------------------------
                                     SEPTEMBER 2001          2000               1999                1998
                                     --------------      -------------      -------------      -------------
                                                                (DOLLARS IN THOUSANDS)

   FHLB advances....................  $      84,346      $      37,456      $      11,194      $       8,893


   Weighted average interest rate
     of FHLB advances...............           4.84%              5.56%              5.01%              4.99%


COMPETITIVE MARKET

         American Bank competes for customers primarily in the full-service banking market in Lehigh and Northampton counties, Pennsylvania; and also in parts of the contiguous counties of Berks, Bucks, Carbon, and Montgomery, Pennsylvania.

         American Bank also competes in the Internet financial services market. In that market, our strength is our strong customer service.

PERSONNEL

         As of September 30, 2001, we had 40 full-time employees and 5 part-time employees. The employees are not represented by any collective bargaining group. We believe our relations with our employees are good.

DESCRIPTION OF PROPERTY

         The premises from which we operate is located at 4029 West Tilghman Street, Allentown, Pennsylvania. American Bank leases the premises for its principal office under a five-year operating lease agreement expiring November 2002. American Bank has the option to extend the lease agreement for five additional five-year lease terms. American Bank is responsible for its direct or proportionate share of real estate taxes, insurance, utilities, and maintenance and repairs on the building. The lessor, Frederick J. Jaindl, is Chairman and a principal shareholder of American Bank. The minimum lease payments due in 2002 under the original terms of the lease are $253,000.

LEGAL PROCEEDINGS

         There are no material pending legal proceedings to which American Bank is a party or to which any of their property is subject.

                           REGULATION AND SUPERVISION

         The following discussion of certain laws and regulations that are applicable to American Bank Incorporated and American Bank, as well as descriptions of laws and regulations contained elsewhere herein, summarizes the aspects of such laws and regulations which are deemed to be material to American Bank Incorporated and American Bank. However, the summary does not purport to be complete and is qualified in its entirety by reference to applicable laws and regulations. Any change in this regulation, whether by the Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking, the Board of Governors of the Federal Reserve System or Congress, could have a material adverse impact on American Bank Incorporated and American Bank and their operations.

AMERICAN BANK INCORPORATED

         HOLDING COMPANY ACQUISITIONS. American Bank Incorporated is a bank holding company within the meaning of the Bank Holding Company Act. Federal law generally prohibits a company, without prior Federal Reserve approval, from acquiring the ownership or control of any bank. In accordance with Board of Governors of the Federal Reserve System policy, American Bank Incorporated is expected to act as a source of financial strength to American Bank and to commit resources to support American Bank in circumstances where American Bank Incorporated might not do so absent such policy. Under the Bank Holding Company Act, American Bank Incorporated is subject to periodic examination by the Board of Governors of the Federal Reserve System and is required to file periodic reports of its operations and such additional information as the Board of Governors of the Federal Reserve System may require.

         On November 12, 1999, President Clinton signed into law the Gramm-Leach-Bliley Act (the "1999 Act") which repealed Depression-era laws that generally separated the business of banking from other financial services including the business of insurance and securities. From time to time other bills may be introduced in the United States Congress which could result in additional or in less regulation of the business of American Bank Incorporated and American Bank. It cannot be predicted at this time whether any such legislation actually will be adopted or how such adoption would affect the business of American Bank Incorporated or American Bank.

         BANK HOLDING COMPANY ACT ACTIVITIES AND OTHER LIMITATIONS. A bank holding company is a legal entity separate and distinct from its subsidiary bank or banks. Normally, the major source of a holding company's revenue is dividends a holding company receives from its subsidiary banks. The right of a bank holding company to participate as a stockholder in any distribution of assets of its subsidiary banks upon their liquidation or reorganization or otherwise is subject to the prior claims of creditors of such subsidiary banks. The subsidiary banks are subject to claims by creditors for long-term and short-term debt obligations, including obligations for Federal funds purchased and securities sold under repurchase agreements, as well as deposit liabilities. Under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, in the event of a loss suffered by the FDIC in connection with a banking subsidiary of a bank holding company (whether due to a default or the provision of FDIC assistance), other banking subsidiaries of the holding company could be assessed for such loss.

         The Bank Holding Company Act also prohibits a bank holding company, with certain exceptions, from acquiring more than 5% of the voting shares of any company that is not a bank and from engaging in any business other than banking or managing or controlling banks. Under the Bank Holding Company Act, the Board of Governors of the Federal Reserve System is authorized to approve the ownership of shares by a bank holding company in any company, the activities of which the Board of Governors of the Federal Reserve System has determined to be so closely related to banking or to managing or controlling banks as to be a proper incident thereto. In making such determinations, the Board of Governors of the Federal Reserve System is required to weigh the expected benefit to the public, such as greater convenience, increased competition or gains in efficiency, against the possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. A bank holding company that becomes a Financial Holding Company under the 1999 Act is permitted to engage in activities that are financial in nature or incidental to such financial activities. The 1999 Act lists certain activities that are considered financial in nature and permits the Board of Governors of the Federal Reserve System to expand that list to include other activities that are complementary to the activities on the preapproved list. The preapproved activities include (1) securities underwriting, dealing and market making; (2) insurance underwriting; (3) merchant banking; and (4) insurance company portfolio investments.

         The Board of Governors of the Federal Reserve System has by regulation determined that certain activities are closely related to banking within the meaning of the Bank Holding Company Act. These activities include operating a mortgage company, finance company, credit card company, factoring company, trust company or savings association; performing certain data processing operations; providing limited securities brokerage services; acting as an investment or financial advisor; acting as an insurance agent for certain types of credit-related insurance; leasing personal property on a full-payout, non-operating basis; providing tax planning and preparation services; operating a collection agency; and providing certain courier services. The Board of Governors of the Federal Reserve System also has determined that certain other activities, including real estate brokerage and syndication, land development, property management and underwriting of life insurance not related to credit transactions, are not closely related to banking and a proper incident thereto. However, under the 1999 Act certain of these activities are permissible for a bank holding company that becomes a Financial Holding Company.

         CAPITAL REQUIREMENTS. The Board of Governors of the Federal Reserve System has adopted capital adequacy guidelines for bank holding companies (on a consolidated basis) substantially similar to those of American Bank, discussed below. On a pro forma basis following completion of the offering, American Bank Incorporated's pro forma Tier 1 and total capital would exceed the Board of Governors of the Federal Reserve System's capital adequacy requirements.

         RESTRICTIONS ON TRANSACTIONS WITH AFFILIATES. Transactions between a bank and its "affiliates" are subject to quantitative and qualitative restrictions under Sections 23A and 23B of the Federal Reserve Act and FDIC regulations. Affiliates of a bank include, among other entities, the bank's holding company and companies that are controlled by or under common control with the bank.

         In general, the extent to which a bank or its subsidiaries may engage in certain "covered transactions" with affiliates is limited to an amount equal to 10% of the institution's capital and surplus, in the case of covered transactions with any one affiliate, and to an amount equal to 20% of such capital and surplus, in the case of covered transactions with all affiliates. In addition, a bank and its subsidiaries may engage in covered transactions and certain other transactions only on terms and under circumstances that are substantially the same, or at least as favorable to the bank or its subsidiary, as those prevailing at the time for comparable transactions with nonaffiliated companies. A "covered transaction" is defined to include a loan or extension of credit to an affiliate; a purchase of investment securities issued by an affiliate; a purchase of assets from an affiliate, with certain exceptions; the acceptance of securities issued by an affiliate as collateral for a loan or extension of credit to any party; or the issuance of a guarantee, acceptance or letter of credit on behalf of an affiliate.

         In addition, Sections 22(h) and (g) of the Federal Reserve Act place restrictions on loans to executive officers, directors and principal stockholders. Under Section 22(h), loans to a director, an executive officer and to a greater than 10% stockholder of a bank, and certain affiliated interests of either, may not exceed, together with all other outstanding loans to such person and affiliated interests, the bank's loans to one borrower limit (generally equal to 15% of the institution's unimpaired capital and surplus). Section 22(h) also requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as offered in comparable transactions to other persons and also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a bank to all insiders cannot exceed the institution's unimpaired capital and surplus. Furthermore, Section 22(g) places additional restrictions on loans to executive officers.

         FEDERAL SECURITIES LAWS. American Bank Incorporated has filed with the SEC a registration statement under the Securities Act of 1933 for the registration of the preferred securities to be issued pursuant to the conversion. American Bank Incorporated has already registered its common stock with the SEC under Section 12(g) of the Securities Exchange Act of 1934. American Bank Incorporated is subject to the proxy and tender offer rules, insider trading reporting requirements and restrictions, and certain other requirements under the Exchange Act.

         The registration under the Securities Act of the shares of preferred securities to be issued in the offering does not cover the resale of such shares. Shares of preferred securities purchased by persons who are not affiliates of American Bank Incorporated may be sold without registration. Shares purchased by an affiliate of American Bank Incorporated will be subject to the resale restrictions of Rule 144 under the Securities Act. If American Bank Incorporated meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of American Bank Incorporated who complies with the other conditions of Rule 144 would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (a) 1% of the outstanding shares of American Bank Incorporated or (b) the average weekly volume of trading in such shares during the preceding four calendar weeks.

AMERICAN BANK

         American Bank operates as a state-chartered commercial bank incorporated under the Pennsylvania Banking Code, and is a member bank of the Federal Reserve Bank of Philadelphia. As such, we are subject to extensive regulation and examination by the Pennsylvania Department of Banking and the Board of Governors of the Federal Reserve System, as well as by the Federal Deposit Insurance Corporation as the insurer of our deposit accounts. These regulatory authorities regulate or monitor all areas of our operations, including capital requirements, loans, interest rates, investments, borrowings, deposits, record keeping, security devices, issuances of securities, payment of dividends, interest rate risk management, acquisitions, mergers, establishment of branches, and corporate reorganizations. There are periodic examinations by the Pennsylvania Department of Banking and the Board of Governors of the Federal Reserve System to evaluate our compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulation, whether by the Pennsylvania Department of Banking, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, or Congress could have a material adverse impact on American Bank and its operations.

         FEDERAL DEPOSIT INSURANCE CORPORATION ASSESSMENTS. The depositors of American Bank are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation, up to applicable limits, and are subject to deposit premium assessments by the Bank Insurance Fund. Under the Federal Deposit Insurance Corporation's risk-based insurance system, Bank Insurance Fund assessed deposits have been subject to premiums which have varied, depending upon the institution's capital position and other supervisory factors.

         The Federal Deposit Insurance Corporation may terminate the deposit insurance of any insured depository institution, including American Bank, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition or has violated any applicable law, regulation, order, or any condition imposed by an agreement with the Federal Deposit Insurance Corporation. The Federal Deposit Insurance Corporation may also suspend deposit insurance temporarily prior to the hearing process for the permanent termination of insurance, if, among other things, the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the Federal Deposit Insurance Corporation. American Bank is not aware of any circumstances that would result in termination of its deposit insurance.

         CAPITAL REQUIREMENTS. The Board of Governors of the Federal Reserve System has promulgated regulations and adopted a statement of policy regarding the capital adequacy of state-chartered banks that are members of the Federal Reserve System. The Board of Governors of the Federal Reserve System's capital regulations establish a minimum 3% Tier 1 leverage capital requirement for the most highly-rated member banks, with an additional cushion of at least 100 to 200 basis points for all other state-chartered member banks, which effectively will increase the minimum Tier 1 leverage ratio for such other banks to 4% to 5% or more. The highest-rated banks are those that the Board of Governors of the Federal Reserve System determines are not anticipating or experiencing significant growth and have well diversified risk, including no undue interest rate risk exposure, excellent asset quality, high liquidity, good earnings, and, in general, which are considered a strong banking organization and are rated composite 1 under the Uniform Financial Institutions Rating System. Tier 1 or core capital is defined as the sum of common stockholders' equity (including retained earnings), non-cumulative perpetual preferred stock and related surplus, and minority interests in consolidated subsidiaries, minus all intangible assets other than certain qualifying supervisory goodwill and certain purchased mortgage servicing rights.

         The Board of Governors of the Federal Reserve System also requires that banks meet a risk-based capital standard, which requires the maintenance of total Tier 1 capital and supplementary (Tier 2) capital to risk-weighted assets of 8.0%, of which at least 4.0% shall be Tier 1 capital.

         In determining the amount of risk-weighted assets, all assets, plus certain off-balance sheet assets, are multiplied by a risk-weight of 0% to 100%, based on risks the Board of Governors of the Federal Reserve System believes are inherent in the type of asset or item. The components of Tier 1 capital are equivalent to those discussed above under the leverage capital standard. The components of supplementary capital include certain perpetual preferred stock, certain mandatory convertible securities, certain subordinated debt and intermediate preferred stock and general allowances for loan and lease losses. Allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of capital counted toward supplementary capital cannot exceed 100% of core capital. As of September 30, 2001, American Bank met each of its capital requirements.

         The Board of Governors of the Federal Reserve System, along with the other Federal bank regulatory agencies, adopted a regulation providing that the agencies will take account of the exposure of a bank's capital and economic value to changes in interest rate risk in assessing a bank's capital adequacy. According to the agencies, applicable considerations include the quality of American Bank's interest rate risk management process, the overall financial condition of American Bank and the level of other risks at American Bank for which capital is needed. Institutions with significant interest rate risk may be required to hold additional capital. The agencies also have issued a joint policy statement providing guidance on interest rate risk management, including a discussion of the critical factors affecting the agencies' evaluation of interest rate risk in connection with capital adequacy.

         A bank may be subject to higher minimum requirements than those described above if, for example, a bank has previously received special attention or has a high susceptibility to interest rate risk. Banks with capital ratios below the required minimum are subject to certain administrative actions, including prompt corrective action, the termination of deposit insurance upon notice and hearing, or a temporary suspension of insurance without a hearing.

         American Bank is also subject to more stringent Pennsylvania Department of Banking capital guidelines. Although not adopted in regulation form, the Pennsylvania Department of Banking utilizes capital standards requiring a minimum of 6% leverage capital and 10% risk-based capital. The components of leverage and risk-based capital are substantially the same as those defined by the Board of Governors of the Federal Reserve System. As of September 30, 2001, American Bank exceeded the Pennsylvania Department of Banking's capital guidelines.

         PROMPT CORRECTIVE ACTION. In addition to the capital adequacy guidelines, the Board of Governors of the Federal Reserve System is required to take "prompt corrective action" with respect to any state-chartered bank that does not meet specified minimum capital requirements. Federal regulations applicable to financial institutions establish five capital levels: "well capitalized," "adequately capitalized," "undercapitalized," "severely undercapitalized" and "critically undercapitalized."

o An institution is considered "well capitalized" if it has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater, and a leverage ratio of 5% or greater, and it is not subject to an order, written agreement, capital directive, or prompt corrective action directive to meet and maintain a specific capital level for any capital measure.

o An institution is considered "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, a Tier 1 risk-based capital ratio of at least 4% and leverage capital ratio of 4% or greater (or a leverage ratio of 3% or greater if the institution is rated composite 1 in its most recent report of examination, subject to appropriate Federal bank regulatory agency guidelines), and the institution does not meet the definition of an undercapitalized institution.

o An institution is considered "undercapitalized" if it has a total risk-based capital ratio that is less than 8%, a Tier 1 risk-based capital ratio that is less than 4%, or a leverage ratio that is less than 4% (or a leverage ratio that is less than 3% if the institution is rated composite 1 in its most recent report of examination, subject to appropriate Federal Banking agency guidelines).

o A "significantly undercapitalized" institution is one which has a total risk-based capital ratio that is less than 6%, a Tier 1 risk-based capital ratio that is less than 3%, or a leverage ratio that is less than 3%.

o A "critically undercapitalized" institution is one that has a ratio of tangible equity to total assets that is equal to or less than 2%.

         Under certain circumstances, a "well capitalized," "adequately capitalized," or "undercapitalized" institution may be treated as if the institution were in the next lower capital category.

         Federal banking regulators are authorized to take "prompt corrective action" with respect to capital-deficient institutions. In addition to requiring the submission of a capital restoration plan, Federal law contains broad restrictions on certain activities of undercapitalized institutions involving asset growth, acquisitions, branch establishment, and expansion into new lines of business. With certain exceptions, an insured depository institution is prohibited from making capital distributions, including dividends, and is prohibited from paying management fees to control persons (e.g., a holding company) if the institution would be undercapitalized after any such distribution or payment.

         As an institution's capital decreases, the powers of the Federal regulators become greater. A significantly undercapitalized institution is subject to mandated capital raising activities, restrictions on interest rates paid and transactions with affiliates, removal of management, and other restrictions. The regulators have very limited discretion in dealing with a critically undercapitalized institution and are in most cases required to appoint a receiver or conservator if the capital deficiency is not corrected promptly.

         ACTIVITIES AND INVESTMENTS OF INSURED STATE-CHARTERED BANKS. The activities and equity investments of Federal Deposit Insurance Corporation-insured, state-chartered member banks are generally limited to those that are permissible for national banks. Under regulations dealing with equity investments, an insured state bank generally may not directly or indirectly acquire or retain any equity investment of a type, or in an amount that is not permissible for a national bank unless the Federal Deposit Insurance Corporation has determined that such activities would pose no risk to the insurance fund of which it is a member and the bank is in compliance with applicable regulatory capital requirements. An insured state bank is not prohibited from, among other things, (a) acquiring or retaining a majority interest in a subsidiary, (b) investing as a limited partner in a partnership, the sole purpose of which is direct or indirect investment in the acquisition, rehabilitation, or new construction of a qualified housing project, provided that such limited partnership investments may not exceed 2% of the bank's total assets, and (c) acquiring up to 10% of the voting stock of a company that solely provides or reinsures directors', trustees', and officers' liability insurance coverage or bankers' blanket bond group insurance coverage for insured depository institutions.

         In addition, an insured state-chartered bank may not, directly, or indirectly through a subsidiary, engage as "principal" in any activity that is not permissible for a national bank, unless the Federal Deposit Insurance Corporation has determined that such activities would pose no risk to the insurance fund of which it is a member and the bank is in compliance with applicable regulatory capital requirements. Any insured state-chartered bank directly or indirectly engaged in any activity that is not permitted for a national bank must cease the impermissible activity.

         PENNSYLVANIA BANKING LAW. The Pennsylvania Banking Code contains detailed provisions governing the organization, location of offices, rights and responsibilities of directors, officers, employees, and depositors, as well as corporate powers, savings and investment operations, and other aspects of American Bank and its affairs. The Pennsylvania Banking Code delegates extensive rule making power and administrative discretion to the Pennsylvania Department of Banking so that the supervision and regulation of state-chartered commercial banks may be flexible and readily responsive to changes in economic conditions and in savings and lending practices.

         One of the purposes of the Pennsylvania Banking Code is to provide banks with the opportunity to be competitive with each other and with other financial institutions existing under other Pennsylvania laws and other state, Federal and foreign laws. A Pennsylvania bank may locate or change the location of its principal place of business and establish an office anywhere in the Commonwealth, with the prior approval of the Pennsylvania Department of Banking.

         The Pennsylvania Department of Banking generally examines each bank not less frequently than once every two years. The Pennsylvania Department of Banking may order any bank to discontinue any violation of law or unsafe or unsound business practice and may direct any trustee, officer, attorney or employee of a bank engaged in an objectionable activity, after the Pennsylvania Department of Banking has ordered the activity to be terminated, to show cause at a hearing before the Pennsylvania Department of Banking why such person should not be removed.

         RESTRICTIONS ON THE PAYMENT OF DIVIDENDS. Under Pennsylvania law, American Bank may pay dividends only out of accumulated net earnings and may not declare or pay any dividend requiring a reduction of our statutorily required surplus. As previously discussed, state and Federal regulatory authorities have adopted standards for the maintenance of adequate levels of capital by banks. Adherence to such standards further limits our ability to pay dividends. In addition, our regulators have authority to prohibit us from engaging in an unsafe or unsound practice in conducting our business. The payment of dividends, depending upon our financial condition, could be deemed to constitute such an unsafe or unsound practice. As of September 30, 2001, American Bank had no accumulated net earnings.

         LOANS TO ONE BORROWER. American Bank generally may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. Additional amounts may be lent if the loan is secured by specified collateral, such as obligations of, or guaranteed by, Federal or state governments or agencies thereof. As of September 30, 2001, American Bank was in compliance with its loans-to-one-borrower limitations.

         REGULATORY ENFORCEMENT AUTHORITY. Applicable banking laws include substantial enforcement powers available to Federal banking regulators. This enforcement authority includes, among other things, the ability to assess civil monetary penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

         American Bank is not subject to any cease-and-desist or removal orders, injunctive actions, civil money penalties or other enforcement actions.

         COMMUNITY REINVESTMENT ACT. The Community Reinvestment Act requires that, in connection with examinations of financial institutions, the Federal regulatory authorities evaluate the record of such financial institutions in meeting the credit needs of their local communities, including low- and moderate-income neighborhoods, consistent with the safe and sound operation of those institutions. These factors are also considered in evaluating mergers, acquisitions, and applications to open a branch or facility. American Bank received a "satisfactory" Community Reinvestment Act rating under the current Community Reinvestment Act regulations in its most recent examination by the Board of Governors of the Federal Reserve System.

         LENDING ACTIVITIES. Interest and certain other charges collected or contracted for by American Bank are subject to state usury laws and certain Federal laws concerning interest rates. American Bank's loan operations are also subject to certain Federal laws applicable to credit transactions, such as (a) the Federal Truth-In-Lending Act governing disclosures of credit terms to consumer borrowers, (b) the Home Mortgage Disclosure Act of 1975 requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the communities it serves, (c) the Equal Credit Opportunity Act prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit, (d) the Fair Credit Reporting Act of 1978 governing the use and provision of information to credit reporting agencies, (e) the Fair Debt Collection Act governing the manner in which consumer debts may be collected by collection agencies, and (f) the rules and regulations Federal agencies charged with the responsibility of implementing such Federal laws.

         DEPOSIT ACTIVITIES. The deposit operations of American Bank also are subject to (i) the Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records, and (ii) the Electronic Funds Transfer Act and Regulation E issued by the Board of Governors of the Federal Reserve System to implement that act, which govern automatic deposits to and withdrawals from deposit accounts and customers' rights and liabilities arising from the use of automated teller machines and other electronic banking services.

         These and any other proposed laws, rules, and regulations could force us to comply with more complex and perhaps more burdensome regulatory requirements, which could materially adversely affect our business, financial condition, results of operations, and cash flows.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The Boards of Directors of American Bank Incorporated and American Bank currently consists of seven members. The directors are divided into three classes with the members of each class serving three year terms. Three directors are in a class that has a term expiring in 2002. Three are in a class that has a term expiring in 2003. Two are in a class that has a term expiring in 2004. At each of our annual shareholder meetings, shareholders elect to fill the seats of those directors whose terms are expiring that year.

         The following table sets forth information regarding our directors and executive officers as of September 30, 2001:

                                                                     SHARES OF STOCK
                                                    DIRECTOR     TERM      BENEFICIALLY       PERCENT
       NAME             AGE     POSITIONS            SINCE     EXPIRES      OWNED(1)         OF CLASS
------------------   ------- -------------          ---------  ---------    -------------    -----------
                                            DIRECTORS

Frederick J. Jaindl(2)  74   Chairman                 1996       2003     2,166,312(3)(4)     53.4%
Mark W. Jaindl(2)       41   Vice Chairman,           1996       2002       438,499(5)        10.7%
                             President and CEO
David M. Jaindl(2)      45   Director                 1996       2003       409,774(3)(6)     10.1%
Elizabeth B. Gaul       57   Director                 1996       2002       112,318(3)(7)      2.8%
Arthur A. Haberberger   64   Director                 1996       2003       102,458(3)(8)      2.5%
Philip S. Schwartz      55   Director                 1996       2004       150,568(3)(9)      3.7%
Martin F. Spiro         67   Director                 1996       2004       219,404(3)(10)     5.5%

                               EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Eric W. Valaika         44   Secretary, Executive      n/a        n/a        32,312(11)           *
                             Vice President and COO
Sandra A. Berg          45   Senior Vice President,    n/a        n/a         5,450(12)           *
                             Retail Banking
Chris J. Persichetti    38   Senior Vice President,    n/a        n/a         3,590(13)           *
                             Senior Loan Officer
Harry C. Birkhimer      52   Treasurer, Vice           n/a        n/a         4,500(14)           *
                             President and
                             Chief Financial Officer
All directors and executive                                               3,527,749           83.8%
officers as a group (11 persons)

* Less than 1%.

(1) The shares "beneficially owned" by an individual include shares owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other shares as to which the individual has or shares voting or investment power, and shares that an individual may purchase under stock option(s) exercisable within 60 days.
(2)    Frederick J. Jaindl is the father of Mark W. Jaindl and David M. Jaindl.
(3) Includes 4,000 shares that can be acquired pursuant to the exercise of options.
(4) Includes 50,000 shares that can be acquired pursuant to warrants and 1,610,520 shares held by Jaindl Associates, LP, as to which Frederick J. Jaindl is a general partner.
(5) Includes 16,000 shares that can be acquired pursuant to the exercise of options and 31,000 shares that can be acquired pursuant to warrants. Also includes 78,289 shares and 39,146 shares that can be acquired pursuant to warrants, as to which Mark W. Jaindl is a co-trustee.
(6) Includes 25,000 shares that can be acquired pursuant to warrants. Also includes 78,289 shares, and 39, 146 shares that can be acquired pursuant to warrants, as to which David Jaindl is a co-trustee.
(7)    Includes 500 shares that can be acquired pursuant to warrants.
(8)    Includes 7,500 shares that can be acquired pursuant to warrants.
(9)    Includes 13,250 shares that can be acquired pursuant to warrants.
(10)   Includes 500 shares that can be acquired pursuant to warrants.
(11) Includes 26,000 shares that can be acquired pursuant to the exercise of options.
(12) Includes 5,000 shares that can be acquired pursuant to the exercise of options and 150 shares that can be acquired pursuant to warrants.
(13) Includes 2,000 shares that can be acquired pursuant to the exercise of options and 530 shares that can be acquired pursuant to warrants.
(14)   Includes 1,500 shares that can be acquired pursuant to warrants.

BIOGRAPHICAL INFORMATION

         The business experience of our directors and executive officers is as follows.

         FREDERICK J. JAINDL. Mr. Jaindl has served as Chairman of the Board of Directors and as a director of American Bank since 1996. Mr. Jaindl is the sole proprietor of Jaindl Turkey Farms, an agribusiness engaged in farming and raising turkeys. He is also President of Jaindl's, Inc., an agribusiness engaged in the processing and selling of turkeys. Mr. Jaindl has served on the Board of Directors of Kutztown Bank, First National Bank of Allentown and, most recently Sovereign Bancorp, Inc. In January 1988, Mr. Jaindl joined the Sovereign Board and on March 21, 1989, he became Chairman and served as Chairman until 1995. Mr. Jaindl is Chairman of Jaindl Land Company, a developer of prime residential, commercial and industrial land in eastern Pennsylvania. His other business interests also include Lehigh Ag Equipment, Inc., a John Deere sales and service center; Schantz Orchards, a grower and seller of fruit; and Lehigh Grains, Inc., a grain operation.

         MARK W. JAINDL. Mr. Jaindl has been the Vice Chairman, President and Chief Executive Officer of American Bank since 1996. He has also been a director of Massachusetts Fincorp, Inc., and its wholly owned subsidiary, Massachusetts Co-operative Bank since May 2000 and August 2000, respectively. He served as Chief Financial Officer of Jaindl Farms and Jaindl Land Company from May 1982 to October 1991 and again from June 1995 to October 1997. He served as a director of Pure World, Inc., the holding company for Pure World Botanicals, from October 1994 until October 2001. Mr. Jaindl has been a director of Continental Information Systems, Inc. since February 2000. Continental Information Systems is engaged in the sale and leasing of used commercial aircraft and aircraft engines and the development and commercialization of an "electronic execution portal business" for institutional securities traders.

         DAVID M. JAINDL. Mr. Jaindl has served as a director of American Bank since 1996. Mr. Jaindl has served since 1980 as the General Manager of Jaindl Turkey Farms, an agribusiness that has as its principal activities farming and raising turkeys. He is also Vice President of Jaindl's, Inc., an agribusiness engaged in the processing and selling of turkeys. Mr. Jaindl is President of Jaindl Land Company, a developer of prime residential, commercial and industrial land in eastern Pennsylvania. He is a partner in Schantz Orchards, a grower and seller of fruit; and serves as a Director of Lehigh Grains, Inc., a grain operation.

         ELIZABETH B. GAUL. Ms. Gaul has served as a director of American Bank since 1996. Ms. Gaul is Managing Partner and a principal of Arbee Limited Partnership and Manheim Investors, Wyomissing, Berks County, Pennsylvania, which specialize in private investments. She is also Manager and a principal of Arbee Delaware Business Trust, domiciled in Wilmington, Delaware. Ms. Gaul was previously Vice President and Assistant Secretary of American Security Bank, N.A., a former Washington, D.C. bank that is now part of Bank of America, with which she was affiliated for over 25 years. She currently serves as a director of Educators Mutual Insurance Life Insurance Company, Lancaster, Pennsylvania, and B&G Glass Services, Inc., Reading, Pennsylvania. Ms. Gaul is also a Board member of The Auxiliary of the Reading Hospital and Medical Center; Breast Cancer Support Services of Berks County and a Trustee of Charles Evans Cemetery.

         ARTHUR A. HABERBERGER. Mr. Haberberger has served as a director of American Bank since 1996. He most recently served as founder, Chief Executive Officer and director of American Equipment Leasing Company, Inc., Reading, Pennsylvania, until his retirement in 1999. Mr. Haberberger began his career in financial services with Horrigan American, Inc., Reading, and served as President, Chief Executive Officer and director from 1983 through 1996. Mr. Haberberger served as a director of Sovereign Bancorp, Inc., from 1989 to 1994. He also served as Chairman of and investor in American Real Estate Investment and Development Company, Chicago, Illinois, a real estate holding company, until 1999. Mr. Haberberger currently serves as a director of Educators Mutual

Insurance Life Insurance Company, Lancaster, Pennsylvania. He serves as Chairman of and an investor in B&G Glass Services, Inc., Reading, Pennsylvania; Chairman of and an investor in The Business Outlet, Inc., an office furniture and systems remanufacturer and seller in West Reading, Pennsylvania; and Chairman of and an investor in UAI Group, Inc., an engineering firm in Reading and Lancaster, Pennsylvania and Burlington, Vermont. Mr. Haberberger provides consulting services to a wide range of companies, and is a private investor in diverse enterprises.

         PHILLIP S. SCHWARTZ. Mr. Schwartz has served as a director of American Bank since 1996. Mr. Schwartz is President of Schwartz Heating & Plumbing, Inc., which specializes in plumbing installation for new construction. He also serves on the President's Council of Allentown College. Mr. Schwartz has been President of P & M Corporation, a land development corporation located in Whitehall, Pennsylvania since 1993. He also served on the PNC Bank Regional Board from 1993 until the fall of 1996.

         MARTIN F. SPIRO. Mr. Spiro has served as a director of American Bank since 1996. Mr. Spiro is an investor in bank and thrift stocks. From 1990 until 1994, Mr. Spiro was a director of VSB Bancorp, Inc. in Closter, New Jersey when it was acquired by UJB Financial. From 1990 until 1992, Mr. Spiro was a director of Flagship Financial Corp. in Jenkintown, Pennsylvania, when it was acquired by PNC Financial.

         ERIC W. VALAIKA. Mr. Valaika has been employed by American Bank as Executive Vice President since 1997, initially as Chief Financial Officer, and since 1999 as Chief Operating Officer. He has 18 years of progressive bank management experience. Mr. Valaika began his career in 1978 with Coopers & Lybrand (now PricewaterhouseCoopers, L.L.P.). He was Executive Vice President of Sterling Bank, Mount Laurel, New Jersey from June 1991 until February 1997, and previously served in senior management positions with Trustees Private Bank and its wholly owned subsidiary, Pennsylvania Trust Company, as well as Industrial Valley Bank, a Philadelphia, Pennsylvania bank that is now part of First Union Corporation, and Girard Bank, acquired by Mellon Bank.

         HARRY C. BIRKHIMER. Mr. Birkhimer has been employed by American Bank as Vice President and Chief Financial Officer since 1999. He is a Certified Public Accountant. From 1991 to 1998 he was Chief Financial Officer of Indiana First Savings Bank, Indiana, Pennsylvania.

         SANDRA A. BERG. Ms. Berg has been employed by American Bank since 1997 as Senior Vice President of Retail Banking. She has over 25 years of retail banking and branch management experience. Ms. Berg was previously an Assistant Vice President and Branch Manager with PNC Bank.

         CHRIS J. PERSICHETTI. Mr. Persichetti has been employed by American Bank since 1999 as Senior Vice President and Senior Loan Officer. He has 15 years of banking and commercial lending experience. Mr. Persichetti was previously Vice President with PNC Bank.

DIRECTOR COMPENSATION

         Directors who are not employees of American Bank began receiving fees for their services in August of 2001. Each director receives $300 for attendance at Board meetings and $100 for attendance at Committee meetings. For the nine months ended September 30, 2001, directors as a group received $4,300 in fees for their services. Prior to August of 2001, directors received no cash compensation for their services. Under the Stock Option Plan, beginning in 1999 each non-employee director receives an annual option grant of 2,000 shares of common stock. At September 30, 2001, options to purchase 36,000 shares of common stock had been granted to non-employee directors at an average exercise price of $8.04 per share.

EXECUTIVE COMPENSATION

         The table below identifies the Chief Executive Officer and other executive officers of American Bank, whose total annual cash compensation paid during the fiscal year ended December 31, 2000 exceeded $100,000.


                                         ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                               ------------------------------------     ------------------------------------
                                                                        RESTRICTED     SECURITIES
                                                       OTHER ANNUAL       STOCK       UNDERLYING                 ALL OTHER
POSITION                YEAR    SALARY        BONUS    COMPENSATION      AWARDS     OPTIONS/SARS(#)  PAYOUTS    COMPENSATION
--------                ----    ------        -----    ------------      ------     ---------------  -------    ------------
Mark W. Jaindl,         2000   $ 148,077    $  13,134        --             --           30,500        --           --
President and Chief     1999     120,673       15,000        --             --           26,000        --           --
Executive Officer       1998     103,846       10,000        --             --           24,000        --           --
----------------------

                        2000     102,308       15,279        --             --            8,500        --           --
Eric W. Valaika,        1999      94,654       10,250        --             --            7,000        --           --
Executive Vice          1998      92,471        7,500        --             --           14,000        --           --
President and Chief
Operating Officer

EMPLOYMENT CONTRACTS

         American Bank has entered into employment agreements with its President and Chief Executive Officer, and Executive Vice President and Chief Operating Officer, which are for a three-year and a one-year term, respectively, and automatically extend by one day for each day of the contract term. American Bank can terminate the executive's employment for cause at any time without obligation under the agreement. If employment is terminated without cause or following a change in control, the Bank shall pay the executive's salary for the remaining term of the agreements. The agreements include restrictions on competition and confidentiality following termination of employment.

INCENTIVE COMPENSATION

         Incentive compensation bonuses paid to executive officers, other officers, and staff are determined and paid at the sole discretion of the Board of Directors, typically on an annual basis. Total incentive compensation bonuses paid to all employees was $65,000, $51,300 and $36,100 for the years 2000, 1999, and 1998, respectively.

EMPLOYEE BENEFIT PLANS

         NON-QUALIFIED STOCK OPTION PLAN. American Bank has a Non-Qualified Stock Option Plan that includes officers and independent directors. The Non-Qualified Stock Option Plan covers 250,000 shares of common stock. Options granted under this plan will have an option price at least equal to the fair market value of the common stock on the date of the grant. Options available for grant at December 31, 2000, were 74,000. The weighted-average remaining contractual life of the above options at December 31, 2000, is approximately 9.2 years. Refer to Footnote 13 to the financial statements.

         EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. We have established an employee stock ownership plan. Employees with at least one year of employment with American Bank and who have attained age 21 are eligible to participate. The employee stock ownership plan currently does not own any shares of common stock. The employee stock ownership plan intends to purchase shares of common stock from time to time with contributions to be made by the Bank. It may also borrow funds to purchase common stock. Collateral for any loan will be the common stock purchased by the employee stock ownership plan.

         Participants in the employee stock ownership plan will receive credit for vesting purposes for each calendar year of continuous employment with American Bank in which the employee completed 1,000 hours of service prior to the effective date of the employee stock ownership plan. A participant is 20% vested in his/her benefits after three years of service and in an additional 20% for each subsequent year until a participant is 100% vested after seven years. A participant is also 100% vested in his benefits upon normal retirement (as defined in the employee stock ownership plan), early retirement, disability or death. A participant who terminates employment before becoming fully vested will forfeit his or her non-vested benefits under the employee stock ownership plan. Benefits will be payable in the form of common stock and cash or, at the election of the participant, in common stock only or cash only, upon separation from service. American Bank's contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits, and, therefore, benefits payable under the employee stock ownership plan cannot be estimated.

         In connection with the establishment of the employee stock ownership plan, American Bank appointed a committee of non-employee directors to administer the employee stock ownership plan, and to appoint a trustee. The employee stock ownership plan trustee, subject to its fiduciary duty, must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of participating employees. Under the employee stock ownership plan, nondirected shares, and shares held in the suspense account, will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.

                                    OWNERSHIP

         The following table sets forth information as of September 30, 2001, with respect to persons known by American Bank Incorporated to be the beneficial owners of more than five percent (5%) of its common stock and with respect to common stock beneficially owned by all directors and executive officers of American Bank Incorporated as a group.

                                                      NUMBER OF SHARES OF
                                                          COMMON STOCK
   NAME AND ADDRESS OF BENEFICIAL OWNER                BENEFICIALLY OWNED(1)     PERCENT OF CLASS
-----------------------------------------             ---------------------     ------------------

        Frederick J. Jaindl(2)                           2,166,312                    53.4%
        3150 Coffeetown Road
        Orefield, PA 18069

        Mark W. Jaindl(2)                                  438,499                    10.7%
        1964 Diehl Court
        Allentown, PA 18104

        David M. Jaindl(2)                                 409,774                    10.1%
        3150 Coffeetown Road
        Orefield, PA 18069

        Martin F. Spiro                                    219,404                     5.5%
        1224 Main Street
        Allentown, PA 18104

        All directors and executive officers             3,527,749                    83.8%
        as a group (11 persons)

-----------------------
(1) Shares "beneficially owned" include shares owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other shares as to which the individual has or shares voting or investment power, and shares that the individual may purchase under stock option(s) exercisable within 60 days.
(2)  Frederick J. Jaindl is the father of Mark W. Jaindl and David M. Jaindl.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

LEASE COMMITMENT WITH RELATED PARTY

         American Bank leases the premises for its principal office under a five-year operating lease agreement expiring November 2002. American Bank has the option to extend the lease agreement for five additional five-year lease terms. American Bank is responsible for its direct or proportionate share of real estate taxes, insurance, utilities and maintenance and repairs on the building. The lessor is the Chairman and a principal shareholder of American Bank. The minimum lease payments due in 2002 under the original terms of the lease are $253,000.

TRANSACTIONS WITH EXECUTIVE OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS

         American Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with its executive officers, directors, principal stockholders, their immediate families and affiliated companies (commonly referred to as related parties), on the same terms, including interest rates, as those prevailing at the time for comparable transactions with others. Deposits of related parties totaled $7,845,000 at December 31, 2000. Loans to related parties totaled $1,441,000 at December 31, 2000. During the year ended December 31, 2000, $559,000 of new loans were made and repayments of such loans totaled $284,000.

                            DESCRIPTION OF THE TRUST

         American Capital Trust I is a statutory business trust formed pursuant to the Delaware Business Trust Act under a trust agreement executed by us, as sponsor for the trust, and the trustees, and a certificate of trust has been filed with the Delaware Secretary of State. The trust agreement will be amended and restated in its entirety in the form filed as an exhibit to the registration statement of which this prospectus is a part, as of the date the convertible preferred securities are initially issued. The trust agreement will be qualified under the Trust Indenture Act of 1939.

         The holders of the convertible preferred securities issued pursuant to the offering described in this prospectus will own all of the issued and outstanding convertible preferred securities of the trust which have certain prior rights over the other securities of the trust in certain circumstances as specified in this prospectus. We will not initially own any of the convertible preferred securities. We will acquire common securities in an amount equal to at least 3% of the total capital of the trust and will initially own, directly or indirectly, all of the issued and outstanding common securities. The common securities, together with the convertible preferred securities, are called the trust securities.

The trust exists exclusively for the purposes of:

o        issuing the convertible preferred securities to the public for cash;

o issuing its common securities to us in exchange for our capitalization of the trust;

o investing the proceeds from the sale of the trust securities in an equivalent amount of convertible debentures; and

o engaging in other activities that are incidental to those listed above, such as receiving payments on the convertible debentures and making distributions to security holders, furnishing notices and other administrative tasks.

         The rights of the holders of the trust securities are as set forth in the trust agreement, the Delaware Business Trust Act and the Trust Indenture Act. The trust agreement does not permit the trust to borrow money or make any investment other than in the convertible debentures. Other than with respect to the trust securities, American Bank Incorporated has agreed to pay for all debts and obligations and all costs and expenses of the trust, including the fees and expenses of the trustees and any income taxes, duties and other governmental charges, and all costs and expenses related to these charges, to which the trust may become subject, except for United States withholding taxes that are properly withheld.

         The number of trustees of the trust will initially be five. Three of the trustees will be persons who are employees or officers of or who are affiliated with American Bank Incorporated. They are the administrative trustees. The fourth trustee will be an entity that maintains its principal place of business in the State of Delaware. It is the Delaware trustee. Initially, _____________________, a Delaware banking corporation, will act as Delaware trustee. The fifth trustee, called the property trustee, will also initially be _____________________. The property trustee is the institutional trustee under the trust agreement and acts as the indenture trustee called for under the applicable provisions of the Trust Indenture Act. Also for purposes of compliance with the Trust Indenture Act, _____________________ will act as guarantee trustee and indenture trustee under the guarantee agreement and the indenture. We, as holder of all of the common securities, will have the right to appoint or remove any trustee unless an event of default under the indenture has occurred and is continuing, in which case only the holders of the convertible preferred securities may remove the Delaware trustee or the property trustee. The trust has a term of approximately 31 years but may terminate earlier as provided in the trust agreement.

         The property trustee will hold the convertible debentures for the benefit of the holders of the trust securities and will have the power to exercise all rights, powers and privileges under the indenture as the holder of the convertible debentures. In addition, the property trustee will maintain exclusive control of a segregated noninterest-bearing payment account established with Bankers Trust Company to hold all payments made on the convertible debentures for the benefit of the holders of the trust securities.

         The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from the payment account. The guarantee trustee will hold the guarantee for the benefit of the holders of the convertible preferred securities. We will pay all fees and expenses related to the trust and the offering of the convertible preferred securities, including the fees and expenses of the trustees.

               DESCRIPTION OF THE CONVERTIBLE PREFERRED SECURITIES

         The convertible preferred securities will be issued pursuant to the trust agreement. For more information about the trust agreement, see "Description of the Trust," above. _____________________ will act as property trustee for the convertible preferred securities under the trust agreement for purposes of complying with the provisions of the Trust Indenture Act. The terms of the convertible preferred securities will include those stated in the trust agreement and those made part of the trust agreement by the Trust Indenture Act.

GENERAL

         The trust agreement authorizes the administrative trustees, on behalf of the trust, to issue the trust securities, which are comprised of the convertible preferred securities to be sold to the public and the common securities. We will own all of the common securities issued by the trust. The trust is not permitted to issue any securities other than the trust securities or incur any other indebtedness.

         The convertible preferred securities will represent preferred undivided beneficial interests in the assets of the trust, and the holders of the convertible preferred securities will be entitled to a preference over the common securities upon an event of default with respect to distributions and amounts payable on redemption or liquidation. The convertible preferred securities will rank equally, and payments on the convertible preferred securities will be made proportionally, with the common securities, except as described under "--Subordination of Common Securities."

         The property trustee will hold legal title to the convertible debentures in trust for the benefit of the holders of the trust securities. We will guarantee the payment of distributions out of money held by the trust, and payments upon redemption of the convertible preferred securities or liquidation of the trust, to the extent described under "Description of the Guarantee." The guarantee agreement does not cover the payment of any distribution or the liquidation amount when the trust does not have sufficient funds available to make these payments.

DISTRIBUTIONS

         SOURCE OF DISTRIBUTIONS. The funds of the trust available for distribution to holders of the convertible preferred securities will be limited to payments made under the convertible debentures, which the trust will purchase with the proceeds from the sale of the trust securities. Distributions will be paid through the property trustee, which will hold the amounts received from our interest payments on the convertible debentures in the payment account for the benefit of the holders of the trust securities. If we do not make interest payments on the convertible debentures, the property trustee will not have funds available to pay distributions on the convertible preferred securities.

         PAYMENT OF DISTRIBUTIONS. Distributions on the convertible preferred securities will be payable at the annual rate of 6.00% of the $10 stated liquidation amount, payable quarterly on March 31, June 30, September 30 and December 31 of each year, to the holders of the convertible preferred securities on the relevant record dates. So long as the convertible preferred securities are represented by a global security, as described below, the record date will be the business day immediately preceding the relevant distribution date. The first distribution date for the convertible preferred securities will be March 31, 2002.

         Distributions will accumulate from the date of issuance, will be cumulative and will be computed on the basis of a 360-day year of twelve 30-day months. If the distribution date is not a business day, then payment of the distributions will be made on the next day that is a business day, without any additional interest or other payment for the delay. However, if the next business day is in the next calendar year, payment of the distribution will be made on the business day immediately preceding the scheduled distribution date. When we use the term "business day" we mean any day other than a Saturday, a Sunday, a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to remain closed or a day on which the corporate trust office of the property trustee or the indenture trustee is closed for business.

         EXTENSION PERIOD. As long as no event of default under the indenture has occurred and is continuing, we have the right to defer the payment of interest on the convertible debentures at any time for a period not exceeding 20 consecutive quarters. We refer to this period of deferral as an "extension period." No extension period may extend beyond March 31, 2032 or end on a date other than an interest payment date, which dates are the same as the distribution dates. If we defer the payment of interest, quarterly distributions on the convertible preferred securities will also be deferred during any such extension period. Any deferred distributions under the convertible preferred securities will accumulate additional amounts at the annual rate of 6.00%, compounded quarterly from the relevant distribution date. The term "distributions" as used in this prospectus includes those accumulated amounts.

         During an extension period, we may not:

o declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (other than stock dividends, non-cash dividends in connection with the implementation of a shareholder rights plan, purchases of common stock in connection with employee benefit plans or in connection with the reclassification of any class of our capital stock into another class of capital stock) or allow any of our subsidiaries to do the same with respect to their capital stock (other than the payment of dividends or distributions to us);

o make any payment of principal, interest or premium on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to, the convertible debentures or allow any of our subsidiaries to do the same;

o make any guarantee payments with respect to any other guarantee by us of any other debt securities of any of our subsidiaries if the guarantee ranks equally with or junior to the convertible debentures (other than payments under the guarantee); or

o redeem, purchase or acquire less than all of the convertible debentures or any of the convertible preferred securities.

         After the termination of any extension period and the payment of all amounts due, we may elect to begin a new extension period, subject to the above requirements.

         We do not currently intend to exercise our right to defer distributions on the convertible preferred securities by deferring the payment of interest on the convertible debentures.

CONVERSION RIGHTS

         GENERAL. Convertible preferred securities will be convertible at any time on or after March 31, 2002, and prior to the close of business on the business day immediately preceding the date of repayment of such convertible preferred securities, whether at stated maturity or upon redemption (either at the option of American Bank Incorporated or pursuant to a Tax Event, an Investment Company Event or a Capital Treatment Event), at the option of the holder thereof and in the manner described below, into shares of common stock at an initial conversion ratio of 0.8 shares of common stock for each convertible preferred security (equivalent to an initial conversion price of $12.50 per share of common stock), subject to adjustment as described below. The trust will covenant in the trust agreement not to convert convertible debentures held by it except pursuant to a notice of conversion delivered to the property trustee, as conversion agent, by a holder of convertible preferred securities. A holder of a convertible preferred security wishing to exercise its conversion right must deliver an irrevocable notice of conversion, together, if the convertible preferred security is in certificated form, with the certificate representing such convertible preferred security, to the conversion agent, which will, on behalf of the holder, exchange such convertible preferred security for a portion of the convertible debentures and immediately convert such convertible debentures into common stock. Holders may obtain copies of the required form of the conversion notice from the conversion agent. In the event Cede & Co. receives a conversion request from the conversion agent, The Depository Trust Company, New York, New York ("DTC") will redeem the amount of interest credited to the applicable direct participant(s) in the convertible preferred securities in accordance with its procedures.

         Holders of convertible preferred securities at the close of business on a distribution record date will be entitled to receive the distribution payable on such convertible preferred securities on the corresponding distribution date notwithstanding the conversion of such convertible preferred securities following the distribution record date but prior to the distribution date; provided, however, that if any convertible preferred securities are surrendered for conversion during the period from the close of business on any record date through and including the next succeeding distribution date (except any such convertible preferred securities surrendered for conversion after such convertible preferred securities have been called for redemption by American Bank Incorporated during an extension period), the convertible preferred securities when surrendered for conversion must be accompanied by payment in next day funds of an amount equal to the distribution which the registered holder on such record date is to receive. Except as described above, no distribution will be payable by American Bank Incorporated on converted convertible preferred securities with respect to any distribution date subsequent to the date of conversion and neither the trust nor American Bank Incorporated will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid distributions, whether or not in arrears, on convertible preferred securities surrendered for conversion. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the related conversion notice was received by the conversion agent.

         Shares of common stock issued upon conversion of convertible preferred securities will be validly issued, fully paid and nonassessable. No fractional shares of common stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by us in cash based on the last reported sale price of common stock on the date such convertible preferred securities are surrendered for conversion.

         CONVERSION RATIO ADJUSTMENTS--GENERAL. The conversion ratio is subject to adjustment if we take certain actions after the date of issuance of the convertible preferred securities offered in this prospectus, including:

o issue shares of common stock as a dividend or a distribution with respect to common stock,

o        effect subdivisions, combinations and reclassification of common stock,

o issue rights or warrants to all holders of common stock entitling them (for a period not exceeding 45 days) to subscribe for or purchase shares of common stock at less than the then current market price (as defined below) of the common stock,

o distribute evidences of indebtedness, capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above, and dividends and distributions paid exclusively in cash) to all holders of common stock,

o pay any dividends (and other distributions) on common stock exclusively in cash, but not including cash dividends we pay out of our retained earnings, and

o make a tender or exchange offer (other than an odd-lot offer) for our common stock and pay a price in excess of 110% of the then current market price of our common stock based on the closing price on the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.

         "Current Market Price" means, in general, the average of the daily Closing Prices (as defined below) for the five consecutive trading days selected by American Bank Incorporated commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question or, if applicable, the day before the "ex" date with respect to the issuance or distribution in question.

         "Closing Price" of any security on any day means the last reported sale price, regular way, on such day or, if no sale takes place on such day, the average of the reported closing bid and asked price on such day, regular way, in either case as reported on the Nasdaq National Market, or, if the security is not quoted or admitted to trading on the Nasdaq National Market, on the principal national securities exchange on which such security is listed or admitted to trading, or if the security is not listed or admitted to trading on a national securities exchange, on the principal quotation system on which such security is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or if not so available in such manner, as otherwise determined in good faith by our board of directors.

         From time to time, we may increase the conversion ratio of the convertible debentures (and thus increase the conversion ratio of the convertible preferred securities) by any amount selected by us for any period of at least 20 days, in which case we will give at least 15 days' notice of the increase. We may, at our option, make such increases in the conversion ratio, in addition to those set forth above, as we deem advisable to avoid or diminish any income tax to holders of common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "--Adjustment of Conversion Ratio."

         No adjustment of the conversion ratio will be made upon the issuance of any shares of common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of American Bank Incorporated and the investment of additional optional amounts in shares of common stock under any such plan, or upon the issuance of any shares of common stock or options or rights pursuant to any employee benefit plan or program, or pursuant to any option, warrant, right or any exercisable, exchangeable or convertible security outstanding as of the date on which the convertible debentures are first issued. No adjustment of the conversion ratio will be made upon the issuance of rights under any shareholder rights plan. The conversion ratio will be rounded to four decimal places. No adjustment in the conversion ratio will be required unless adjustment would require a change of at least one percent in the conversion ratio then in effect; provided, however, that any adjustment that would not be required to be made will be carried forward and taken into account in any subsequent adjustment. If any action would require adjustment of the conversion ratio pursuant to more than one of the provisions described above, only one adjustment will be made with respect to that action and such adjustment will be the amount of adjustment that has the highest absolute value to the holder of the convertible preferred securities.

         CONVERSION RATIO ADJUSTMENTS--MERGER, CONSOLIDATION OR SALE OF ASSETS OF AMERICAN BANK INCORPORATED. In the event that American Bank Incorporated becomes a party to any transaction, including, without limitation, and with certain exceptions:

o        a recapitalization or reclassification of the common stock;

o a consolidation of American Bank Incorporated with, or merger of American Bank Incorporated into, any other person, or any merger of another person into American Bank Incorporated;

o any sale, transfer or lease of all or substantially all of the assets of American Bank Incorporated; or

o any compulsory share exchange pursuant to which the common stock is converted into the right to receive other securities, cash or other property (each of the foregoing being referred to as a "business consolidation transaction"),

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then the holders of convertible preferred securities then outstanding will have the right to convert the convertible preferred securities into the kind and amount of securities, cash or other property receivable upon the consummation of such business consolidation transaction by a holder of the number of shares of common stock issuable upon conversion of such convertible preferred securities immediately prior to such business consolidation transaction.

         In the case of a business consolidation transaction, each convertible preferred security would become convertible into the securities, cash or property receivable by a holder of the number of shares of the common stock into which such convertible preferred security was convertible immediately prior to such business consolidation transaction. This change could substantially lessen or eliminate the value of the conversion privilege associated with the convertible preferred securities in the future. For example, if American Bank Incorporated were acquired in a cash merger, each convertible preferred security would become convertible solely into cash and would no longer be convertible into securities which value would vary depending on the future prospects of American Bank Incorporated and other factors.

         Conversion ratio adjustments or omissions in making such adjustments may, under certain circumstances, be deemed to be distributions that could be taxable as dividends to holders of convertible preferred securities or to the holders of common stock. See "--Adjustment of Conversion Ratio."

         Whenever the conversion ratio is adjusted as described above, we will place on file with the property trustee and with the conversion agent a statement signed by the appropriate officer of American Bank Incorporated showing in detail the facts requiring such adjustment and the conversion ratio after such adjustment and the property trustee or the conversion agent will exhibit the same from time to time to any holder desiring to inspect the statement.

REDEMPTION OR EXCHANGE

         GENERAL. Subject to the prior approval of the Board of Governors of the Federal Reserve System, if required, we will have the right to redeem the convertible debentures:

o        in whole at any time, or in part from time to time, on or after March
         31, 2007;

o at any time, in whole, within 180 days following the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event, which terms we define below; or

o at any time, and from time to time, to the extent of any convertible preferred securities we purchase, plus a proportionate amount of the common securities we hold.

         In addition, as long as the price of our common stock has been at least 150% of the conversion price of the convertible preferred securities for a period of 20 consecutive trading days ending within five days of the date of notice of redemption, we have the option to redeem any or all of the outstanding convertible debentures.

         MANDATORY REDEMPTION. Upon our repayment or redemption, in whole or in part, of any convertible debentures, whether on March 31, 2032 or earlier, the property trustee will apply the proceeds to redeem the same amount of the trust securities, upon not less than 30 days' nor more than 60 days' notice, at the redemption price. The redemption price will equal 100% of the aggregate liquidation amount of the trust securities, plus accumulated but unpaid distributions to the date of redemption. If less than all of the convertible debentures are to be repaid or redeemed on a date of redemption, then the

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proceeds from such repayment or redemption will be allocated to redemption of convertible preferred securities and common securities proportionately.

         DISTRIBUTION OF CONVERTIBLE DEBENTURES IN EXCHANGE FOR CONVERTIBLE PREFERRED SECURITIES. Upon prior approval of the Board of Governors of the Federal Reserve System, if required, we will have the right at any time to dissolve, wind-up or terminate the trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, including, without limitation, amounts due and owing the trustees of the trust, cause the convertible debentures to be distributed directly to the holders of trust securities in liquidation of the trust.

         After the liquidation date fixed for any distribution of convertible debentures in exchange for convertible preferred securities:

o        those trust securities will no longer be deemed to be outstanding;

o certificates representing convertible debentures in a principal amount equal to the liquidation amount of those convertible preferred securities will be issued in exchange for the convertible preferred securities;

o we will use our best efforts to list the convertible debentures on the Nasdaq National Market or a national exchange;

o any certificates representing trust securities that are not surrendered for exchange will be deemed to represent convertible debentures with a principal amount equal to the liquidation amount of those convertible preferred securities, accruing interest at the rate provided for in the convertible debentures from the last distribution date on the convertible preferred securities; and

o all rights of the trust security holders other than the right to receive convertible debentures upon surrender of a certificate representing trust securities will terminate.

         We cannot assure you that the market prices for the convertible preferred securities or the convertible debentures that may be distributed if a dissolution and liquidation of the trust were to occur would be favorable. The convertible preferred securities that an investor may purchase, or the convertible debentures that an investor may receive on dissolution and liquidation of the trust, may trade at a discount to the price that the investor paid to purchase the convertible preferred securities.

         REDEMPTION UPON A TAX EVENT, INVESTMENT COMPANY EVENT OR CAPITAL TREATMENT EVENT. If a Tax Event, an Investment Company Event or a Capital Treatment Event occurs, each of which is defined below, we will have the right to redeem the convertible debentures in whole, but not in part, and thereby cause a mandatory redemption of all of the trust securities at the redemption price described above. If one of these events occurs and we do not elect to redeem the convertible debentures, or to dissolve the trust and cause the convertible debentures to be distributed to holders of the trust securities, then the convertible preferred securities will remain outstanding and additional interest may be payable on the convertible debentures.

         "Tax Event" means the receipt by the trust and us of an opinion of counsel experienced in such matters stating that, as a result of any change or prospective change in the laws or regulations of the United States or any political subdivision or taxing authority of the United States, or as a result of any official administrative pronouncement or judicial decision interpreting or applying the tax laws or regulations, there is more than an insubstantial risk that:

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o        interest payable by us on the convertible debentures is not, or within
         90 days of the date of the opinion will not be, deductible by us, in whole or in part, for federal income tax purposes;

o the trust is, or will be within 90 days after the date of the opinion, subject to federal income tax with respect to income received or accrued on the convertible debentures; or

o the trust is, or will be within 90 days after the date of opinion, subject to more than an immaterial amount of other taxes, duties, assessments or other governmental charges.

          "Investment Company Event" means the receipt by the trust and us of an opinion of counsel experienced in such matters to the effect that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, as a result of a change in law or regulation or a change in interpretation or application of law or regulation.

         "Capital Treatment Event" means the receipt by the trust and us of an opinion of counsel experienced in such matters to the effect that there is more than an insubstantial risk of impairment of our ability to treat the convertible preferred securities as Tier 1 capital for purposes of the current capital adequacy guidelines of the Federal Reserve, as a result of any amendment to any laws or any regulations.

         For all of the events described above, we or the trust must request and receive an opinion with regard to the event within a reasonable period of time after we become aware of the possible occurrence of an event of this kind.

         REDEMPTION OF CONVERTIBLE DEBENTURES IN EXCHANGE FOR CONVERTIBLE PREFERRED SECURITIES WE PURCHASE. Upon prior approval of the Federal Reserve, if required, we will also have the right at any time, and from time to time, to redeem convertible debentures in exchange for any convertible preferred securities we may have purchased in the market. If we elect to surrender any convertible preferred securities beneficially owned by us in exchange for redemption of a like amount of convertible debentures, we will also surrender a proportionate amount of common securities in exchange for convertible debentures. Convertible preferred securities owned by other holders will not be called for redemption at any time when we elect to exchange trust securities we own to redeem convertible debentures.

         The common securities we surrender will be in the same proportion to the convertible preferred securities we surrender as is the ratio of common securities purchased by us to the convertible preferred securities issued by the trust. In exchange for the trust securities surrendered by us, the property trustee will cause to be released to us for cancellation convertible debentures with a principal amount equal to the liquidation amount of the trust securities, plus any accumulated but unpaid distributions, if any, then held by the property trustee allocable to those trust securities. After the date of redemption involving an exchange by us, the trust securities we surrender will no longer be deemed outstanding and the convertible debentures redeemed in exchange will be cancelled.

         REDEMPTION PROCEDURES. Convertible preferred securities will be redeemed at the redemption price with the applicable proceeds from our contemporaneous redemption of the convertible debentures. Redemptions of the convertible preferred securities will be made, and the redemption price will be payable, on each redemption date only to the extent that the trust has funds available for the payment of the redemption price.

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

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the convertible debentures, interest will cease to accumulate on the convertible debentures called for redemption on and after the date of redemption.

         If the trust gives notice of redemption of its trust securities, then the property trustee, to the extent funds are available, will irrevocably deposit with the depositary for the trust securities funds sufficient to pay the aggregate redemption price and will give the depositary for the trust securities irrevocable instructions and authority to pay the redemption price to the holders of the trust securities. If the convertible preferred securities are no longer in book-entry only form, the property trustee, to the extent funds are available, will deposit with the designated paying agent for such convertible preferred securities funds sufficient to pay the aggregate redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the convertible preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the date of redemption for any trust securities called for redemption will be payable to the holders of the trust securities on the relevant record dates for the related distribution dates.

         If notice of redemption has been given and we have deposited funds as required, then on the date of the deposit all rights of the holders of the trust securities called for redemption will cease, except the right to receive the redemption price, but without interest on such redemption price after the date of redemption. The trust securities will also cease to be outstanding on the date of the deposit. If any date fixed for redemption of trust securities is not a business day, then payment of the redemption price payable on that date will be made on the next day that is a business day without any additional interest or other payment in respect of the delay. However, if the next business day is in the next succeeding calendar year, payment of the interest will be made on the immediately preceding business day.

         If payment of the redemption price in respect of trust securities called for redemption is improperly withheld or refused and not paid by the trust, or by us pursuant to the guarantee, distributions on the trust securities will continue to accumulate at the applicable rate from the date of redemption originally established by the trust for the trust securities to the date the redemption price is actually paid. In this case, the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

         Payment of the redemption price on the convertible preferred securities and any distribution of convertible debentures to holders of convertible preferred securities will be made to the applicable holder of record as they appear on the register for the convertible preferred securities on the relevant record date. As long as the convertible preferred securities are represented by a global security, the record date will be the business day immediately preceding the redemption or liquidation date, as applicable.

         If less than all of the trust securities are to be redeemed, then the aggregate liquidation amount of the trust securities to be redeemed will be allocated proportionately to those trust securities based upon the relative liquidation amounts. The particular convertible preferred securities to be redeemed will be selected by the property trustee from the outstanding convertible preferred securities not previously called for redemption by a method the property trustee deems fair and appropriate. This method may provide for the redemption of portions equal to $10 or an integral multiple of $10 of the liquidation amount of the convertible preferred securities. The property trustee will promptly notify the registrar for the convertible preferred securities in writing of the convertible preferred securities selected for redemption and, in the case of any convertible preferred securities selected for partial redemption, the liquidation amount to be redeemed.

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

         Subject to applicable law, and if we are not exercising our right to defer interest payments on the convertible debentures, we may, at any time, purchase outstanding convertible preferred securities.

SUBORDINATION OF COMMON SECURITIES

         Payment of distributions on, and the redemption price of, the convertible preferred securities and common securities will be made based on the liquidation amount of these securities except to the extent of any redemption premium on the convertible preferred securities. However, if an event of default under the indenture has occurred and is continuing, no distributions on or redemption of the common securities may be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding convertible preferred securities for all distribution periods terminating on or before that time, or in the case of payment of the redemption price, payment of the full amount of the redemption price on all of the outstanding convertible preferred securities then called for redemption, has been made or provided for. All funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or the redemption price of, the convertible preferred securities then due and payable.

         In the case of the occurrence and continuance of any event of default under the trust agreement resulting from an event of default under the indenture, we, as holder of the common securities, will be deemed to have waived any right to act with respect to that event of default under the trust agreement until the effect of the event of default has been cured, waived or otherwise eliminated. Until the event of default under the trust agreement has been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the convertible preferred securities and not on our behalf, and only the holders of the convertible preferred securities will have the right to direct the property trustee to act on their behalf.

LIQUIDATION; DISTRIBUTION UPON TERMINATION

         We will have the right at any time to dissolve, wind-up or terminate the trust and cause convertible debentures to be distributed to the holders of the trust securities. This right is subject, however, to us receiving approval of the Board of Governors of the Federal Reserve System, if required.

         In addition, the trust will automatically terminate upon expiration of its term and will terminate earlier on the first to occur of:

o        our bankruptcy, dissolution or liquidation;

o the distribution of a like amount of the convertible debentures to the holders of trust securities, if we have given written direction to the property trustee to terminate the trust;

o redemption of all of the convertible preferred securities as described under "--Redemption or Exchange--Mandatory Redemption";

o        the entry of a court order for the dissolution of the trust; or

o the distribution of common stock upon conversion of all outstanding convertible preferred securities.

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

         With the exception of a redemption as described under "--Redemption or Exchange--Mandatory Redemption," if an early termination of the trust occurs, the trust will be liquidated by the administrative trustees as expeditiously as they determine to be possible. After satisfaction of liabilities to creditors of the trust as provided by applicable law, the trustees will distribute to the holders of trust securities, convertible debentures:

o in an aggregate stated principal amount equal to the aggregate stated liquidation amount of the trust securities;

o with an interest rate identical to the distribution rate on the trust securities; and

o with accrued and unpaid interest equal to accumulated and unpaid distributions on the trust securities.

         However, if the property trustee determines that the distribution is not practical, then the holders of trust securities will be entitled to receive, instead of convertible debentures, a proportionate amount of the liquidation distribution. The liquidation distribution will be the amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions to the date of payment. If the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on the trust securities will be paid on a proportional basis, based on liquidation amounts, to us, as the holder of the common securities, and to the holders of the convertible preferred securities. However, if an event of default under the indenture has occurred and is continuing, the convertible preferred securities will have a priority over the common securities.
See "--Subordination of Common Securities."

         Under current federal income tax law and interpretations and assuming that the trust is treated as a grantor trust, as is expected, a distribution of the convertible debentures should not be a taxable event to holders of the convertible preferred securities. Should there be a change in law, a change in legal interpretation, a Tax Event or another circumstance, however, the distribution could be a taxable event to holders of the convertible preferred securities. If we do not elect to redeem the convertible debentures prior to maturity or to liquidate the trust and distribute the convertible debentures to holders of the convertible preferred securities, the convertible preferred securities will remain outstanding until the repayment of the convertible debentures. See "Certain Federal Income Tax Consequences" for more information regarding a taxable distribution.

         If we elect to dissolve the trust and thus cause convertible debentures to be distributed to holders of the trust securities in liquidation of the trust, we will continue to have the right to shorten the maturity of the convertible debentures.

LIQUIDATION VALUE

         The amount of the liquidation distribution payable on the convertible preferred securities in the event of any liquidation of the trust is $10 per convertible preferred security plus accumulated and unpaid distributions to the date of payment, which may be in the form of a distribution of convertible debentures having a liquidation value and accrued interest of an equal amount.

EVENTS OF DEFAULT; NOTICE

         Any one of the following events constitutes an event of default under the trust agreement with respect to the convertible preferred securities:

o        the occurrence of an event of default under the indenture;

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o        a default by the trust in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

o a default by the trust in the payment of any redemption price of any of the trust securities when it becomes due and payable;

o a default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than those defaults covered in the previous two points, and continuation of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to the trustee(s) by the holders of at least 25% in aggregate liquidation amount of the outstanding convertible preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the trust agreement; or

o the occurrence of events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 60 days.

         Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the convertible preferred securities, the administrative trustees and to us, unless the event of default has been cured or waived. American Bank Incorporated and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the trust agreement.

         If an event of default under the indenture has occurred and is continuing, the convertible preferred securities will have preference over the common securities upon termination of the trust. The existence of an event of default under the trust agreement does not entitle the holders of convertible preferred securities to accelerate the maturity thereof, unless the event of default is caused by the occurrence of an event of default under the indenture and both the indenture trustee and holders of at least 25% in principal amount of the convertible debentures fail to accelerate the maturity thereof.

REMOVAL OF THE TRUSTEES

         Unless an event of default under the indenture has occurred and is continuing, we may remove any trustee at any time. If an event of default under the indenture has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding convertible preferred securities may remove the property trustee or the Delaware trustee. The holders of the convertible preferred securities have no right to vote to appoint, remove or replace the administrative trustees. These rights are vested exclusively with us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the successor trustee accepts the appointment in accordance with the trust agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

         Unless an event of default under the indenture has occurred and is continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we will have the power to appoint at any time or times, and upon written request of the property trustee will appoint, one or more persons or entities either (1) to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or (2) to act as separate

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trustee of any trust property. In either case these trustees will have the powers that may be provided in the instrument of appointment, and will have vested in them any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. In case an event of default under the indenture has occurred and is continuing, the property trustee alone will have power to make the appointment.

MERGER OR CONSOLIDATION OF TRUSTEES

         Generally, any person or successor to any of the trustees may be a successor trustee to any of the trustees, including a successor resulting from a merger or consolidation. However, any successor trustee must meet all of the qualifications and eligibility standards to act as a trustee.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

         The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below. For these purposes, if we consolidate or merge with another entity, or transfer or sell substantially all of our assets to another entity, in some cases that transaction may be considered to involve a replacement of the trust, and the conditions set forth below would apply to such transaction. The trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the convertible preferred securities, the property trustee or the Delaware trustee, undertake a transaction listed above if the following conditions are met:

o the successor entity either (a) expressly assumes all of the obligations of the trust with respect to the convertible preferred securities, or (b) substitutes for the convertible preferred securities other securities having substantially the same terms as the convertible preferred securities (referred to as "successor securities") so long as the successor securities rank the same in priority as the convertible preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

o we appoint a trustee of the successor entity possessing substantially the same powers and duties as the property trustee in its capacity as the holder of the convertible debentures;

o the successor securities are listed or traded or will be listed or traded on any national securities exchange or other organization on which the convertible preferred securities are then listed, if any;

o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the convertible preferred securities (including any successor securities) in any material respect;

o the successor entity has a purpose substantially identical to that of the trust;

o prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel that (a) any transaction of this kind does not adversely affect the rights, preferences and privileges of the holders of the convertible preferred securities (including any successor securities) in any material respect, and (b) following the transaction, neither the trust nor the successor entity will be required to register as an "investment company" under the Investment Company Act; and

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o        we own all of the common securities of the successor entity and guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee, the convertible debentures, the trust agreement and the expense agreement.

Notwithstanding the foregoing, the trust may not, except with the consent of every holder of the convertible preferred securities, enter into any transaction of this kind if the transaction would cause the trust or the successor entity not to be classified as a grantor trust for federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

         Except as described below and under "Description of the Guarantee--Amendments" and as otherwise required by the Trust Indenture Act and the trust agreement, the holders of the convertible preferred securities will have no voting rights.

         The trust agreement may be amended from time to time by us and the trustees, without the consent of the holders of the convertible preferred securities, in the following circumstances:

o        with respect to acceptance of appointment by a successor trustee;

o to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, as long as the amendment is not inconsistent with the other provisions of the trust agreement and does not have a material adverse effect on the interests of any holder of trust securities; or

o to modify, eliminate or add to any provisions of the trust agreement if necessary to ensure that the trust will be classified for federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act.

         With the consent of the holders of a majority of the aggregate liquidation amount of the outstanding trust securities, we and the trustees may amend the trust agreement if the trustees receive an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust's status as a grantor trust for federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act. However, without the consent of each holder of trust securities, the trust agreement may not be amended to (a) change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or (b) restrict the right of a holder of trust securities to institute suit for the enforcement of the payment on or after that date.

         As long as the property trustee holds any convertible debentures, the trustees will not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding convertible preferred securities:

o direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or executing any trust or power conferred on the property trustee with respect to the convertible debentures;

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o        waive any past default that is waivable under the indenture;

o exercise any right to rescind or annul a declaration that the principal of all the convertible debentures will be due and payable; or

o consent to any amendment or termination of the indenture or the convertible debentures, where the property trustee's consent is required.

         However, where a consent under the indenture requires the consent of each holder of the affected convertible debentures, no consent will be given by the property trustee without the prior consent of each holder of the convertible preferred securities.

         The trustees may not revoke any action previously authorized or approved by a vote of the holders of the convertible preferred securities except by subsequent vote of the holders of the convertible preferred securities. The property trustee will notify each holder of convertible preferred securities of any notice of default with respect to the convertible debentures. In addition to obtaining the foregoing approvals of the holders of the convertible preferred securities, prior to taking any of the foregoing actions, the trustees must obtain an opinion of counsel experienced in these matters to the effect that the trust will not be classified as an association taxable as a corporation for federal income tax purposes on account of the action.

         Any required approval of holders of trust securities may be given at a meeting or by written consent. The property trustee will cause a notice of any meeting at which holders of the trust securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each holder of record of trust securities.

         No vote or consent of the holders of convertible preferred securities will be required for the trust to redeem and cancel its convertible preferred securities in accordance with the trust agreement.

         Notwithstanding the fact that holders of convertible preferred securities are entitled to vote or consent under any of the circumstances described above, any of the convertible preferred securities that are owned by American Bank Incorporated, the trustees or any affiliate of American Bank Incorporated or any trustee, will, for purposes of the vote or consent, be treated as if they were not outstanding.

GLOBAL CONVERTIBLE PREFERRED SECURITIES

         The convertible preferred securities will be represented by one or more global convertible preferred securities registered in the name of DTC, or its nominee. A global convertible preferred security is a security representing interests of more than one beneficial holder. Ownership of beneficial interests in the global convertible preferred securities will be reflected in DTC participant account records through DTC's book-entry transfer and registration system. Participants are brokers, dealers, or others having accounts with DTC. Indirect beneficial interests of other persons investing in the convertible preferred securities will be shown on, and transfers will be effected only through, records maintained by DTC participants. Except as described below, convertible preferred securities in definitive form will not be issued in exchange for the global convertible preferred securities.

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         No global convertible preferred security may be exchanged for convertible preferred securities registered in the names of persons other than DTC or its nominee unless:

o DTC notifies the indenture trustee that it is unwilling or unable to continue as a depositary for the global convertible preferred security and we are unable to locate a qualified successor depositary;

o we execute and deliver to the indenture trustee a written order stating that we elect to terminate the book-entry system through DTC; or

o there shall have occurred and be continuing an event of default under the indenture.

         Any global convertible preferred security that is exchangeable pursuant to the preceding sentence will be exchangeable for definitive certificates registered in the names as DTC directs. It is expected that the instructions will be based upon directions received by DTC with respect to ownership of beneficial interests in the global convertible preferred security. If convertible preferred securities are issued in definitive form, the convertible preferred securities will be in denominations of $10 and integral multiples of $10 and may be transferred or exchanged at the offices described below.

         Unless and until it is exchanged in whole or in part for the individual convertible preferred securities represented thereby, a global convertible preferred security may not be transferred except as a whole by DTC to a nominee of DTC, by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor depositary or any nominee of the successor.

         Payments on global convertible preferred securities will be made to DTC, as the depositary for the global convertible preferred securities. If the convertible preferred securities are issued in definitive form, distributions will be payable by check mailed to the address of record of the persons entitled to the distribution, and the transfer of the convertible preferred securities will be registrable, and convertible preferred securities will be exchangeable for convertible preferred securities of other denominations of a like aggregate liquidation amount, at the corporate office of the property trustee, or at the offices of any paying agent or transfer agent appointed by the administrative trustees. In addition, if the convertible preferred securities are issued in definitive form, the record dates for payment of distributions will be the 15th day of the month in which the relevant distribution date occurs. For a description of the terms of DTC arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance."

         Upon the issuance of one or more global convertible preferred securities, and the deposit of the global convertible preferred security with or on behalf of DTC or its nominee, DTC or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual convertible preferred securities represented by the global convertible preferred security to the designated accounts of persons that participate in the DTC system. These participant accounts will be designated by the dealers, underwriters or agents selling the convertible preferred securities. Ownership of beneficial interests in a global convertible preferred security will be limited to persons or entities having an account with DTC or who may hold interests through participants. With respect to interests of any person or entity that is a DTC participant, ownership of beneficial interests in a global convertible preferred security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee. With respect to persons or entities who hold interests in a global convertible preferred security through a participant, the interest and any transfer of the interest will be shown only on the participant's records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global convertible preferred security.

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         So long as DTC or another depositary, or its nominee, is the registered owner of the global convertible preferred security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the convertible preferred securities represented by the global convertible preferred security for all purposes under the trust agreement. Except as described in this prospectus, owners of beneficial interests in a global convertible preferred security will not be entitled to have any of the individual convertible preferred securities represented by the global convertible preferred security registered in their names, will not receive or be entitled to receive physical delivery of any of the convertible preferred securities in definitive form and will not be considered the owners or holders of the convertible preferred securities under the trust agreement.

         None of us, the property trustee, any paying agent or the securities registrar for the convertible preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global convertible preferred security representing the convertible preferred securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         We expect that DTC or its nominee, upon receipt of any payment of the liquidation amount or distributions in respect of a global convertible preferred security, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of the global convertible preferred security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global convertible preferred security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." The payments will be the responsibility of the participants.

PAYMENT AND PAYING AGENCY

         Payments in respect of the convertible preferred securities will be made to DTC, which will credit the relevant accounts of participants on the applicable distribution dates, or, if any of the convertible preferred securities are not held by DTC, the payments will be made by check mailed to the address of the holder as listed on the register of holders of the convertible preferred securities. The paying agent for the convertible preferred securities will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to us and the administrative trustees. The paying agent for the convertible preferred securities may resign as paying agent upon 30 days' written notice to the administrative trustees, the property trustee and us. If the property trustee no longer is the paying agent for the convertible preferred securities, the administrative trustees will appoint a successor to act as paying agent. The successor must be a bank or trust company acceptable to us and the property trustee.

REGISTRAR, TRANSFER AGENT AND CONVERSION AGENT

         The property trustee will act as the registrar, the transfer agent and the conversion agent for the convertible preferred securities. Registration of transfers of convertible preferred securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust and its registrar and transfer agent will not be required to register or cause to be registered the transfer of convertible preferred securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The property trustee undertakes to perform only the duties set forth in the trust agreement. After the occurrence of an event of default that is continuing, the property trustee must exercise the same degree of care and skill as a prudent person exercises or uses in the conduct of its own affairs. The

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property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of convertible preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred. If no event of default under the trust agreement has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous or inconsistent provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of convertible preferred securities are entitled to vote upon, then the property trustee will take the action directed in writing by us. If the property trustee is not so directed, then it will take the action it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

         The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that:

o the trust will not be deemed to be an "investment company" required to be registered under Investment Company Act;

o the trust will not be classified as an association taxable as a corporation for federal income tax purposes; and

o the convertible debentures will be treated as indebtedness of the Company for federal income tax purposes.

         In this regard, we and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust or the trust agreement, that we and the administrative trustees determine to be necessary or desirable for these purposes.

         The administrative trustees are required to use their best efforts to maintain the listing of the convertible preferred securities on the Nasdaq National Market or a national securities exchange, but this requirement will not prevent us from redeeming all or a portion of the convertible preferred securities in accordance with the trust agreement.

         Holders of the convertible preferred securities have no preemptive or similar rights. The trust agreement and the trust securities will be governed by Delaware law.

             DESCRIPTION OF THE CONVERTIBLE SUBORDINATED DEBENTURES

         Concurrently with the issuance of the convertible preferred securities, the trust will invest the proceeds from the sale of the trust securities in the convertible debentures issued by us. The convertible debentures will be issued as unsecured debt under the indenture between us and _____________________, as indenture trustee. The indenture will be qualified under the Trust Indenture Act.

         The following discussion is subject to, and is qualified in its entirety by reference to, the indenture and to the Trust Indenture Act. We urge prospective investors to read the form of the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

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GENERAL

         The convertible debentures will be limited in aggregate principal amount to $10,000,000. This amount represents the sum of the aggregate stated liquidation amounts of the trust securities. The convertible debentures will bear interest at the annual rate of 6.00% of the principal amount. The interest will be payable quarterly on March 31, June 30, September 30 and December 31 of each year, beginning March 31, 2002, to the person in whose name each convertible debenture is registered at the close of business on the 15th day of the last month of the calendar quarter. It is anticipated that, until the liquidation, if any, of the trust, the convertible debentures will be held in the name of the property trustee in trust for the benefit of the holders of the trust securities.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the convertible debentures is not a business day, then payment of interest will be made on the next day that is a business day without any additional interest or other payment in respect of the delay. However, if the next business day is in the next calendar year, payment of interest will be made on the immediately preceding business day. Accrued interest that is not paid on the applicable interest payment date will bear additional interest on the amount due at the annual rate of 6.00%, compounded quarterly.

         The convertible debentures will mature on March 31, 2032, the stated maturity date. We may shorten this date once at any time to any date not earlier than March 31, 2007, subject to the prior approval of the Federal Reserve, if required.

         We will give notice to the indenture trustee and the holders of the convertible debentures, no more than 180 days and no less than 30 days prior to the effectiveness of any change in the stated maturity date. We will not have the right to redeem the convertible debentures from the trust until after March 31, 2007, except if:

o a Tax Event, an Investment Company Event or a Capital Treatment Event, which terms are previously defined, has occurred, or

o our common stock price exceeds the conversion price of the convertible preferred securities by at least 150% for a certain period of time, or

o we repurchase convertible preferred securities in the market, in which case we can elect to redeem convertible debentures specifically in exchange for a like amount of convertible preferred securities owned by us plus a proportionate amount of common securities.

         The convertible debentures will be unsecured and will rank junior to all of our senior and subordinated debt, including indebtedness we may incur in the future, and will be further subordinated to any debt of ours issued in connection with trust preferred securities intended to qualify for "Tier 1" capital treatment unless those debt securities are also convertible into our common stock. Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, upon any subsidiary's liquidation or reorganization or otherwise, and thus the ability of holders of the convertible debentures to benefit indirectly from any distribution by a subsidiary, is subject to the prior claim of creditors of the subsidiary, except to the extent that we may be recognized as a creditor of the subsidiary. The convertible debentures will, therefore, be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of convertible debentures should look only to our assets for payment. The indenture does not limit our ability to incur or issue secured or unsecured senior and junior debt. See "--Subordination."

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

         The indenture does not contain provisions that afford holders of the convertible debentures protection in the event of a highly leveraged transaction or other similar transaction involving us, nor does it require us to maintain or achieve any financial performance levels or to obtain or maintain any credit rating on the convertible debentures.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

         As long as no event of default under the indenture has occurred and is continuing, we have the right under the indenture to defer the payment of interest on the convertible debentures at any time for a period not exceeding 20 consecutive quarters. However, no extension period may extend beyond the stated maturity of the convertible debentures or end on a date other than a date interest is normally due. At the end of an extension period, we must pay all interest then accrued and unpaid, together with interest thereon at the annual rate of 6.00%, compounded quarterly. During an extension period, interest will continue to accrue and holders of convertible debentures, or the holders of convertible preferred securities if they are then outstanding, will be required to accrue and recognize as income for federal income tax purposes the accrued but unpaid interest amounts in the year in which such amounts accrued. See "--Interest Income and Original Issue Discount."

         During an extension period, we may not:

o declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock (other than stock dividends, non-cash dividends in connection with the implementation of a shareholder rights plan, purchases of common stock in connection with employee benefit plans or in connection with the reclassification of any class of our capital stock into another class of capital stock) or allow any of our subsidiaries to do the same with respect to their capital stock (other than payment of dividends or distributions to us);

o make or allow any of our subsidiaries to make any payment of principal, interest or premium on, or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the convertible debentures;

o make or allow any of our subsidiaries to make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if the guarantee ranks equally with or junior to the convertible debentures (other than payments under the guarantee); or

o redeem, purchase or acquire less than all of the convertible debentures or any of the convertible preferred securities.

         Prior to the termination of any extension period, so long as no event of default under the indenture is continuing, we may further defer the payment of interest subject to the above stated requirements. Upon the termination of any extension period and the payment of all amounts then due, we may elect to begin a new extension period at any time. We do not currently intend to exercise our right to defer payments of interest on the convertible debentures.

         We must give the property trustee, the administrative trustees and the indenture trustee notice of our election of an extension period at least two business days prior to the earlier of (a) the next date on which distributions on the trust securities would have been payable except for the election to begin an extension period, or (b) the date we are required to give notice of the record date, or the date the distributions are payable, to the Nasdaq National Market, or other applicable self-regulatory organization, or to holders of the convertible preferred securities, but in any event at least one business day prior to the record date.

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

         Other than as described above, there is no limitation on the number of times that we may elect to begin an extension period.

ADDITIONAL SUMS TO BE PAID AS A RESULT OF ADDITIONAL TAXES

         If the trust is required to pay any additional taxes, duties, assessments or other governmental charges as a result of the occurrence of a Tax Event, we will pay as additional interest on the convertible debentures any amounts which may be required so that the net amounts received and retained by the trust after paying any additional taxes, duties, assessments or other governmental charges will not be less than the amounts the trust would have received had the additional taxes, duties, assessments or other governmental charges not been imposed.

REDEMPTION

         Subject to prior approval of the Federal Reserve, if required, we may redeem the convertible debentures prior to maturity without payment of premium:

o on or after March 31, 2007, in whole at any time or in part from time to time; or

o in whole at any time within 180 days following the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event; or

o at any time, and from time to time, to the extent of any convertible preferred securities we purchase, plus a proportionate amount of the common securities we hold.

         In each case, we will pay a redemption price equal to the accrued and unpaid interest on the convertible debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount of the redeemed convertible debentures.

o In certain circumstances, we may also redeem the convertible debentures prior to March 31, 2007.

         Except in the special events described above, we will only have the right to redeem prior to March 31, 2007, if the price of our common stock has been at least 150% of the conversion price of the convertible preferred securities for a period of 20 consecutive business days ending within five days of the date of notice of redemption.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of convertible debentures to be redeemed at its registered address. Redemption of less than all outstanding convertible debentures must be effected proportionately, by lot or in any other manner deemed to be fair and appropriate by the indenture trustee. Unless we default in payment of the redemption price for the convertible debentures, on and after the redemption date interest will no longer accrue on the convertible debentures or the portions of the convertible debentures called for redemption.

         The convertible debentures will not be subject to any sinking fund.

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DISTRIBUTION UPON LIQUIDATION

         As described above in "--Liquidation; Distribution Upon Termination," under certain circumstances and with the Federal Reserve's approval, convertible debentures may be distributed to the holders of the trust securities in liquidation of the trust after satisfaction of liabilities to creditors of the trust. If this occurs, we will use our best efforts to list the convertible debentures on the Nasdaq National Market or other stock exchange or national quotation system on which the convertible preferred securities are then listed, if any. There can be no assurance as to the market price of any convertible debentures that may be distributed to the holders of convertible preferred securities.

RESTRICTIONS ON PAYMENTS

         We are restricted from making certain payments (as described below) if we have chosen to defer payment of interest on the convertible debentures, if an event of default has occurred and is continuing under the indenture, or if we are in default with respect to our obligations under the guarantee.

If any of these events occur, we will not:

o declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock (other than stock dividends, non-cash dividends in connection with the implementation of a shareholder rights plan, purchases of common stock in connection with employee benefit plans or in connection with the reclassification of any class of our capital stock into another class of capital stock) or allow any of our subsidiaries to do the same with respect to their capital stock (other than payment of dividends or distributions to us);

o make or allow any of our subsidiaries to make any payment of principal, interest or premium on, or repay or repurchase or redeem any of our debt securities that rank equally with or junior to the convertible debentures;

o make or allow any of our subsidiaries to make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if the guarantee ranks equally with or junior to the convertible debentures (other than payments under the guarantee with respect to the convertible preferred securities); or

o redeem, purchase or acquire less than all of the convertible debentures or any of the convertible preferred securities.

SUBORDINATION

         The convertible debentures are subordinated and junior in right of payment to all of our senior and subordinated debt, as defined below. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up or reorganization of American Bank Incorporated, whether voluntary or involuntary in bankruptcy, insolvency, receivership or other proceedings in connection with any insolvency or bankruptcy proceedings, the holders of our senior and subordinated debt will first be entitled to receive payment in full of principal and interest before the holders of convertible debentures will be entitled to receive or retain any payment in respect of the convertible debentures.

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         If the maturity of any convertible debentures is accelerated, the holders of all of our senior and subordinated debt outstanding at the time of the acceleration will also be entitled to first receive payment in full of all amounts due to them, including any amounts due upon acceleration, before the holders of the convertible debentures will be entitled to receive or retain any principal or interest payments on the convertible debentures.

         No payments of principal or interest on the convertible debentures may be made if there has occurred and is continuing a default in any payment with respect to any of our senior or subordinated debt or an event of default with respect to any of our senior or subordinated debt resulting in the acceleration of the maturity of the senior or subordinated debt, or if any judicial proceeding is pending with respect to any default.

         The term "debt" means, with respect to any person, whether recourse is to all or a portion of the assets of the person and whether or not contingent:

o        every obligation of the person for money borrowed;

o every obligation of the person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

o every reimbursement obligation of the person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the person;

o every obligation of the person issued or assumed as the deferred purchase price of property or services, excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

o        every capital lease obligation of the person; and

o every obligation of the type referred to in the first five points of another person and all dividends of another person the payment of which, in either case, the first person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

         The term "senior debt" means the principal of, and premium and interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, on, debt, whether incurred on or prior to the date of the indenture or incurred after the date. However, senior debt will not be deemed to include:

o any debt where it is provided in the instrument creating the debt that the obligations are not superior in right of payment to the convertible debentures or to other debt which is equal with, or subordinated to, the convertible debentures;

o any of our debt that when incurred and without regard to any election under the federal bankruptcy laws, was without recourse to us;

o        any debt of ours to any of our subsidiaries;

o        any debt to any of our employees;

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o        any debt that by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of the debt by the holders of the convertible debentures as a result of the subordination provisions of the indenture would be greater than they otherwise would have been as a result of any obligation of the holders to pay amounts over to the obligees on the trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which the debt is subject; and

o        debt which constitutes subordinated debt.

         The term "subordinated debt" means the principal of, and premium and interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, on, debt. Except as described below, subordinated debt includes debt incurred on or prior to the date of the indenture or thereafter incurred, which is by its terms expressly provided to be junior and subordinate to other debt of ours. Subordinated debt will not be deemed to include:

o any of our debt which when incurred and without regard to any election under the federal bankruptcy laws was without recourse to us;

o        any debt of ours to any of our subsidiaries;

o        any debt to any of our employees;

o any debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of the debt by the holders of the convertible debentures as a result of the subordination provisions of the indenture would be greater than they otherwise would have been as a result of any obligation of the holders to pay amounts over to the obligees on the trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which the debt is subject;

o        debt which constitutes senior debt; and

o any debt of ours under debt securities (and guarantees in respect of these debt securities) initially issued to any trust, or a trustee of a trust, partnership or other entity affiliated with us that is, directly or indirectly, our financing subsidiary in connection with the issuance by that entity of preferred securities or other securities which are intended to qualify for "Tier 1" capital treatment.

         We expect from time to time to incur additional indebtedness, and there is no limitation under the indenture on the amount of indebtedness we may incur. We had no consolidated senior or subordinated debt at September 30, 2001.

CONVERSION OF CONVERTIBLE DEBENTURES

         The convertible debentures will be convertible into common stock at the option of the holders thereof at any time on or after March 31, 2002, and prior to 5 p.m. (Eastern time) on the business day immediately preceding the date of repayment of such convertible debentures, whether at stated maturity or upon redemption (either at the option of American Bank Incorporated or pursuant to a Tax Event, an Investment Company Event or a Capital Treatment Event), at the

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conversion ratio as adjusted, as applicable, as described under "--Conversion
Rights." The trust will covenant not to convert convertible debentures held by it except pursuant to a notice of conversion delivered to the conversion agent by a holder of convertible preferred securities. Upon surrender of a convertible preferred security to the conversion agent for conversion, the trust will distribute $10 principal amount of the convertible debentures per convertible preferred security to the conversion agent on behalf of the holder of the convertible preferred securities so converted whereupon the conversion agent will convert such convertible debentures to common stock on behalf of such holder. American Bank Incorporated's delivery to the holders of the convertible debentures (through the conversion agent) of the fixed number of shares of common stock into which the debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy our obligation to pay the principal amount of the convertible debentures so converted, and the accrued and unpaid interest thereupon attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any debentures are converted after a record date for payment of interest and on or before the related interest payment date, the interest payable on the related interest payment date with respect to such convertible debentures will be paid to the trust (which will distribute an equivalent amount to the holder of such convertible preferred security on the related record date) or other holder of convertible debentures, as the case may be, despite such conversion, and the holder of the convertible debentures must deliver an amount equal to the interest payable on the related interest payment date prior to receiving the shares of common stock; provided, further that if any convertible debentures are delivered for conversion during an extension period by a holder after receiving a notice of redemption from the property trustee, we will be required to pay to the trust or other holder of the converted debentures all accrued and unpaid interest, if any, on such convertible debentures through the date of conversion which amount will be simultaneously distributed to the holders of the convertible preferred securities, if any, in respect of which such convertible debentures were delivered. Except as provided above, neither the trust nor American Bank Incorporated will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid interest, whether or not in arrears, on the convertible debentures surrendered for conversion.

PAYMENT AND PAYING AGENTS

         Generally, payment of principal of and interest on the convertible debentures will be made at the office of the indenture trustee in Wilmington, Delaware. However, we have the option to make payment of any interest by (a) check mailed to the address of the person entitled to payment at the address listed in the register of holders of the convertible debentures, or (b) wire transfer to an account maintained by the person entitled thereto as specified in the register of holders of the convertible debentures, provided that proper transfer instructions have been received by the applicable record date. Payment of any interest on convertible debentures will be made to the person in whose name the convertible debenture is registered at the close of business on the regular record date for the interest payment, except in the case of defaulted interest.

         Any moneys deposited with the indenture trustee or any paying agent for the convertible debentures, or then held by us in trust, for the payment of the principal of or interest on the convertible debentures and remaining unclaimed for two years after the principal or interest has become due and payable, will be repaid to us on December 31 of each year. If we hold any of this money in trust, then it will be discharged from the trust to us and the holder of the convertible debenture will thereafter look, as a general unsecured creditor, only to us for payment.

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REGISTRAR AND TRANSFER AGENT

         The indenture trustee will act as the registrar and the transfer agent for the convertible debentures. Convertible debentures may be presented for registration of transfer, with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed, at the office of the registrar. Provided that we maintain a transfer agent in Wilmington, Delaware, we may rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. We may at any time designate additional transfer agents with respect to the convertible debentures.

         If we redeem any of the convertible debentures, neither we nor the indenture trustee will be required to (a) issue, register the transfer of, or exchange any convertible debentures during a period beginning at the opening of business 15 days before the day of the mailing of and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (b) transfer or exchange any convertible debentures so selected for redemption, except, in the case of any convertible debentures being redeemed in part, any portion not to be redeemed.

MODIFICATION OF INDENTURE

         We and the indenture trustee may, from time to time without the consent of the holders of the convertible debentures, amend, waive our rights under or supplement the indenture for purposes which do not materially adversely affect the rights of the holders of the convertible debentures. Other changes may be made by us and the indenture trustee with the consent of the holders of a majority in principal amount of the outstanding convertible debentures. However, without the consent of the holder of each outstanding convertible debenture affected by the proposed modification, no modification may:

o        extend the maturity date of the convertible debentures; or

o reduce the principal amount or the rate or extend the time of payment of interest; or

o reduce the percentage of principal amount of convertible debentures required to amend the indenture.

         As long as any of the convertible preferred securities remain outstanding, no modification of the indenture may be made that requires the consent of the holders of the convertible debentures, no termination of the indenture may occur, and no waiver of any event of default under the indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the convertible preferred securities.

DEBENTURE EVENTS OF DEFAULT

         The indenture provides that any one or more of the following events with respect to the convertible debentures that has occurred and is continuing constitutes an event of default under the indenture:

o our failure to pay any interest on the convertible debentures for 30 days after the due date, except where we have properly deferred the interest payment;

o our failure to pay any principal on the convertible debentures when due whether at maturity, upon redemption or otherwise;

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o        our failure to observe or perform in any material respect any other covenants or agreements contained in the indenture for 90 days after written notice to us from the indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the convertible debentures; or

o our bankruptcy, insolvency or reorganization or dissolution of the trust.

         The holders of a majority of the aggregate outstanding principal amount of the convertible debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The indenture trustee, or the holders of at least 25% in aggregate outstanding principal amount of the convertible debentures, may declare the principal due and payable immediately upon an event of default under the indenture. The holders of a majority of the outstanding principal amount of the convertible debentures may rescind and annul the declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the indenture trustee. The holders may not annul the declaration and waive a default if the default is the non-payment of the principal of the convertible debentures which has become due solely by the acceleration. Should the holders of the convertible debentures fail to annul the declaration and waive the default, the holders of at least 25% in aggregate liquidation amount of the convertible preferred securities will have this right.

         If an event of default under the indenture has occurred and is continuing, the property trustee will have the right to declare the principal of and the interest on the convertible debentures, and any other amounts payable under the indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the convertible debentures.

         We are required to file annually with the indenture trustee a certificate as to whether or not we are in compliance with all of the conditions and covenants applicable to us under the indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF THE CONVERTIBLE PREFERRED SECURITIES

         If an event of default under the indenture has occurred and is continuing and the event is attributable to the failure by us to pay interest on or principal of the convertible debentures on the date on which the payment is due and payable, then a holder of convertible preferred securities may institute a direct action against us to compel us to make the payment. We may not amend the indenture to remove the foregoing right to bring a direct action without the prior written consent of all of the holders of the convertible preferred securities. If the right to bring a direct action is removed, the trust may become subject to the reporting obligations under the Securities Exchange Act of 1934.

         The holders of the convertible preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the convertible debentures unless there has been an event of default under the trust agreement.

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CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         We may not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity, and no entity may be consolidated with or merged into us or sell, convey, transfer or otherwise dispose of its properties and assets substantially as an entirety to us, unless:

o if we consolidate with or merge into another person or convey or transfer our properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state or the District of Columbia, and the successor person expressly assumes by supplemental indenture our obligations on the convertible debentures, and the ultimate parent entity of the successor entity expressly assumes our obligations under the guarantee, to the extent the convertible preferred securities are then outstanding;

o immediately after the transaction, no event of default under the indenture, and no event which, after notice or lapse of time, or both, would become an event of default under the indenture, has occurred and is continuing; and

o        other conditions as prescribed in the indenture are met.

         Under certain circumstances, if we consolidate or merge with another entity, or transfer or sell substantially all of our assets to another entity, such transaction may be considered to involve a replacement of the trust, and the provisions of the trust agreement relating to a replacement of the trust would apply to such transaction. See "--Mergers, Consolidations, Amalgamations or Replacements of the Trust."

SATISFACTION AND DISCHARGE

         The indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under the indenture when all convertible debentures not previously delivered to the indenture trustee for cancellation:

o        have become due and payable;

o will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we deposit or cause to be deposited with the indenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the convertible debentures not previously delivered to the indenture trustee for cancellation, for the principal and interest due to the date of the deposit or to the stated maturity or redemption date, as the case may be.

         We may still be required to provide officers' certificates, opinions of counsel and pay fees and expenses due after these events occur.

GOVERNING LAW

         The indenture and the convertible debentures will be governed by and construed in accordance with Pennsylvania law.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

         The indenture trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the indenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of convertible debentures, unless offered reasonable security or indemnity by the holder against the costs, expenses and liabilities which might be incurred. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

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MISCELLANEOUS

         We have agreed, pursuant to the indenture, for so long as convertible preferred securities remain outstanding:

o to maintain directly or indirectly 100% ownership of the common securities of the trust, except that certain successors that are permitted pursuant to the indenture may succeed to our ownership of the common securities;

o not to voluntarily terminate, wind up or liquidate the trust without prior approval of the Federal Reserve, if required;

o to use our reasonable efforts to cause the trust (a) to remain a business trust (and to avoid involuntary termination, winding up or liquidation), except in connection with a distribution of convertible debentures, the redemption of all of the trust securities of the trust or mergers, consolidations or amalgamations, each as permitted by the trust agreement; and (b) to otherwise continue not to be treated as an association taxable as a corporation or partnership for federal income tax purposes;

o to use our reasonable efforts to cause each holder of trust securities to be treated as owning an individual beneficial interest in the convertible debentures; and

o to fulfill all filing and reporting obligations under the Securities Exchange Act, as applicable, to a company having a class of securities registered under that Act.

                          DESCRIPTION OF THE GUARANTEE

         The guarantee agreement will be executed and delivered by us concurrently with the issuance of the convertible preferred securities for the benefit of the holders of the convertible preferred securities. The guarantee agreement will be qualified as an indenture under the Trust Indenture Act. _____________________, the guarantee trustee, will act as trustee for purposes of complying with the provisions of the Trust Indenture Act, and will also hold the guarantee for the benefit of the holders of the convertible preferred securities. Prospective investors are urged to read the form of the guarantee agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

GENERAL

         We agree to pay in full on a subordinated basis, to the extent described in the guarantee agreement, the guarantee payments (as defined below) to the holders of the convertible preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.

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         The following payments with respect to the convertible preferred securities are called the "guarantee payments" and, to the extent not paid or made by the trust and to the extent that the trust has funds available for those distributions, will be subject to the guarantee:

o any accumulated and unpaid distributions required to be paid on the convertible preferred securities;

o with respect to any convertible preferred securities called for redemption, the redemption price; and

o upon a voluntary or involuntary dissolution, winding up or termination of the trust (other than in connection with the distribution of convertible debentures to the holders of convertible preferred securities), the lesser of:

         1.       the amount of the liquidation distribution; and

         2. the amount of assets of the trust remaining available for distribution to holders of convertible preferred securities in liquidation of the trust.

         We may satisfy our obligations to make a guarantee payment by making a direct payment of the required amounts to the holders of the convertible preferred securities, or by causing the trust to pay the amounts to the holders.

         The guarantee agreement is a guarantee, on a subordinated basis, of the guarantee payments, but the guarantee only applies to the extent the trust has funds available for those distributions. If we do not make interest payments on the convertible debentures purchased by the trust, the trust will not have funds available to make the distributions and will not pay distributions on the convertible preferred securities.

STATUS OF THE GUARANTEE

         The guarantee constitutes our unsecured obligation that ranks subordinate and junior in right of payment to all of our senior and subordinated debt in the same manner as the convertible debentures. We expect to incur additional indebtedness in the future, although we have no specific plans in this regard presently, and neither the indenture nor the trust agreement limits the amounts of the obligations that we may incur.

         The guarantee constitutes a guarantee of payment and not of collection. If we fail to make guarantee payments when required, holders of convertible preferred securities may institute a legal proceeding directly against us to enforce their rights under the guarantee without first instituting a legal proceeding against any other person or entity.

         The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution of the convertible debentures to the holders of the convertible preferred securities. Because we are a bank holding company, our right to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may be recognized as a creditor of that subsidiary. Our obligations under the guarantee, therefore, will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments under the guarantee.

AMENDMENTS

         Except with respect to any changes that do not materially adversely affect the rights of holders of the convertible preferred securities, in which case no vote will be required, the guarantee may not be amended without the prior approval of the holders of a majority of the aggregate liquidation amount of the outstanding convertible preferred securities.

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EVENTS OF DEFAULT; REMEDIES

         An event of default under the guarantee agreement will occur upon our failure to make any required guarantee payments or to perform any other obligations under the guarantee. The holders of a majority in aggregate liquidation amount of the convertible preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee and may direct the exercise of any power conferred upon the guarantee trustee under the guarantee agreement.

         Any holder of convertible preferred securities may institute and prosecute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

         We are required to provide to the guarantee trustee annually a certificate as to whether or not we are in compliance with all of the conditions and covenants applicable to us under the guarantee agreement.

TERMINATION OF THE GUARANTEE

         The guarantee will terminate and be of no further force and effect upon:

o full payment of the redemption price of the convertible preferred securities;

o        full payment of the amounts payable upon liquidation of the trust; or

o distribution of the convertible debentures to the holders of the convertible preferred securities.

         If at any time any holder of the convertible preferred securities must restore payment of any sums paid under the convertible preferred securities or the guarantee, the guarantee will continue to be effective or will be reinstated with respect to such amounts.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The guarantee trustee, other than during the occurrence and continuance of our default in performance of the guarantee, undertakes to perform only those duties as are specifically set forth in the guarantee. When an event of default has occurred and is continuing, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to those provisions, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of any convertible preferred securities, as the case may be, unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

EXPENSE AGREEMENT

         We will, pursuant to the Agreement as to Expenses and Liabilities entered into by us and the trust under the trust agreement, irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the

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convertible preferred securities or other similar interests in the trust of the amounts due to the holders pursuant to the terms of the convertible preferred securities or other similar interests, as the case may be. Third party creditors of the trust may proceed directly against us under the expense agreement, regardless of whether they had notice of the expense agreement.

GOVERNING LAW

         Each guarantee will be governed by Pennsylvania law.

            RELATIONSHIP AMONG THE CONVERTIBLE PREFERRED SECURITIES,
                  THE CONVERTIBLE DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

         We irrevocably guarantee, as and to the extent described in this prospectus, payments of distributions and other amounts due on the convertible preferred securities to the extent the trust has funds available for the payment of these amounts. We and the trust believe that, taken together, our obligations under the convertible debentures, the indenture, the trust agreement, the expense agreement and the guarantee agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee, on a subordinated basis, of payment of distributions and other amounts due on convertible preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the convertible preferred securities.

         If and to the extent that we do not make payments on the convertible debentures, the trust will not pay distributions or other amounts due on the convertible preferred securities. The guarantee does not cover payment of distributions when the trust does not have sufficient funds to pay the distributions. In this event, the remedy of a holder of convertible preferred securities is to institute a legal proceeding directly against us for enforcement of payment of the distributions to the holder. Our obligations under the guarantee are subordinated and junior in right of payment to all of our other indebtedness.

SUFFICIENCY OF PAYMENTS

         As long as payments of interest and other payments are made when due on the convertible debentures, these payments will be sufficient to cover distributions and other payments due on the convertible preferred securities primarily because:

o the aggregate principal amount of the convertible debentures, will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

o the interest rate and interest and other payment dates on the convertible debentures will match the distribution rate and distribution and other payment dates for the or convertible preferred securities;

o we will pay for any and all costs, expenses and liabilities of the trust, except the obligations of the trust to pay to holders of the convertible preferred securities, the amounts due to the holders pursuant to the terms of the convertible preferred securities; and

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o        the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

ENFORCEMENT RIGHTS OF HOLDERS OF CONVERTIBLE PREFERRED SECURITIES

         A holder of any convertible preferred security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person. A default or event of default under any of our senior or subordinated debt would not constitute a default or event of default under the trust agreement. In the event, however, of payment defaults under, or acceleration of, our senior or subordinated debt, the subordination provisions of the indentures provide that no payments may be made in respect of the convertible debentures until the obligations have been paid in full or any payment default has been cured or waived. Failure to make required payments on the convertible debentures would constitute an event of default under the trust agreement.

LIMITED PURPOSE OF THE TRUST

         The convertible preferred securities evidence preferred undivided beneficial interests in the assets of the trust. The trust exists for the exclusive purposes of issuing the trust securities, investing the proceeds thereof in the convertible debentures, and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a convertible preferred security and the rights of a holder of a convertible debenture is that a holder of a convertible debenture is entitled to receive from us the principal amount of and interest accrued on convertible debentures held, while a holder of convertible preferred securities is entitled to receive distributions from the trust (or from us under the guarantee) if and to the extent the trust has funds available for the payment of the distributions.

RIGHTS UPON TERMINATION

         Upon any voluntary or involuntary termination, winding-up or liquidation of the trust involving the liquidation of the convertible debentures, the holders of the convertible preferred securities will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash.

         Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the convertible debentures, would be a subordinated creditor of ours. Therefore, the property trustee would be subordinated in right of payment to all of our senior and subordinated debt, but is entitled to receive payment in full of principal and interest before any of our shareholders receive payments or distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the trust other than the obligations of the trust to pay to holders of the convertible preferred securities the amounts due to the holders pursuant to the terms of the convertible preferred securities, the positions of a holder of the convertible preferred securities, and a holder of convertible debentures, relative to our other creditors and to our shareholders in the event of liquidation or bankruptcy are expected to be substantially the same.

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                               BOOK-ENTRY ISSUANCE

GENERAL

         DTC will act as securities depositary for the convertible preferred securities and may act as securities depositary for all of the convertible debentures in the event of the distribution of the convertible debentures to the holders of the convertible preferred securities. Except as described below, the convertible preferred securities will be issued only as registered securities in the name of Cede & Co. (DTC's nominee). One or more global preferred securities will be issued for the convertible preferred securities and will be deposited with DTC.

         DTC is a limited purpose trust company organized under New York banking law, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

         Purchases of convertible preferred securities within the DTC system must be made by or through direct participants, which will receive a credit for the convertible preferred securities on DTC's records. The ownership interest of each actual purchaser of each convertible preferred security ("beneficial owner") is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased convertible preferred securities. Transfers of ownership interests in the convertible preferred securities, are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in convertible preferred securities, except if use of the book-entry-only system for the convertible preferred securities is discontinued.

         DTC will have no knowledge of the actual beneficial owners of the convertible preferred securities; DTC's records reflect only the identity of the direct participants to whose accounts the convertible preferred securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we and the trusts assume no responsibility for the accuracy thereof. Neither we nor the trusts have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

NOTICES AND VOTING

         Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

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         Redemption notices will be sent to Cede & Co. as the registered holder of the convertible preferred securities. If less than all of the convertible preferred securities, are being redeemed, the amount to be redeemed will be determined in accordance with the trust agreement.

         Although voting with respect to the convertible preferred securities is limited to the holders of record of the convertible preferred securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the convertible preferred securities. Under its usual procedures, DTC would mail an omnibus proxy to the property trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the convertible preferred securities are credited on the record date.

DISTRIBUTION OF FUNDS

         The property trustee will make distribution payments on the convertible preferred securities to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC, the property trustee, the trust or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the property trustee, disbursement of the payments to direct participants is the responsibility of DTC, and disbursements of the payments to the beneficial owners is the responsibility of direct and indirect participants.

SUCCESSOR DEPOSITARIES AND TERMINATION OF BOOK ENTRY SYSTEM

         DTC may discontinue providing its services with respect to any of the convertible preferred securities at any time by giving reasonable notice to the property trustee or us. If no successor securities depositary is obtained, definitive certificates representing the convertible preferred securities are required to be printed and delivered. We also have the option to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default under the indenture, the holders of a majority in liquidation amount of the convertible preferred securities may determine to discontinue the system of book-entry transfers through DTC. In these events, definitive certificates for the convertible preferred securities will be printed and delivered.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following summary of the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of convertible preferred securities insofar as it relates to matters of law and legal conclusions, represents the opinion of Luse Lehman Gorman Pomerenk & Schick, P.C., special tax counsel to American Bank Incorporated. The conclusions expressed herein are based on the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

         The authorities on which this summary is based are subject to various interpretations and the opinions of tax counsel are not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the Internal Revenue

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Service with respect to the transactions described herein. Accordingly, there can be no assurance that the Internal Revenue Service will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, tax counsel has advised that it is of the view that, if challenged, the opinions expressed herein would be sustained by a court.

         Unless otherwise stated, this summary deals only with convertible preferred securities held as capital assets by United States Persons (defined below) who purchase the convertible preferred securities upon original issuance at their original offering price. As used herein, a "United States Person" means a person that is:

o        a citizen or resident of the United States;

o a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof;

o an estate, the income of which is includible in its gross income for federal income tax purposes without regard to its source, or trust, if
         (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States trustees have the authority to control all substantial decisions of the trust; or

o a person whose worldwide income or gain is subject to United States federal income taxation on a net income basis.

The tax treatment of holders may vary depending on their particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, persons holding convertible preferred securities as part of a straddle, a "synthetic security," or as part of a hedging or conversion transaction, or, except to the extent described below in "--United States Alien Holders," foreign taxpayers. In addition, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of convertible preferred securities.

CLASSIFICATION OF TRUST AND THE CONVERTIBLE DEBENTURES

         In the opinion of tax counsel, under current law and assuming compliance with the terms of the trust agreement, (i) the trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes, and (ii) the convertible debentures will be classified as indebtedness of the Company. Accordingly, for United States federal income tax purposes, each holder of the convertible preferred securities will be treated as owning an undivided beneficial interest in the convertible debentures held by the trust. As a result, each holder will be required to include in its gross income its pro rata share of the interest income or original issue discount that is paid or accrued on the convertible debentures. See "--Interest Income and Original Issue Discount," below. This opinion is based in part upon certain factual assumptions and upon certain factual representations made by the Company, which representations tax counsel has relied upon and assumed to be true, correct and complete. If such representations are inaccurate, this opinion could be adversely affected.

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INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

         Under applicable Treasury regulations, debt instruments such as the subordinated debentures which are issued at face value will not be considered issued with original issue discount, even if their issuer can defer payment of interest, if the likelihood of any deferral is remote. Under the regulations, the convertible debentures will not be considered to have been issued with original issue discount. In such a case, stated interest on the convertible debentures generally will be included in income by a holder as ordinary income at the time such interest income is paid or accrued in accordance with the holder's regular method of tax accounting.

         The regulations have not yet been addressed in any rulings or other interpretations by the Internal Revenue Service, and the Internal Revenue Service could take the position that the likelihood of deferral of interest payments is not remote. If the Internal Revenue Service were to assert successfully that the stated interest on the convertible debentures was original issue discount regardless of whether we exercise our right to defer payments of interest on such debentures or, we exercise our right to defer payments of interest on the convertible debentures, the convertible debentures will be treated as issued with original issue discount at such time, and a holder would thereafter be required to include the original issue discount on the convertible debentures in ordinary income on a daily economic accrual basis, regardless of the holder's method of tax accounting and in advance of receipt of the cash attributable to the interest income. If we were to exercise our option to defer the payment of stated interest on the convertible debentures, a holder would be required to include original issue discount in gross income during an extension period even though we would not make actual cash payments during such extension period. Under the original issue discount economic accrual rules, a holder would accrue an amount of interest income each year that approximates the stated interest payments called for under the debentures, and actual cash payments of interest on the debentures would not be reported separately as taxable income.

         Because income on the convertible preferred securities will constitute interest income for United States federal income tax purposes, corporate holders of convertible preferred securities will not be entitled to a dividends-received deduction in respect of such income.

DISTRIBUTION OF THE CONVERTIBLE DEBENTURES TO HOLDERS OF THE CONVERTIBLE PREFERRED SECURITIES UPON TERMINATION OF THE TRUST

         Under current United States federal income tax law, a distribution by the trust of the convertible debentures as described under the caption "Description of the Convertible Preferred Securities--Liquidation Distribution Upon Termination," will be nontaxable to the holders and will result in a holder receiving a pro rata share of the convertible debentures held by the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in the convertible preferred securities before such distribution. A holder will account for interest in respect of the convertible debentures received from the trust in the manner described above under "--Interest Income and Original Issue Discount," including any accrual of original issue discount (if any) attributed to the convertible debentures upon the distribution.

SALES OR REDEMPTION OF THE CONVERTIBLE PREFERRED SECURITIES

         Gain or loss will be recognized by a holder on the sale of convertible preferred securities (including a redemption for cash or other consideration) in an amount equal to the difference between the amount realized on the sale (or redemption) and the holder's adjusted tax basis in the convertible preferred securities sold or redeemed. A holder's adjusted tax basis in the convertible preferred securities generally will be the holder's initial purchase price increased by original issue discount (if any) previously includible in the

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holder's gross income to the date of disposition and decreased by payments received (other than payments of stated interest that are not treated as original issue discount) on the convertible preferred securities. Gain or loss recognized by a holder on convertible preferred securities held for more than one year will generally be taxable as long-term capital gain or loss. Convertible preferred securities constituting a capital asset which are acquired by an individual and held for more than 12 months are accorded a maximum United States federal capital gains tax rate of 18% (or a rate of 8%, if the individual taxpayer is in the 15% tax bracket). For corporate holders, capital gain will be subject to tax at the ordinary income tax rates applicable to corporations.

         The convertible preferred securities might trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying debentures. A holder that disposes of such holder's convertible preferred securities between record dates for payments of distributions (and consequently does not receive a distribution from the trust for the period prior to the disposition) will nevertheless be required to include in income as ordinary income accrued but unpaid interest on the convertible debentures through the date of disposition and to add such amount to its adjusted tax basis in its convertible preferred securities disposed of. The holder will recognize a capital loss on the disposition of its convertible preferred securities to the extent the selling price (which might not fully reflect the value of accrued but unpaid interest) is less than the holder's adjusted tax basis in the convertible preferred securities (which would include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

CONVERSION OF CONVERTIBLE PREFERRED SECURITIES

         A holder of convertible preferred securities generally will not recognize income, gain or loss upon the conversion of its convertible preferred securities into our common stock. A holder will, however, recognize gain upon the receipt of cash in lieu of a fractional share of common stock equal to the amount of cash received less the holder's tax basis in such fractional share. A holder's tax basis in the common stock received upon exchange and conversion should generally be equal to the holder's tax basis in the convertible preferred securities delivered to the conversion agent for exchange less the basis allocated to any fractional share for which cash is received, and a holder's holding period in the common stock received upon exchange and conversion will generally begin on the date that the holder acquired the convertible preferred securities delivered to the conversion agent for exchange.

ADJUSTMENT OF CONVERSION RATIO

         Treasury regulations promulgated under Section 305 of the Internal Revenue Code would treat holders of convertible preferred securities as having received a constructive distribution from us in the event that the conversion ratio of the convertible debentures were adjusted if:

1. as a result of such adjustment, the proportionate interest (measured by the quantum of common stock into or for which the convertible debentures are convertible or exchangeable) of the holders of the convertible preferred securities in the assets or earnings and profits of American Bank Incorporated were increased, and

2. the adjustment was not made pursuant to a bona fide, reasonable anti-dilution formula.

         An adjustment of the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the common stock. Thus, under certain circumstances, an increase in the conversion ratio for the holders may result in deemed dividend income to holders to the extent of the increase to their proportionate share of the current or accumulated earnings and profits or assets of American Bank Incorporated. Holders of the convertible preferred securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto.

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OWNERSHIP OF COMMON STOCK

         Distributions received by holders of common stock in respect of such common stock (other than certain distributions of additional shares of common stock or rights to acquire additional shares of common stock) will be treated as ordinary dividend income to such holders to the extent such distributions are considered to be paid by us out of our current or accumulated earnings and profits, as determined under federal income tax principles. Corporate holders of common stock may be entitled to a "dividends-received deduction" with respect to the dividends.

         To the extent that any such distribution exceeds our current or accumulated earnings and profit, such distribution will be treated, first, as a tax-free return of capital to a holder of common stock to the extent of the holder's adjusted tax basis in the common stock and, thereafter, as capital gain.

         Distributions of additional shares of common stock, or rights to acquire additional shares of common stock, that are received as part of a pro rata distribution of such shares, or rights to acquire such shares, to all our shareholders generally should not be subject to federal income tax. The tax basis of such new shares or rights generally will be determined by allocating the shareholder's adjusted tax basis in the "old" shares of common stock between such "old" shares and the new shares or rights received by such shareholder, based upon their relative fair market values on the date of the distribution.

         A holder of common stock generally will recognize gain or loss on a sale or other taxable disposition of common stock equal to the difference between the amount realized by the shareholder on such sale or disposition and the shareholder's adjusted tax basis in such common stock. The gain or loss generally will be capital gain or loss and generally will be considered long-term capital gain or loss if the holder had held such common stock for more than one year immediately prior to such sale or disposition.

EFFECT OF POSSIBLE CHANGES IN TAX LAWS

         In the past, Congress has considered certain proposed tax law changes that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations if the debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. Other proposed tax law changes would have denied interest deductions if the term was in excess of 20 years. Although these proposed tax law changes have not been enacted into law, there can be no assurance that tax law changes will not be reintroduced into future legislation which, if enacted after the date hereof, may adversely affect the federal income tax deductibility of interest payable on the debentures.

         In addition, in a case filed in the U.S. Tax Court, ENRON CORP. V. COMMISSIONER, Tax Court Docket No. 6149-98, the Internal Revenue Service challenged the deductibility for federal income tax purposes of interest paid on securities which are similar, but not identical to, the convertible preferred securities. The parties filed a stipulation of settled issues, a portion of which stipulated there shall be no adjustment for the interest deducted by the taxpayer with respect to the securities. The Internal Revenue Service may also challenge the deductibility of interest paid on the convertible debentures, which, if such challenge were litigated resulting in the Internal Revenue Service's position being sustained, would trigger a Tax Event and possibly a redemption of the preferred securities.


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         Accordingly, there can be no assurance that a Tax Event will not occur.
A Tax Event would permit us, upon approval of the Federal Reserve, if then required, to cause a redemption of the preferred securities before, as well as after, March 31, 2006. See "Description of the Convertible Subordinated Debentures--Redemption," and "Description of the Convertible Preferred
Securities of the Trust--Redemption or Exchange--Redemption upon a Tax Event, Investment Company Event or Capital Treatment Event."

UNITED STATES ALIEN HOLDERS

         For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United Sates, a foreign corporation, a non-resident alien individual, a foreign partnership, a foreign estate or a foreign trust. A "United States Alien Holder" does not include, however, any person whose income or gain in respect of the convertible preferred securities is effectively connected with the conduct of a United States trade or business.

         Under current United States federal income tax law, payments by the trust or any of its paying agents to any holder who or which is a United States Alien Holder will not be subject to United States federal withholding tax, provided that:

1. the holder does not actually or constructively (as determined under certain attribution rules prescribed by the Internal Revenue Code) own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,

2. the holder is not a controlled foreign corporation that is related to the Company through stock ownership,

3. the holder is not a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code, and

4. either (a) the holder certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business, and holds the convertible preferred securities in that capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the holder by it or by a Financial Institution holding such security for the holder and furnishes the Trust or its agent with a copy thereof.

         Recently issued Treasury regulations provide alternative methods for satisfying the identification and certification requirements described in the preceding sentence. These regulations generally are effective for payments made after December 31, 2000, subject to certain transition rules. United States Alien Holders are urged to consult their tax advisors about these new regulations.

         A United States Alien Holder of convertible preferred securities generally will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of convertible preferred securities. In the case of a United States Alien Holder who is an individual, however, gain realized on the disposition of convertible preferred securities may be subject to United States federal income tax if:

1. such individual is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and


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2.       either (a) such individual has a "tax home" in the United States or (b)
         the disposition is attributable to an office or other fixed place of business maintained by such individual in the United States.

INFORMATION REPORTING TO HOLDERS

         The amount of interest paid or original issue discount accrued on the convertible preferred securities will be reported to holders and the Internal Revenue Service on Forms 1099, which forms should be mailed to such holders by January 31 following each calendar year.

BACKUP WITHHOLDING

         Payments made on, and proceeds from the sale of, convertible preferred securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain certification requirements. Any amounts withheld under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the Internal Revenue Service on a timely basis.

         The federal income tax discussion set forth above is included for general information purposes only and may not be applicable depending on a prospective investor's particular situation. Prospective investors should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the convertible preferred securities or the distribution to them of the debentures, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

                              ERISA CONSIDERATIONS

         Employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, or Section 4975 of the Internal Revenue Code, generally may purchase convertible preferred securities, subject to the investing fiduciary's determination that the investment in convertible preferred securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the plan.

         We and/or any of our affiliates may be considered a "party in interest" (within the meaning of ERISA) or a disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code) with respect to certain plans. These plans generally include plans maintained or sponsored by, or contributed to by, any such persons with respect to which we or any of our affiliates are a fiduciary or plans for which we or any of our affiliates provide services. The acquisition and ownership of preferred securities and convertible preferred securities by a plan (or by an individual retirement arrangement or other plans described in Section 4975(e)(1) of the Internal Revenue Code) with respect to which we or any of our affiliates are considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, unless the convertible preferred securities are acquired pursuant to and in accordance with an applicable exemption.

         As a result, plans with respect to which we or any of our affiliates or any of its affiliates is a party in interest or a disqualified person should not acquire convertible preferred securities unless the convertible preferred securities are acquired pursuant to and in accordance with an applicable exemption. Any other plans or other entities whose assets include plan assets subject to ERISA or Section 4975 of the Internal Revenue Code proposing to acquire convertible preferred securities should consult with their own counsel.

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                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 15,000,000 shares of common stock, par value $0.10 per share, and 5,000,000 shares of preferred stock, par value $0.10 per share.

         As of September 30, 2001, 4,008,513 shares of common stock were issued and 4,000,563 shares were outstanding. No shares of preferred stock were issued and outstanding. As of September 30, 2001, there were 684 holders of record of the common stock of American Bank.

         In connection with American Bank's sale of 1,013,594 shares of common stock of American Bank that was completed in June 2000, American Bank issued one warrant to purchase a share of common stock at a purchase price of $10.00 per share for every two shares purchased in the offering. A total of 506,803 warrants were issued in the initial public offering. As of September 30, 2001, 2,375 warrants had been exercised and 504,428 warrants remained outstanding. The warrants expire June 30, 2003.

COMMON STOCK

         DIVIDENDS. Holders of common stock are entitled to receive dividends, if any, as may be declared by the Board of Directors out of legally available funds subject to the payment of any preferential dividend to the holders of preferred stock, if any. To date, we have not paid any cash dividends with respect to the common stock.

         VOTING RIGHTS. The holders of the common stock possess exclusive voting rights in the American Bank Incorporated, and the voting rights of all of the shares of common stock are identical. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to one vote for each share held.

         PREEMPTIVE RIGHTS.  Holders of common stock have no preemptive rights.

         LIQUIDATION. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets available for distribution after payment or provision for payment of our debts and other liabilities, subject to the rights of any series of preferred stock, if any, then outstanding. If we issue preferred stock, the holders thereof may also have priority over the holders of the common stock in the event of liquidation or dilution.

PREFERRED STOCK

         Our authorized preferred stock may be issued from time to time in one or more designated series or classes. The Board of Directors, without approval of the shareholders, is authorized to establish the voting, dividend, redemption, conversion, liquidation and other relative provisions as may be provided in a particular series or class. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of the outstanding voting stock of American Bank Incorporated. We have no present intention to issue any series or class of preferred stock.

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                        CERTAIN ANTI-TAKEOVER PROVISIONS

INTRODUCTION

         A number of provisions of our Articles of Incorporation and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain of these provisions and certain other statutory and regulatory provisions relating to stock ownership and transfers, and business combinations. Some of these provisions may be deemed to have potential anti-takeover effects in that they may have the effect of discouraging a future takeover attempt or change of control which is not approved by the Board of Directors but which a majority of individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who desire to participate in such a transaction may not have an opportunity to do so. These provisions will also render the removal of the current Board of Directors or management more difficult.

ISSUANCE OF CAPITAL STOCK

         The Articles of Incorporation authorize the issuance of 15,000,000 shares of common stock, par value $0.10 per share, and 5,000,000 shares of preferred stock, par value $0.10 per share. We have adopted no plan or agreement to issue additional shares of stock at this time, other than in this offering. If additional authorized but unissued shares of common stock are issued in the future, the percentage ownership interests of existing stockholders would be reduced and, depending on the terms pursuant to which new shares are issued, the book value and earnings per share of outstanding common stock might be diluted. Moreover, additional share issuances could be construed as having an anti-takeover effect. The ability to issue additional shares gives management greater flexibility in financing corporate operations.

SPECIAL MEETINGS OF SHAREHOLDERS

         Our Bylaws provide that special meetings of stockholders may be called only (i) by the Chairman of the Board of Directors, (ii) by the Board of Directors, pursuant to a resolution approved by the affirmative vote of a majority of directors then in office, or (iii) by two or more shareholders owning at least 30% of the outstanding common stock of American Bank Incorporated.

CUMULATIVE VOTING

         Our Articles of Incorporation do not provide for cumulative voting. The absence of cumulative voting rights means that the holders of a majority of the shares voted at a meeting of stockholders may elect all directors of American Bank Incorporated, thereby precluding minority stockholder representation on the Board of Directors.

NUMBER AND TERM OF DIRECTORS; CLASSIFIED BOARD OF DIRECTORS

         Our Bylaws provide that the Board of Directors shall consist of between five and 15 members, the exact number to be determined by the Board of Directors. Our Board of Directors has set the number of directors at seven (7) persons. Although we have no present intention of reducing its number of directors below its present number of members, the Board of Directors believes that the ability to reduce the number of directors results in greater flexibility in the event of vacancies on the current Board.

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

         Our Bylaws provide for a classified board of directors, consisting of three classes of directors, each serving for a three-year term, with the term of each class of directors ending in successive years.

AMENDMENTS TO OUR BYLAWS

         Our Articles of Incorporation provide that the affirmative vote of at least 70% of the outstanding shares of capital stock then eligible to vote is required for the adoption of any shareholder proposal to amend the Bylaws, where the Board of Directors has not previously approved the proposed amendment. This provision could make shareholder proposals to amend the Bylaws more difficult to adopt, since the holders of more than 30% of stock then eligible to vote, which could include directors and officers, would have a veto power over any changes to our Bylaws.

PRESENTATION OF NOMINATIONS FOR DIRECTOR AT MEETINGS OF SHAREHOLDERS

         Our Bylaws provide that any shareholder entitled to vote generally in an election of directors may nominate one or more persons for election as directors at a meeting. For nominations to be properly brought before an annual meeting, written notice of such stockholder's intent must be given not later than 90 days prior to the anniversary date of the mailing of the proxy statement relating to the prior year's annual meeting. Our Bylaws specify further procedural and informational requirements that must be satisfied for notice to be properly given.

                                     EXPERTS

         American Bank's financial statements as of December 31, 2000 and 1999 and for the years then ended, included in this Prospectus and Registration Statement, have been audited by Beard Miller Company LLP, independent auditors, as set forth in their report appearing herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain matters of Delaware law relating to the validity of the convertible preferred securities, the enforceability of the trust agreement and the creation of the trust will be passed upon by ________________, special Delaware counsel to American Bank Incorporated and the trust. The validity of the guarantee, the convertible debentures and the common stock to be issued by us upon conversion of the convertible debentures will be passed upon for American Bank Incorporated by Luse Lehman Gorman Pomerenk & Schick, P.C.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and we file reports, proxy statements and other information with the Securities and Exchange Commission. Our reports, proxy statements and other information is available to the public on the Internet at the website of the SEC located at http://www.sec.gov. You can also inspect and copy this information at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at 75 Park Place, Room 1400, New York, New York 10007 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of this material can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information.

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

         We and the trust have filed with the SEC a registration statement on Form SB-2 of which this prospectus is a part, under the Securities Act of 1933, as amended, for the convertible preferred securities, the convertible debentures, the guarantee, and the common stock to be issued by us upon conversion of the convertible debentures. This prospectus does not contain all of the information set forth in the registration statement. For further information about us, the trust, the convertible preferred securities, the convertible debentures, and the common stock to be issued by us upon conversion of the convertible debentures, please review the registration statement, including the exhibits and the documents incorporated by reference. The registration statement may be inspected for free at the principal office of the SEC in Washington, D.C., and copies of all or part of it may be obtained from the SEC by paying the prescribed fees.

         No separate financial statements of the trust have been included in this prospectus. We do not consider that these financial statements would be material to holders of convertible preferred securities because:

o all of the voting securities of the trust will be owned by us, a reporting company under the Exchange Act,

o the trust has no independent operations other than the sole purpose of issuing securities representing undivided beneficial interests in the assets of the trust and investing the proceeds thereof in convertible debentures issued by us and

o our obligations to provide certain indemnities in respect of and be responsible for certain costs, expenses, debts and liabilities of the trust under the indenture and pursuant to the trust agreement, the guarantee, the convertible debentures and the expense agreement, taken together, constitute a full and unconditional guarantee of payments due on the convertible preferred securities.

         The trust is not currently subject to the information reporting requirements of the Exchange Act and we do not expect that the trust will file reports, proxy statements or other information under the Exchange Act with the SEC.

         A copy of our Articles of Incorporation and Bylaws are available by sending a written request to Eric W. Valaika, Secretary, American Bank Incorporated, 4029 West Tilghman Street, Allentown, Pennsylvania 18104. You may also contact Mr. Valaika by telephone at (888) 366-6622 or (610) 366-1800, or by e-mail to EVALAIKA@PCBANKER.COM.

                         INDEX TO FINANCIAL STATEMENTS


                                                                                  PAGE
                                                                                 NUMBER
AUDITED FINANCIAL STATEMENTS

Independent Auditor's Report.................................................     F-2

Balance Sheets as of December 31, 2000 and 1999..............................     F-3

Statements of Operations for the Years Ended
     December 31, 2000 and 1999..............................................     F-4

Statements of Stockholders' Equity for the
     Years Ended December 31, 2000 and 1999..................................     F-5

Statements of Cash Flows for the Years Ended
     December 31, 2000 and 1999..............................................     F-6

Notes to the Financial Statements............................................  F-7 to F-24

UNAUDITED FINANCIAL STATEMENTS

Condensed Balance Sheets as of September 30, 2001 and December 31, 2000......     F-25

Condensed Statements of Income for the Nine Months Ended
     September 30, 2001 and 2000.............................................     F-26

Condensed Statements of Stockholders' Equity For the Nine Months
     Ended September 30, 2001 and 2000.......................................     F-27

Condensed Statements of Cash Flows for the Nine Months
     Ended September 30, 2001 and 2000.......................................     F-28

Notes to Condensed Financial Statements...................................... F-29 to F-30



                          INDEPENDENT AUDITOR'S REPORT




To the Board of Directors
American Bank
Allentown, Pennsylvania


     We have audited the accompanying balance sheets of American Bank as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Bank as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.



                                       /s/ BEARD MILLER COMPANY LLP



Reading, Pennsylvania
February 2, 2001


AMERICAN BANK
BALANCE SHEETS


----------------------------------------------------------------------------------------------------------------------------
December 31,                                                                                  2000               1999
----------------------------------------------------------------------------------------------------------------------------
                                       (Dollars in Thousands, Except Per Share Data)

              ASSETS

Cash and due from banks                                                                   $        6,351   $         2,469
Interest bearing deposit with bank                                                                 6,939             4,068
Federal funds sold and securities purchased under agreement to resell                              2,458               305
                                                                                         -----------------------------------

     Cash and cash equivalents                                                                    15,748             6,842
Securities available for sale                                                                     63,221            47,044
Securities held to maturity, fair value 2000 $ 38,491; 1999 $ 1,053                               38,408             1,137
Loans receivable, net of allowance for loan losses 2000 $ 1,242;
     1999 $ 767                                                                                  120,614            53,313
Restricted investments in bank stock                                                               2,438             1,244
Bank premises and equipment, net                                                                   1,951             1,923
Accrued interest receivable                                                                        1,705               770
Other assets                                                                                         171                60
                                                                                         -----------------------------------

              Total assets                                                                $      244,256   $       112,333
                                                                                         ===================================

     LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
     Deposits:
         Non-interest bearing                                                             $       10,569   $         6,358
         Interest bearing                                                                        171,926            82,785
                                                                                         -----------------------------------

              Total deposits                                                                     182,495            89,143
     Short-term debt                                                                                   -             3,000
     Long-term debt                                                                               37,456             8,194
     Accrued interest payable                                                                        607               215
     Other liabilities                                                                               443               161
                                                                                         -----------------------------------

              Total liabilities                                                                  221,001           100,713
                                                                                         -----------------------------------

Stockholders' equity:
     Preferred stock, par value $ 5.00 per share; authorized 5,000,000
         shares; issued and outstanding -0- shares                                                     -                 -
     Common stock, par value $ 2.50 per share; authorized 10,000,000 shares; 2000 issued 4,007,313 shares, outstanding 4,003,563 shares;
         1999 2,992,544 shares issued and outstanding                                             10,018             7,481
     Additional paid-in capital                                                                   14,930             7,456
     Unallocated ESOP shares, at cost (3,750 shares)                                                 (52)                -
     Accumulated deficit                                                                          (1,638)           (2,067)
     Accumulated other comprehensive loss                                                             (3)           (1,250)
                                                                                         -----------------------------------

              Total stockholders' equity                                                          23,255            11,620
                                                                                         -----------------------------------

              Total liabilities and stockholders' equity                                  $      244,256   $       112,333
                                                                                         ===================================


See Notes to Financial Statements.



AMERICAN BANK
STATEMENTS OF OPERATIONS


-------------------------------------------------------------------------------------------------------------------------------
Years Ended December 31,                                                                         2000           1999
-------------------------------------------------------------------------------------------------------------------------------
                                                                                          (In Thousands, Except Per Share Data)
Interest income:
     Loans receivable, including fees                                                         $       6,563  $      3,459
     Securities, taxable                                                                              5,089         2,145
     Interest-bearing deposit with bank                                                                 183           394
     Federal funds sold and securities purchased under agreement to resell                               81            89
                                                                                             -------------------------------

              Total interest income                                                                  11,916         6,087
                                                                                             -------------------------------

Interest expense:
     Deposits                                                                                         6,317         3,049
     Short-term debt                                                                                    610             1
     Long-term debt                                                                                     608           428
                                                                                             -------------------------------

              Total interest expense                                                                  7,535         3,478
                                                                                             -------------------------------

              Net interest income                                                                     4,381         2,609

Provision for loan losses                                                                               475           259
                                                                                             -------------------------------

              Net interest income after provision for loan losses                                     3,906         2,350
                                                                                             -------------------------------

Other income:
     Service fees                                                                                        75            34
     Net realized gains on sale of residential mortgage loans                                            77            86
     Net realized gains on sales of securities                                                            -            15
     Other                                                                                              214            58
                                                                                             -------------------------------

              Total other income                                                                        366           193
                                                                                             -------------------------------

Other expenses:
     Salaries and wages                                                                               1,439         1,037
     Employee benefits                                                                                  205           139
     Occupancy                                                                                          531           460
     Equipment and data processing                                                                      414           299
     Marketing and business development                                                                 152           134
     Loan origination and product management                                                            165           151
     Professional services                                                                               91            93
     Pennsylvania shares and loans tax                                                                  132            89
     Other                                                                                              460           259
                                                                                             -------------------------------

              Total other expenses                                                                    3,589         2,661
                                                                                             -------------------------------

              Income (loss) before income taxes                                                         683          (118)

Income taxes                                                                                            254             -
                                                                                             -------------------------------

              Net income (loss)                                                               $         429  $       (118)
                                                                                             ===============================

Net income (loss) per common share:
     Basic                                                                                    $       0.12   $      (0.05)
                                                                                             ===============================

     Diluted                                                                                  $       0.12   $      (0.05)
                                                                                             ===============================


See Notes to Financial Statements.


AMERICAN BANK
STATEMENTS OF STOCKHOLDERS' EQUITY


------------------------------------------------------------------------------------------------------------------------------------
Years Ended December 31, 2000 and 1999
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                      Accumulated
                                                         Additional    Unallocated                       Other
                                            Common        Paid-In          ESOP       Accumulated    Comprehensive
                                             Stock        Capital         Shares        Deficit      Income (Loss)       Total
                                         ------------------------------------------------------------------------------------------
                                                                           (Dollars in Thousands)

Balance, December 31, 1998               $     6,012   $       5,987   $         -   $     (1,949)  $          (26) $      10,024
                                                                                                                    ---------------
    Comprehensive loss:
      Net loss                                     -               -             -           (118)               -           (118)
      Net change in unrealized losses on
        securities available for sale              -               -                            -           (1,224)        (1,224)
                                                                                                                    ---------------

        Total comprehensive loss                                                                                           (1,342)
                                                                                                                    ---------------

    Sale of 293,772 shares of
      common stock                             1,469           1,469             -              -                -          2,938
                                         ------------------------------------------------------------------------------------------

Balance, December 31, 1999                     7,481           7,456             -         (2,067)          (1,250)        11,620
                                                                                                                    ---------------
    Comprehensive income:
      Net income                                   -               -             -            429                -            429
      Net change in unrealized losses on
        securities available for sale              -               -             -              -            1,247          1,247
                                                                                                                    ---------------

        Total comprehensive income                                                                                          1,676
                                                                                                                    ---------------

    Purchase of shares by ESOP Trust               -               -           (67)             -                -            (67)
    Allocation of shares by ESOP Trust             -               -            15              -                -             15
    Sale of 1,014,769 shares of common
      stock, net of offering costs             2,537           7,474                                                       10,011
                                         ------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2000               $    10,018   $      14,930   $       (52)  $     (1,638)  $           (3) $      23,255
                                         ==========================================================================================


See Notes to Financial Statements.



AMERICAN BANK
STATEMENTS OF CASH FLOWS


----------------------------------------------------------------------------------------------------------------------------
Years Ended December 31,                                                                      2000              1999
----------------------------------------------------------------------------------------------------------------------------
                                                                                                  (In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss)                                                                  $            429   $          (118)
     Adjustments to reconcile net income (loss) to net cash
         provided by operating activities:
         Provision for loan losses                                                                   475               259
         Provision for depreciation and amortization                                                 356               283
         Proceeds from sale of residential mortgage loans held for sale                            5,007             9,899
         Net realized gains on sale of loans                                                         (77)              (86)
         Originations of residential mortgage loans held for sale                                 (4,930)           (8,221)
         Net accretion of securities premiums and discounts                                         (215)              (47)
         Net realized gains on sale of securities                                                      -               (15)
         Allocation of ESOP shares                                                                    15                 -
         (Increase) in:
              Accrued interest receivable                                                           (935)             (395)
              Prepaid expenses and other assets                                                     (111)               (9)
         Increase in:
              Accrued interest payable                                                               392                46
              Other liabilities                                                                      282                37
                                                                                       -------------------------------------

              Net cash provided by operating activities                                              688             1,633
                                                                                       -------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Securities available for sale:
         Purchases                                                                               (21,140)          (39,995)
         Maturities and principal repayments                                                       6,312            14,432
         Sales                                                                                         -               487
     Securities held to maturity:
         Purchases                                                                               (38,658)           (1,036)
         Maturities and principal repayments                                                       1,500               500
     Purchase of loans receivable                                                                (48,842)                -
     Net increase in loans receivable                                                            (18,934)          (18,288)
     Purchases of bank premises and equipment                                                       (384)             (407)
     Purchase of restricted investment in bank stock                                              (1,194)             (287)
                                                                                       -------------------------------------

              Net cash used in investing activities                                             (121,340)          (44,594)
                                                                                       -------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Net increase in demand and savings deposits                                                  29,051            26,613
     Net increase in time deposits                                                                64,301             8,230
     Net increase (decrease) in short-term debt                                                   (3,000)            3,000
     Proceeds from long-term debt                                                                 30,000                 -
     Repayments on long-term debt                                                                   (738)             (699)
     Issuance of common stock                                                                     10,011             2,938
     Purchase of common stock, ESOP Trust                                                            (67)                -
                                                                                       -------------------------------------

              Net cash provided by financing activities                                          129,558            40,082
                                                                                       -------------------------------------

              Increase (decrease) in cash and cash equivalents                                     8,906            (2,879)

Cash and cash equivalents:
     Beginning                                                                                     6,842             9,721
                                                                                       -------------------------------------

     Ending                                                                             $         15,748   $         6,842
                                                                                       =====================================

Cash payments for interest                                                              $          7,143   $         3,432
                                                                                       =====================================

Cash payments for income taxes                                                          $            207   $             -
                                                                                       =====================================


See Notes to Financial Statements.

AMERICAN BANK
NOTES TO FINANCIAL STATEMENTS



1
--------------------------------------------------------------------------------
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and nature of operations:
          American Bank was incorporated September 3, 1996 under the laws of the Commonwealth of Pennsylvania and is a Pennsylvania state chartered bank. The Bank commenced operations on June 5, 1997 and provides full banking services. The Bank is subject to regulation of the Pennsylvania Department of Banking and the Federal Reserve Bank. The Bank maintains its principal office in Allentown, Pennsylvania and its local service area includes Lehigh and Northampton counties, along with portions of Berks, Bucks and Montgomery counties, in Pennsylvania. The Bank also offers internet banking services on a national basis to United States citizens regardless of geographic location.

     Estimates:
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Presentation of cash flows:
          For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, federal funds sold and securities purchased under agreement to resell and interest-bearing deposits with bank. Generally, federal funds and securities purchased under agreement to resell are purchased and sold for one day periods.

     Securities:
          Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date.

          Securities classified as available for sale are those securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Securities available for sale are carried at fair value. Unrealized gains or losses are included in other comprehensive income, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using the interest method over the terms of the securities.

          Securities classified as held to maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for the amortization of premium and accretion of discount, computed by the interest method over the terms of the securities.

          Restricted investments in bank stock consist of stock in the Federal Home Loan Bank of Pittsburgh, Atlantic Central Bankers Bank and the Federal Reserve Bank.

     Residential mortgage loans held for sale:
          Residential mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by a charge against income. Gains and losses on sales of loans held for sale are included in non-interest income. The Bank does not retain servicing on residential mortgage loans sold. There were no loans held for sale at December 31, 2000 and 1999.

AMERICAN BANK
NOTES TO FINANCIAL STATEMENTS



1
--------------------------------------------------------------------------------
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Purchased mortgage loans:
          The Bank records its investment in purchased mortgage loans at cost. The related premium or discount is recognized over the life of the purchased loan and is included as part of interest income. Principal is reduced as payments are received. The Bank evaluates the realization of such loans when determining the allowance for loan losses.

     Loans receivable:
          Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are stated at their outstanding unpaid principal balances, net of any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Bank is generally amortizing these amounts over the contractual life of the loan.

          The accrual of interest is discontinued when the contractual payment of principal or interest has become 90 days past due unless the credit is well secured and in the process of collection, or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management's judgement as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

     Allowance for loan losses:
          The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

          The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available.

          A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreements. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price or the fair value of the collateral if the loan is collateral dependent.

AMERICAN BANK
NOTES TO FINANCIAL STATEMENTS



1
--------------------------------------------------------------------------------
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Allowance for loan losses (continued):
          Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures.

     Bank premises and equipment:
          Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over their estimated useful lives. Leasehold improvements are depreciated over the estimated useful life of the improvement. The estimated useful lives for calculating depreciation range between three and twelve years.

     Advertising costs:
          The Bank follows the policy of charging the costs of advertising to expense as incurred. Advertising costs of $ 103,000 and $ 88,000 are included in marketing and business development expenses for the years ended December 31, 2000 and 1999, respectively.

     Income taxes:
          Income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     Concentrations of credit risk:
          The Bank grants commercial, residential and consumer loans to customers primarily in Lehigh and Northampton counties, along with portions of Berks, Bucks and Montgomery counties, in Pennsylvania. In addition, the Bank purchases loans from various brokers. These loans are usually outside the Bank's normal market area. The concentration of credit by type of loan is set forth in Note 4. Although the Bank has a diversified loan portfolio, its debtors' ability to honor their contracts is influenced by the region's economy. Also, at various times during the year, the Bank had cash balances in correspondent bank accounts in excess of the federally-insured limit of $ 100,000.

     Interest rate risk:
          The Bank is principally engaged in the business of attracting deposits from the general public, and using these deposits, together with borrowed funds, to make commercial, commercial mortgage, residential mortgage and consumer loans, to purchase residential mortgages and to invest in overnight and term investment securities. Inherent in such activities is the potential for the Bank to assume interest rate risk that results from differences in the maturities and repricing characteristics of assets and liabilities. For this reason, management regularly monitors the level of interest rate risk and the potential impact on net interest income.

     Off-balance sheet financial instruments:
          In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit and letters of credit. Such financial instruments are recorded in the balance sheet when they are funded.

AMERICAN BANK
NOTES TO FINANCIAL STATEMENTS



1
--------------------------------------------------------------------------------
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Earnings per share:
          Basic earnings per share represents income (loss) available to common stockholders divided by the weighted-average number of shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued as well as any adjustment to income that would result from the assumed issuance. The diluted net loss per share equals the basic net loss per share. Potential common shares that may be issued by the Bank relate to outstanding stock options and warrants and are determined using the treasury stock method.

     Comprehensive income:
          Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet. Such items, along with net income, are the components of comprehensive income.

          The components of other comprehensive income (loss) and related tax effects are as follows:


                                                                                      Years Ended December 31,
                                                                                        2000           1999
                                                                                   -------------------------------
                                                                                           (In Thousands)

              Unrealized holding gains (losses) arising during the year             $       1,245  $      (1,209)
              Less:  reclassification adjustment for gains realized in income                   -             15
                                                                                   -------------------------------

                        Net unrealized gains (losses)                                       1,245         (1,224)

              Tax effect                                                                        2              -
                                                                                   -------------------------------

                        Net of tax amount                                           $       1,247  $      (1,224)
                                                                                   ===============================

     New accounting standards:
          In June 1998, the Financial Accounting Standards Board issued Statement No. 133, (as amended by Statements Nos. 137 and 138), "Accounting for Derivative Instruments and Hedging Activities." This statement and its amendments establish accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other contracts, and require that an entity recognize all derivatives as assets or liabilities in their balance sheet and measure them at fair value. The Statement requires that changes in fair value of derivatives be recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. The Bank adopted the Statement on January 1, 2001. The adoption of the Statement did not have a significant impact on the financial condition or results of operations of the Bank.

AMERICAN BANK
NOTES TO FINANCIAL STATEMENTS



1
--------------------------------------------------------------------------------
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     New accounting standards (continued):
          In September 2000, the Financial Accounting Standards Board issued Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This Statement replaces SFAS No. 125 of the same name. It revises the standards of securitizations and other transfers of financial assets and collateral and requires certain disclosures, but carries most of the provisions of SFAS No. 125 without reconsideration. SFAS No. 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The Statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. This statement is to be applied prospectively with certain exceptions. Other than these exceptions, earlier or retroactive application of its accounting provision is not permitted. The adoption of the Statement is not expected to have a significant impact on the Bank.


2
--------------------------------------------------------------------------------
SECURITIES PURCHASED UNDER AGREEMENT TO RESELL

     The Bank enters into purchases of securities under agreement to resell substantially identical securities. Securities purchased under agreements to resell at December 31, 2000 and 1999 consist of U.S. Treasury securities.

     The amounts advanced under these agreements are reflected as assets in the balance sheet. It is the Bank's policy to take possession of securities purchased under agreements to resell. Agreements with third parties specify the Bank's rights to request additional collateral, based on its monitoring of the fair value of the underlying securities on a daily basis. The securities are delivered by appropriate entry into the Bank's account or a third-party custodian's account designated by the Bank under a written custodial agreement that explicitly recognizes the Bank's interest in the securities. At December 31, 2000 and 1999, these agreements matured within one day.

AMERICAN BANK
NOTES TO FINANCIAL STATEMENTS



3
--------------------------------------------------------------------------------
SECURITIES


     The amortized cost and approximate fair value of securities as of December 31, 2000 and 1999 are summarized as follows:

                                                                          GROSS            GROSS
                                                        AMORTIZED       UNREALIZED      UNREALIZED          FAIR
                                                          COST            GAINS           LOSSES            VALUE
                                                    --------------------------------------------------------------------
                                                                              (IN THOUSANDS)
          DECEMBER 31, 2000:
              Available for sale securities:
                  U.S. Government agencies          $       27,168   $          74   $         (113)  $       27,129
                  Corporate notes                           21,379             234              (55)          21,558
                  Mortgage-backed securities                12,700              73             (105)          12,668
                  Trust preferred obligations                1,979               -             (113)           1,866
                                                   --------------------------------------------------------------------

                                                    $       63,226   $         381   $         (386)  $       63,221
                                                   ====================================================================

              Held to maturity:
                  Trust preferred obligations       $        1,870   $          10   $         (155)  $        1,725
                  Corporate notes                           23,157              51                -           23,208
                  Mortgage backed securities                 8,281             177                -            8,458
                  Other                                      5,100               -                -            5,100
                                                   --------------------------------------------------------------------

                                                    $       38,408   $         238   $         (155)  $       38,491
                                                   ====================================================================

          DECEMBER 31, 1999:
              Available for sale securities:
                  U.S. Treasury securities          $        1,000   $           1   $            -   $        1,001
                  U.S. Government agencies                  18,630               -             (630)          18,000
                  Corporate notes                           11,718               2             (131)          11,589
                  Mortgage-backed securities                14,974               -             (414)          14,560
                  Other securities                           1,972               -              (78)           1,894
                                                   --------------------------------------------------------------------

                                                    $       48,294   $           3   $       (1,253)  $       47,044
                                                   ====================================================================

              Held to maturity:
                  Trust preferred obligations       $        1,037   $           -   $          (84)  $          953
                  Other                                        100               -                -              100
                                                   --------------------------------------------------------------------

                                                    $        1,137   $           -   $          (84)  $        1,053
                                                   ====================================================================


AMERICAN BANK
NOTES TO FINANCIAL STATEMENTS



3
--------------------------------------------------------------------------------
SECURITIES (CONTINUED)


     The amortized cost and fair value of securities as of December 31, 2000, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because the securities may be called or prepaid with or without any penalty.

                                                             HELD TO MATURITY                AVAILABLE FOR SALE
                                                    --------------------------------------------------------------------
                                                        AMORTIZED           FAIR          AMORTIZED          FAIR
                                                           COST            VALUE            COST            VALUE
                                                    --------------------------------------------------------------------
                                                                              (IN THOUSANDS)

          Due in one year or less                     $       25,909   $      25,909   $        4,095   $       4,073
          Due after one year through five years                2,248           2,299           41,553          41,755
          Due after five years through ten years                   -               -            2,899           2,859
          Due after ten years                                  1,970           1,825            1,979           1,866
          Mortgage-backed securities                           8,281           8,458           12,700          12,668
                                                    --------------------------------------------------------------------

                                                      $       38,408   $      38,491   $       63,226   $      63,221
                                                    ====================================================================




4
--------------------------------------------------------------------------------
LOANS RECEIVABLE


     The composition of net loans receivable at December 31, 2000 and 1999 is as follows:

                                                       2000             1999
                                               ---------------------------------
                                                             (In Thousands)

          Commercial                             $       18,264   $      10,959
          Commercial mortgage                            29,183          16,726
          Residential mortgage                           64,466          18,475
          Consumer                                       10,235           8,085
                                               ---------------------------------
                                                        122,148          54,245
          Deduct:
              Net deferred loan fees                       (292)           (165)
              Allowance for loan losses                  (1,242)           (767)
                                               ---------------------------------

                   Net loans receivable          $      120,614   $      53,313
                                               =================================

AMERICAN BANK
NOTES TO FINANCIAL STATEMENTS



5
--------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES

     The following table presents changes in the allowance for loan losses at December 31, 2000 and 1999:

                                                          2000          1999
                                                     ---------------------------
                                                            (In Thousands)

          Balance, beginning                          $       767   $       508
              Provision for loan losses                       475           259
                                                     ---------------------------

          Balance, ending                             $     1,242   $       767
                                                     ===========================

     As of December 31, 2000 and 1999, the Bank had no impaired loans.



6
--------------------------------------------------------------------------------
BANK PREMISES AND EQUIPMENT


     The components of bank premises and equipment at December 31, 2000 and 1999 are as follows:

                                                                     2000          1999
                                                                -----------------------------
                                                                      (In Thousands)

          Leasehold improvements                                 $       822   $       820
          Furniture, fixtures and equipment                              829           724
          Computer equipment and data processing software              1,217           940
                                                                -----------------------------
                                                                       2,868         2,484
          Less accumulated depreciation                                  917           561
                                                                -----------------------------

                                                                 $     1,951   $     1,923
                                                                =============================



7
--------------------------------------------------------------------------------
DEPOSITS


     The components of deposits at December 31, 2000 and 1999 are as follows:

                                                          2000          1999
                                                    ----------------------------
                                                            (In Thousands)

          Demand, non-interest bearing                $    10,569   $     6,358
          Demand, interest bearing                         39,452        15,798
          Savings                                          39,909        38,723
          Time, $ 100,000 and over                         14,118         3,374
          Time, other                                      78,447        24,890
                                                    ----------------------------

                                                      $   182,495   $    89,143
                                                    ============================

AMERICAN BANK
NOTES TO FINANCIAL STATEMENTS



7
--------------------------------------------------------------------------------
DEPOSITS (CONTINUED)

     At December 31, 2000, the scheduled maturities of time deposits approximated the following (in thousands):

          2001                                                       $    76,618
          2002                                                             7,282
          2003                                                             2,439
          2004                                                             1,348
          2005                                                             4,878
                                                                    ------------

                                                                     $    92,565
                                                                    ============


8
--------------------------------------------------------------------------------
DEBT

     The Bank is a member of the Federal Home Loan Bank of Pittsburgh (FHLB) which permits the Bank to obtain funding in the form of advances, subject to a maximum borrowing capacity of $ 86,997,000, of which $ 37,456,000 was outstanding at December 31, 2000.

     The FHLB advances require the Bank to provide collateral, which may be in the form of a blanket lien on the Bank's assets or through a pledge, assignment or delivery of specific assets. At December 31, 2000, the Bank had pledged securities with a carrying value of approximately $ 43,370,000 as collateral for advances outstanding.

     Membership in the FHLB also requires that the Bank maintain a certain percentage of its assets in home mortgage assets, which may include mortgage-backed securities, and the Bank purchase a certain amount of FHLB common stock. Both requirements follow formulas established by the FHLB and, at December 31, 2000, the Bank was in compliance with these requirements.

     At December 31, 2000 and 1999, the Bank had $ -0- and $ 3,000,000 outstanding short-term debt from the FHLB. The borrowings at December 31, 1999 had an interest rate of 5.55% and matured in January 2000.

     At December 31, 2000, long-term debt consists of $ 35,000,000 in fixed maturity advances with interest rates locked for certain periods of time, after which the FHLB, may, at it's option elect to convert the advances to a variable rate of interest that resets quarterly and is based on a spread over the then current 30 day LIBOR. If the FHLB does reprice the advance, the Bank has the option to pay the advances back to the FHLB with no penalty. Interest rates on these advances at December 31, 2000 range from 4.63% to 6.07%, with a weighted average interest rate of 5.71%. The rates on these convertible advances are not subject to reset until after November 17, 2001.

     At December 31, 2000, there is an additional $ 2,456,000 of advances from the FHLB that amortize principal monthly and have fixed interest rates ranging from 5.30% to 5.46% with a weighted average interest rate of 5.32%. These advances fully amortize in 2008.

AMERICAN BANK
NOTES TO FINANCIAL STATEMENTS



8
--------------------------------------------------------------------------------
DEBT (CONTINUED)

     Scheduled repayments are as follows (in thousands):

          2001                                                    $       1,718
          2002                                                              447
          2003                                                            1,434
          2004                                                              262
          2005                                                              247
          Thereafter                                                     33,348
                                                                 ---------------

                                                                  $      37,456
                                                                 ===============


9
--------------------------------------------------------------------------------
LEASE COMMITMENTS AND TOTAL RENTAL EXPENSE

     The Bank leases the premises for its principal office under a five-year operating lease agreement expiring November 2002. The Bank has the option to extend the lease agreement for five additional five-year lease terms. The Bank is responsible for its direct or proportionate share of real estate taxes, insurance, utilities and maintenance and repairs on the building. The lessor is chairman and a principal shareholder of the Bank. The Bank also leases two vehicles under 36-month leases expiring May 2003.

     Future minimum lease payments by year are as follows:

                                     Minimum          Minimum
                                  Annual Lease     Annual Lease
                                    Payments         Payments
                                   To Related        To Third
                                     Party           Parties          Total
                                ------------------------------------------------
                                                  (In Thousands)

          2001                    $        252     $         10    $        262
          2002                             253               10             263
          2003                              --                5               5
                                ------------------------------------------------

                                  $        505     $         25    $        530
                                ================================================

     Rental expense, which includes accruals for common charges, was $ 224,000 and $ 194,000 for the years ended December 31, 2000 and 1999, respectively, including $ 214,000 and $ 181,000, respectively, to the related party.

AMERICAN BANK
NOTES TO FINANCIAL STATEMENTS



10
--------------------------------------------------------------------------------
EMPLOYMENT AGREEMENTS

     The Bank entered into employment agreements with its President and Chief Executive Officer, and Chief Operating Officer which include minimum annual salary commitments over terms of three years and one year respectively. The agreements automatically extend by one day for each day of the contract term and include restrictions on competition and confidentiality.


11
--------------------------------------------------------------------------------
STOCKHOLDERS' EQUITY

     During 1999, 293,772 shares of common stock were issued which resulted in proceeds of $ 2,938,000. On December 15, 1999, the Board of Directors declared a 2-for-1 stock split and reduced the par value of the common stock from $ 5.00 to $ 2.50 per share effective December 31, 1999. The stock split, representing 1,496,272 shares, increased the total shares outstanding at December 31, 1999 to 2,992,544. All per share amounts have been adjusted to give retroactive effect to the stock split.

     On May 1, 2000, the Bank offered to the public a minimum of 1,000,000 and a maximum of 1,500,000 shares of par value $ 2.50, voting, common stock of the Bank at a price of $ 10.00. The offering closed on June 15, 2000 and 1,013,594 shares of stock were issued, resulting in additional capital of $ 9,999,000 net of expenses associated with the offering. In addition, the Bank granted warrants entitling subscribers in the public offering to purchase one additional share for each two shares purchased during the offering. The warrants are exercisable at any time through June 30, 2003 at an exercise price of $ 10.00. The total number of warrants issued in connection with the public offering were 506,803, of which 1,175 have been exercised as of December 31, 2000.


12
--------------------------------------------------------------------------------
NET INCOME (LOSS) PER COMMON SHARE

     The following table sets forth the computations of basic and diluted earnings per share for the years ended December 31, 2000 and 1999:



                                                                      2000            1999
                                                                 --------------------------------
                                                                         (In Thousands,
                                                                     Except Per Share Data)

         Numerator, net income (loss)                             $        429   $        (118)
                                                                 ================================

         Denominators:
              Average basic shares outstanding                           3,541           2,574
              Average dilutive option effect                                69               -
              Average dilutive warrant effect                               36               -
                                                                 --------------------------------

              Average diluted shares outstanding                         3,646           2,574
                                                                 ================================

         Net income (loss) per common share:
              Basic                                               $       0.12   $       (0.05)
                                                                 ================================

              Diluted                                             $       0.12   $       (0.05)
                                                                 ================================


AMERICAN BANK
NOTES TO FINANCIAL STATEMENTS




13
--------------------------------------------------------------------------------
EMPLOYEE BENEFITS

     The Bank has a 401(k) plan covering substantially all employees. The Bank matches 50% of an employee's contribution on the first 6% of his or her gross pay, up to a maximum of 3%. Additionally, discretionary contributions may be determined annually by the Board of Directors. The Bank's contributions are expensed as costs are incurred. Total expense amounted to $ 27,000 and $ 24,000 for the years ended December 31, 2000 and 1999, respectively.

     The Bank has a Non-Qualified Stock Option Plan (the "Plan") that includes officers and independent directors. The Plan covers 250,000 shares of common stock. Options granted under the Plan will have an option price at least equal to the fair market value of the common stock on the date of the grant. The options expire not more than ten years after the date of the grant. Exercise and vesting dates and terms may vary and are specified at the date of the grant.

     Stock option transactions under the Plan were as follows:



                                                                            Years Ended December 31,
                                                                      2000                             1999
                                                          --------------------------------------------------------------
                                                                             WEIGHTED-                       Weighted-
                                                                              AVERAGE                         Average
                                                                             EXERCISE                         Exercise
                                                              OPTIONS          PRICE          Options           Price
                                                          --------------------------------------------------------------

          Outstanding at the beginning of the year            130,000      $       5.40        61,000       $      5.56
          Granted                                              46,000             13.99        69,000              5.62
                                                          --------------------------------------------------------------

          Outstanding at the end of the year                  176,000      $       7.64       130,000       $      5.40
                                                          ==============================================================

          Exercisable at December 31                           73,000      $       5.14
                                                          ================================

          Weighted average fair value of options
              granted during the year                                      $       6.59                     $      2.32
                                                                          ================                 =============


     Options available for grant at December 31, 2000 were 74,000.

     The weighted-average remaining contractual life of the above options at December 31, 2000 is approximately 9.2 years.

     The Bank has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and related interpretations in accounting for its employee and director stock options. Under APB 25, because the exercise price of the Bank's stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Pro forma information regarding net income (loss) and net income (loss) per share is required by Statement 123, and has been determined as if the Bank had accounted for its stock options under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2000 and 1999, respectively: risk-free interest rates of 6.0% and 4.7% and an expected life of the options of nine years.

AMERICAN BANK
NOTES TO FINANCIAL STATEMENTS




13
--------------------------------------------------------------------------------
EMPLOYEE BENEFITS (CONTINUED)

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period.

                                                      Years Ended December 31,
                                                        2000           1999
                                                   -----------------------------
                                                       (In Thousands, Except
                                                          Per Share Data)

          Net income (loss):
              As reported                           $       429    $      (118)
              Pro forma                                     369           (183)

          Earnings per share:
              As reported:
                  Basic                                    0.12          (0.05)
                  Diluted                                  0.12          (0.05)
              Pro forma:
                  Basic                                    0.10          (0.07)
                  Diluted                                  0.10          (0.07)

     As of January 1, 2000, the Bank adopted an Employee Stock Ownership Plan
     (ESOP) covering virtually all employees who meet certain eligibility requirements. The Plan is designed to provide officers and eligible employees with proprietary interest in the Bank as an incentive to contribute to the success of the Bank and to help insure the attainment of the Banks goals. The Bank intends that the ESOP be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, and has filed for a determination and qualification with the Internal Revenue Service.

     The Plan is administered by a committee of the Board of Directors. At present, the securities held by the plan consist solely of shares of common stock of the Bank. Contributions to the plan and allocations of shares under the plan are discretionary on the part of the Board of Directors. The Bank has engaged the services of an independent Trustee to hold the assets of the Plan and Trust.

     During the year ended December 31, 2000, the Trust acquired 5,000 shares of the common stock of the Bank. At December 31, 2000, the Bank made contributions to the Plan, recognized a cost of $ 15,000 and authorized the allocation of 1,250 shares of stock to eligible employees, leaving 3,750 shares of stock being held as unallocated at year end.

     The ESOP has entered into a loan arrangement with a third party bank to provide funds to acquire shares in the Plan. This borrowing agreement provides for the Plan to be able to borrow up to $ 250,000 through December 31, 2001, after which, the amount of the loan is payable in ten annual installments together with interest on the unpaid balance at prime rate minus 1.00%. The Bank has guaranteed the payment of this loan.

AMERICAN BANK
NOTES TO FINANCIAL STATEMENTS




14
--------------------------------------------------------------------------------
INCOME TAXES

     The provision for federal income taxes at December 31, 2000 and 1999 consisted of the following:

                                                         2000          1999
                                                    ----------------------------
                                                           (In Thousands)

          Current                                    $       325   $         -
          Deferred                                           (71)            -
                                                    ----------------------------

                                                     $       254   $         -
                                                    ============================

     Reconciliation of the statutory income tax expense computed at 34% to the income tax expense included in the statements of income is as follows:

                                                         2000          1999
                                                    ----------------------------
                                                           (In Thousands)

          Computed statutory tax expense (credit)    $       232   $       (40)
          Net operating loss carryforward                      -            40
          Other, net                                          22             -
                                                    ----------------------------

                                                     $       254   $         -
                                                    ============================

     At December 31, 2000 and 1999, the significant components of deferred tax assets and liabilities for federal income tax purposes are as follows:

                                                        2000         1999
                                                    ----------------------------
                                                          (In Thousands)

           Deferred tax assets:
               Allowance for loan losses             $       403   $       250
               Net operating loss carryforwards                -            83
               Unrealized losses on securities
                  available for sale                           1             -
               Other                                           8            15
                                                    ----------------------------
                                                             412           348
               Less valuation allowance                      255           235
                                                    ----------------------------

                   Total deferred tax assets                 157           113
                                                    ----------------------------

          Deferred tax liabilities:
               Depreciation expense                          (26)          (15)
               Cash basis adjustment, net                    (59)          (98)
                                                    ----------------------------

                   Total deferred tax liabilities            (85)         (113)
                                                    ---------------------------

                   Net deferred tax asset            $        72   $         -
                                                    ============================

AMERICAN BANK
NOTES TO FINANCIAL STATEMENTS



15
--------------------------------------------------------------------------------
TRANSACTIONS WITH EXECUTIVE OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS

     The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with its executive officers, directors, principal stockholders, their immediate families and affiliated companies (commonly referred to as related parties), on the same terms, including interest rates, as those prevailing at the time for comparable transactions with others. Deposits of related parties totaled $ 7,845,000 and $ 8,443,000 at December 31, 2000 and 1999, respectively.
     Loans to related parties totaled $ 1,441,000 and $ 1,166,000 at December 31, 2000 and 1999, respectively. During 2000, $ 559,000 of new loans were made and repayments totaled $ 284,000. In addition, the Bank leases property from a related party (see Note 9).


16
--------------------------------------------------------------------------------
FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

     A summary of the Bank's financial instrument commitments at December 31, 2000 and 1999 is as follows:

                                                            2000         1999
                                                       -------------------------
                                                             (In Thousands)

          Commitments to extend credit                  $     8,429  $     8,178
          Unfunded commitments under lines of credit         14,760        3,961
          Outstanding letters of credit                       1,459          341

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include personal or commercial real estate, accounts receivable, inventory and equipment.

     Outstanding letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

AMERICAN BANK
NOTES TO FINANCIAL STATEMENTS



17
--------------------------------------------------------------------------------
REGULATORY MATTERS

     The Bank is subject to various regulatory capital requirements administered by the Pennsylvania Department of Banking and the federal banking agencies. Failure to meet the minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth below) of total and Tier l capital (as defined in the regulations) to risk-weighted assets, and of Tier l capital to average assets. Management believes, as of December 31, 2000, that the Bank meets all the requirements, to which it is subject, to be considered well capitalized.

     The Federal Reserve Bank, which is the primary Federal regulator of American Bank, required that the Bank maintain a ratio of Tier 1 leverage capital to average assets of at least 9% during the first three years of operation. The Bank completed three years of operations during June 2000. Under those guidelines and during that time the Bank met all the requirements to be considered well capitalized.

     The Bank's actual capital amounts and ratios at December 31, 2000 and 1999 are also presented below:

                                                                                                       To Be Well
                                                                                 For Capital        Capitalized Under
                                                                                   Adequacy         Prompt Corrective
                                                             Actual                Purposes         Action Provisions
                                                      ----------------------------------------------------------------------
                                                         Amount     Ratio     Amount     Ratio      Amount     Ratio
                                                      ----------------------------------------------------------------------
                                                                          (Dollar Amounts In Thousands)

     AS OF DECEMBER 31, 2000:
          Total capital (to risk weighted assets)     $   24,500    15.54%  $ *12,610    *8.0%    $  *15,763  *10.0%
          Tier I capital (to risk weighted assets)        23,258    14.75     * 6,305    *4.0        * 9,458  * 6.0
          Tier I capital (to average assets)              23,258    10.58     * 8,793    *4.0        *10,991  * 5.0

     AS OF DECEMBER 31, 1999:
          Total capital (to risk weighted assets)     $   13,638    18.97%  $  *5,753    *8.0%    $   *7,191  *10.0%
          Tier I capital (to risk weighted assets)        12,870    17.90      *2,876    *4.0         *4,315  * 6.0
          Tier I capital (to average assets)              12,870    12.04      *9,620    *9.0         *9,620  * 9.0

* = {less than or equal to symbol]


     The Bank is subject to certain restrictions on the amount of dividends that it may declare due to regulatory considerations. The Pennsylvania Banking Code provides that cash dividends may be declared and paid only out of accumulated net earnings.

AMERICAN BANK
NOTES TO FINANCIAL STATEMENTS



18
--------------------------------------------------------------------------------
FAIR VALUE OF FINANCIAL INSTRUMENTS

     Management uses its best judgement in estimating the fair value of the Bank's financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Bank could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year ends, and have not been reevaluated or updated for purposes of these financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year-end.

     The following information should not be interpreted as an estimate of the fair value of the entire Bank since a fair value calculation is only provided for a limited portion of the Bank's assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Bank's disclosures and those of other companies may not be meaningful. The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

          Cash and due from banks, interest bearing deposit with bank, federal funds sold and securities purchased under agreement to resell:
               The carrying amounts reported approximate those assets' fair value.

          Securities:
               Fair values of securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

          Loans receivable:
               For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans receivable were estimated using discounted cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

          Accrued interest receivable and payable:
               The carrying amount of accrued interest receivable and payable approximate their fair values.

           Restricted investment in bank stock:
               The carrying amounts approximate their fair values.

          Deposit liabilities:
               The fair values disclosed for demand deposits (e.g., interest-bearing and noninterest-bearing checking, passbook, savings and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates of deposit to a schedule of aggregated expected monthly maturities on time deposits.

          Short-term debt:
               The current carrying amounts of short-term debt approximate their fair values.

AMERICAN BANK
NOTES TO FINANCIAL STATEMENTS



18
--------------------------------------------------------------------------------
FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

          Long-term debt:
               The fair value of long-term debt is calculated on the discounted value of contractual cash flows, using rates currently available for borrowings from the FHLB with similar maturities.

          Off-balance sheet instruments:
               Off-balance sheet instruments of the Bank consist of letters of credit, loan commitments and unfunded lines of credit. Fair values for the Bank's off-balance sheet instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. Any fees charged are immaterial.

     A summary of the estimated fair values of the Bank's financial instruments are as follows:


                                                                       2000                           1999
                                                          --------------------------------------------------------------
                                                            CARRYING         FAIR           Carrying         Fair
                                                             AMOUNT          VALUE           Amount          Value
                                                          --------------------------------------------------------------
                                                                                 (In Thousands)

          Financial assets:
               Cash and due from banks                     $   6,351       $   6,351       $   2,469       $    2,469
               Interest-bearing deposit with bank              6,939           6,939           4,068            4,068
               Federal funds sold and securities
                   purchased under agreement to resell         2,458           2,458             305              305
               Securities                                    101,629         101,712          48,181           48,097
               Loans receivable, net                         120,614         120,528          53,313           52,984
               Accrued interest receivable                     1,705           1,705             770              770
               Restricted investments in bank stock            2,438           2,438           1,244            1,244

          Financial liabilities:
               Deposits                                      182,495         183,467          89,143           86,394
               Short-term debt                                     -               -           3,000            3,000
               Long-term debt                                 37,456          34,671           8,194            7,860
               Accrued interest payable                          607             607             215              215

          Off-balance sheet financial instruments:
               Commitments to extend credit                        -               -               -                -
               Standby letters of credit                           -               -               -                -





                                  AMERICAN BANK
                            CONDENSED BALANCE SHEETS
                (Dollars In Thousands, Except Per Share Amounts)


                                                                                          September 30,    December 31,
                                                                                              2001             2000
                                                                                              ----             ----

                                     Assets
         Cash and due from banks                                                           $    9,226       $    6,351
         Interest bearing deposits with bank                                                      750            6,939
         Federal funds sold and securities purchased under agreement to resell
                                                                                                5,487            2,458
                                                                                           ----------       ----------
              Cash and cash equivalents                                                        15,463           15,748

         Investment securities available for sale at fair value                               174,307           63,221
         Investment securities held to maturity                                                16,363           38,408
         Loans, net of allowance for loan losses of $1,508 and $1,242                         137,599          120,614
         Restricted investment in bank stock                                                    4,945            2,438
         Bank premises and equipment, net                                                       2,324            1,951
         Accrued interest receivable                                                            2,842            1,705
         Other assets                                                                              85              171
                                                                                           ----------       ----------

                   Total assets                                                            $  353,928       $  244,256
                                                                                           ==========       ==========

                         Liabilities and Stockholders' equity

              Liabilities
         Deposits
              Non-interest bearing deposits                                                $   13,922       $   10,569
              Interest bearing deposits                                                       228,063          171,926
                                                                                           ----------       ----------

                   Total deposits                                                             241,985          182,495

         Long-term debt                                                                        84,346           37,456
         Accrued interest payable                                                                 785              607
         Other liabilities
                                                                                                1,431              443
                                                                                           ----------       ----------

                   Total liabilities                                                          328,547          221,001
                                                                                           ----------       ----------


                              Stockholders' equity:

         Preferred stock, par value $5.00 per share; authorized 5,000,000 shares;
              Issued and outstanding 0 shares                                                       -                -
         Common stock, $2.50 par value; authorized 10,000,000 shares;
              4,008,513 shares issued, and 4,000,563 shares outstanding, in
              2001; 4,007,313 shares issued, and 4,003,563 shares outstanding
              in 2000                                                                          10,021           10,018
         Additional paid-in capital                                                            14,939           14,930
         Unallocated ESOP shares, at cost (7,950 shares in 2001; 3,750 shares in
              2000)                                                                              (100)             (52)
         Accumulated deficit                                                                     (702)          (1,638)
         Accumulated other comprehensive income (loss)                                          1,223               (3)
                                                                                           ----------       ----------
                   Total stockholders' equity
                                                                                               25,381           23,255
                                                                                           ----------       ----------

                   Total liabilities and stockholders' equity                              $  353,928       $  244,256
                                                                                           ==========       ==========


See notes to financial statements.
--------------------------------------------------------------------------------

                                  AMERICAN BANK
                         CONDENSED STATEMENTS OF INCOME
                    (In Thousands, Except Per Share Amounts)

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                                2001      2000
                                                                ----      ----

     Loans receivable, including fees                         $ 7,648   $ 4,217
     Investment securities                                      6,907     3,538
     Other                                                        226       156
                                                              -------   -------

         Total interest income                                 14,781     7,911
                                                              -------   -------

     Deposits                                                   7,393     4,067
     Long-term debt                                             2,616       807
                                                              -------   -------

         Total interest expense                                10,009     4,874
                                                              -------   -------
         Net Interest Income                                    4,772     3,037

Provision for loan losses                                         161       348
                                                              -------   -------

         Net interest income after provision for loan losses    4,611     2,689
                                                              -------   -------

Non-interest Income
     Service charges on deposit accounts                           82        53
     Other income                                                 232       223
                                                              -------   -------

         Total non-interest income                                314       276
                                                              -------   -------

  Non-interest Expense
    Salaries and employee benefits                              1,492     1,227
    Occupancy and equipment expense                               466       384
    Professional fees                                             157        74
    Data processing expense                                       601       294
    Other operating expense                                     1,008       633
                                                              -------   -------

         Total non-interest expense                             3,724     2,612
                                                              -------   -------

  Income before provision for income taxes                      1,201       353
  Provision for income taxes                                      265       128
                                                              -------   -------

         Net income                                           $   936   $   225
                                                              =======   =======


  Earnings per share:
     Basic                                                    $   .23   $   .07
                                                              =======   =======
     Diluted                                                  $   .23   $   .06
                                                              =======   =======

  Average common shares outstanding:
     Basic                                                      4,001     3,387
                                                              =======   =======
     Diluted                                                    4,152     3,477
                                                              =======   =======

See notes to financial statements


                                  AMERICAN BANK
                  CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (In Thousands)
                                                                                                   ACCUMULATED
                                                                                  UNALLOCATED         OTHER
                                           COMMON      CAPITAL     ACCUMULATED        ESOP        COMPREHENSIVE
                                            STOCK      SURPLUS       DEFICIT         SHARES       INCOME (LOSS)      TOTAL
                                          ----------------------------------------------------------------------------------

Balance at December 31, 2000              $  10,018    $14,930     $  (1,638)      $    (52)        $     (3)       $ 23,255

Comprehensive Income for the nine
months ended September 30, 2001:
   Net Income                                                            936                                             936
   Change in net unrealized gain on
   investment securities available for
   sale, net of taxes of $627                                                                          1,226           1,226
                                                                                                                    --------
      Total comprehensive income                                                                                       2,162
                                                                                                                    --------
Exercise of warrants                             3           9                                                            12
Purchase of Shares by ESOP                                                              (48)                             (48)
                                          --------     -------     ---------       --------         --------        --------
Balance at September 30, 2001             $ 10,021     $14,939     $    (702)      $   (100)        $  1,223        $ 25,381
                                          ========     =======     =========       ========         ========        ========




                                                                                   ACCUMULATED
                                                                                      OTHER
                                           COMMON      CAPITAL     ACCUMULATED    COMPREHENSIVE
                                            STOCK      SURPLUS       DEFICIT      INCOME (LOSS)      TOTAL
                                          ------------------------------------------------------------------

Balance December 31, 1999                 $  7,481     $ 7,456      $ (2,067)       $  (1,250)      $ 11,620

Comprehensive Income for the nine
months ended September 30, 2000:
   Net Income                                                            225                             225
   Change in net unrealized loss on
   investment securities available for
   sale, net of taxes of $265                                                             606            606
                                                                                                    --------
      Total comprehensive loss                                                                           831
                                                                                                    --------
Exercise of warrants                                         1                                             1
Sale of common stock                         2,534       7,465                                         9,999
                                          --------     -------      --------        ---------       ---------

Balance at September 30, 2000             $ 10,015     $14,922      $ (1,842)       $    (644)      $ 22,451
                                          ========     =======      ========        =========       ========



See notes to financial statements


                                  AMERICAN BANK
                       CONDENSED STATEMENTS OF CASH FLOWS
                                 (In Thousands)

                                                                                   NINE MONTHS ENDED
                                                                                      SEPTEMBER 30,
                                                                                    2001        2000
                                                                                    ----        ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income                                                                    $     936   $     225
   Adjustments to reconcile net income to net cash provided by
   (used in) operating activities:
      Provision for loan losses                                                        161         348
      Depreciation and amortization                                                    330         262
      Deferred income tax benefits                                                    (188)          0
      Proceeds from sale of residential mortgage loans held for sale                 7,206       3,704
      Net realized gain on sale of loans                                              (104)        (50)
      Origination of residential mortgage loans held for sale                       (7,102)     (3,654)
      Net (accretion) of securities premiums and discounts                             (93)        (88)
      (Increase) in other assets                                                    (1,122)       (927)
      Increase in other liabilities                                                    793         453
                                                                                 ---------   ---------
         Net cash provided by operating activities                                     817         273
                                                                                 ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Securities available for sale:
      Purchases                                                                   (143,096)    (19,459)
      Maturities and principal repayments                                           33,982       4,496
   Securities held to maturity:
      Purchases                                                                    (10,666)    (12,235)
      Maturities and principal repayments                                           32,690         745
   Purchase of loans receivable                                                    (20,320)    (32,004)
   Net (increase) decrease  in loans receivable                                      3,174     (21,415)
   Purchase of Bank premises and equipment                                            (703)       (274)
   Purchase of restricted investment in bank stock                                  (2,507)        353
                                                                                 ---------   ---------
         Net cash used in investing activities                                    (107,446)    (80,499)
                                                                                 ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
   Net increase in demand and savings deposits                                      59,362      16,163
   Net increase in time deposits                                                       128      48,912
   Net increase in short-term debt                                                       0      12,000
   Proceeds from long-term debt                                                     47,500           0
   Repayments on long-term debt                                                       (610)       (613)
   Issuance of common stock                                                             12      10,000
   Purchase of common stock, ESOP trust                                                (48)          0
                                                                                 ---------   ---------
         Net cash provided by financing activities                                 106,344      86,462
                                                                                 ---------   ---------
         Increase (decrease) in cash and cash equivalents                             (285)      6,236
Cash and cash equivalents at beginning of year                                      15,748       6,842
                                                                                 ---------   ---------

Cash and cash equivalents at end of period                                       $  15,463   $  13,078
                                                                                 =========   =========
Supplementary disclosures:
   Interest paid on deposits and borrowings                                      $   9,831   $   4,623
                                                                                 =========   =========

   Income taxes paid                                                             $     163           0
                                                                                 =========   =========

See notes to financial statements

                                  AMERICAN BANK
                     Notes to Condensed Financial Statements

1.   Basis of presentation

     The Bank prepares its financial statements on the accrual basis and in conformity with generally accepted accounting principles. The unaudited information furnished herein reflects all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Operating results for the nine months ended September 30, 2001 (unaudited) are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. Certain reclassifications may have been made to amounts previously reported in 2000 to conform with the 2001 presentation.

2.   Contingent Liabilities

     In the normal course of business, there are various outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit that are not reflected in the accompanying financial statements. No material losses are anticipated as a result of those transactions on either a completed or uncompleted basis.

3.   Earnings per share

     Basic earnings per share computations are based upon the weighted average number of shares outstanding during the periods. Diluted earnings per share computations are based upon the weighted average number of shares outstanding during the period plus the dilutive effect of outstanding stock options and stock warrants. Per share amounts are based on the weighted average number of shares outstanding during each period as follows:

                                                           FOR THE NINE MONTHS
                                                           ENDED SEPTEMBER 30,
                                                            2001         2000
                                                            ----         ----
                                                             (In Thousands)

     Basic EPS weighted average shares outstanding         4,001        3,387
     Dilutive effect of Stock options and warrants           151           90
                                                           -----          ---

     Diluted EPS weighted average shares outstanding       4,152        3,477
                                                           =====        =====

4.   New accounting standards

     In September 2000, the Financial Accounting Standards Board issued Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This Statement replaces SFAS No. 125 of the same name. It revises the standards of securitizations and other transfers of financial assets and collateral and requires certain disclosures, but carries most of the provisions of SFAS No. 125 without reconsideration. SFAS No. 140 was originally to be effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001, however, certain of the provisions of the statement have been delayed until December 15, 2001. This statement is to be applied prospectively with certain exceptions. Other than these exceptions, earlier or retroactive application of its accounting provision is not permitted. The Bank adopted the Statement on March 31, 2001. The adoption of the Statement did not have a significant impact on the financial condition or results of operation of the Bank.

     In June of 2001, the Financial Accounting Standards Board issued Statement No. 141, "Business Combinations", and Statement No. 142, "Goodwill and Other Intangible Assets".

     Statement No. 141 requires all business combinations to be accounted for using the purchase method of accounting as use of the pooling-of-interests method is prohibited. In addition, this Statement requires that negative goodwill that exists after the basis of certain acquired assets is reduced to zero should be recognized as an extraordinary gain. The provisions of this Statement apply to all business combinations initiated after June 30, 2001.

     Statement No. 142 prescribes that goodwill associated with a business combination and intangible assets with an indefinite useful life should not be amortized but should be tested for impairment at least annually. The Statement requires intangibles that are separable from goodwill and that have a determinable useful life to be amortized over the determinable useful life. The provisions of this Statement will become effective for the Bank in January of 2002.

     In June 2001, the Financial Accounting Standards Board issued Statement No. 143, "Accounting For Asset Retirement Obligations", which addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the related asset retirement costs. This Statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. This Statement will become effective for the Bank on January 1, 2003.

     In August 2001, the Financial Accounting Standards Board issued Statement No. 144, "Accounting for the Impairment of or Disposal of Long-Lived Assets". This Statement supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions for the Disposal of a Segment of a Business". This Statement also amends ARB No. 51, "Consolidated Financial Statements". The provisions of this Statement will be effective for the Bank on January 1, 2002.

     Adoption of these statements is not expected to have a material impact on the Bank's financial condition or results of operations.

        UP TO 1,000,000 CUMULATIVE CONVERTIBLE TRUST PREFERRED SECURITIES

                            AMERICAN CAPITAL TRUST I

                       6.00% CUMULATIVE CONVERTIBLE TRUST
                              PREFERRED SECURITIES

                           (LIQUIDATION AMOUNT $10.00
                            PER CONVERTIBLE SECURITY)

                     FULLY, IRREVOCABLY AND UNCONDITIONALLY
                     GUARANTEED ON A SUBORDINATED BASIS, AS
                        DESCRIBED IN THIS PROSPECTUS, BY

                      (LOGO OF AMERICAN BANK INCORPORATED)

                               -------------------

                                   $10,000,000
                  6.00% Convertible Subordinated Debentures of

                           American Bank Incorporated

                               ------------------

                                   Prospectus
                               February ____, 2002

                               ------------------

             Our Table of Contents is located on the inside of the front cover page of this document.

o You should only rely on the information contained or incorporated by reference in this prospectus. We have not, and our underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

o We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

o You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only.

o This prospectus does not constitute an offer to sell, or the solicitation of any offer to buy, any securities other than the securities to which it relates.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article VII of the Articles of Incorporation of American Bank Incorporated (the "Corporation") provides for limitations on the liability of directors and officers as follows:

         The directors and officers of the Corporation shall not be personally liable, as such, for monetary damages for any action taken, unless the director or officer has breached or failed to perform the duties of his office under the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. If the BCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors and officers, then the liability of a directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the BCL, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification. This Article VIII shall not apply to the responsibility or liability of a director or officer pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to Federal, State, or local law.

         Article VI of the Bylaws of American Bank Incorporated provides for indemnification as follows:

         6.1 Third Party Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, provided that the Corporation shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding effected without its prior written consent or any action or proceeding initiated by any such person (other than an action or proceeding to enforce rights to indemnification hereunder).

         6.2 Derivative and Corporate Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, provided that the Corporation shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding affected without its prior written consent. Indemnification shall not be made under this Section 6.2 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

         6.3 Mandatory Indemnification. To the extent that a representative of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 6.1 or Section 6.2 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         6.4 Procedure for Effecting Indemnification. Unless ordered by a court, any indemnification under Section 6.1 or Section 6.2 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because he has met the applicable standard of conduct set forth in those sections. The determination shall be made:

         (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

         (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

         (3)      by the stockholders.

         6.5 Advancing Expenses. Expenses (including attorneys' fees) incurred in defending any action or proceeding referred to in this Article VI shall be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI or otherwise.

         6.6 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against that liability under the provisions of this
Article VI.

         6.7 Modification. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated costs and expenses, other than the underwriting commissions, payable by American Bank Incorporated in connection with the sale of the securities being registered.

      SEC registration fee....................................... $   2,400
      Legal fees and expenses of Registrant's counsel............ $  60,000
      EDGAR expenses............................................. $  10,000
      Accounting fees and expenses............................... $  25,000
      Printing and engraving expenses............................ $  10,000
      Trustee fees and expenses.................................. $  25,000
      Transfer agent fees and expenses........................... $   2,000
      Blue Sky fees and expenses................................. $  10,000
      Miscellaneous.............................................. $   5,600
                                                                  ---------
         Total................................................... $ 150,000
                                                                  =========

ITEM 26  RECENT SALES OF UNREGISTERED SECURITIES.

         Not Applicable.

ITEM 27. EXHIBITS:

The exhibits filed as part of this registration statement are as follows:

3.1      Articles of Incorporation of American Bank Incorporated
3.2      Bylaws of American Bank Incorporated
4.1      Trust Agreement*
4.2      Form of Amended and Restated Trust Agreement of American Capital
         Trust I*
4.3      Form of Certificate of Trust (attached as exhibit A to exhibit 4.2)*
4.4 Form of Common Stock Certificate of American Capital Trust I (attached as exhibit B to exhibit 4.2)*
4.5 Form of Agreement as to Expenses and Liabilities of American Capital Trust (attached as exhibit C to exhibit 4.2)*
4.6 Form of Preferred Stock Certificate of American Capital Trust I (attached as exhibit D to exhibit 4.2)*
4.7      Form Certificate of Authentication (attached as exhibit E to exhibit
         4.2)*
4.8 Form of Preferred Securities Guarantee Agreement between American Bank Incorporated and Bankers Trust Company, as guarantee trustee*
4.9 Form of Indenture between American Bank Incorporated and Bankers Trust Company*
4.10 Form of Subordinated Debenture due 2032 (attached as exhibit A to exhibit 4.9)*
4.11 Form of Common Stock Certificate of American Bank Incorporated 5.1 Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C.
5.2      Opinion of Delaware counsel*
8.1      Federal tax opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. *
12.1     Calculation of ratios of earnings to fixed charges*
23.1     Consent of Beard Miller Company LLP
23.2     Consent of Luse Lehman Gorman Pomerenk & Schick (included in Exhibits
         5.1 and 8.1) 23.3 Consent of Delaware counsel (included in opinion filed as Exhibit 5.2).
24.1     Powers of attorney (set forth on signature page)
25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as indenture trustee under the Indenture for 6.0% Subordinated Debentures due 2032 of American Bank Incorporated*
25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as property trustee and Delaware trustee under the Amended and Restated Trust Agreement for American Capital Trust I.*
25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as guarantee trustee under the Preferred Securities Guarantee Agreement relating to American Capital Trust I.*

------------------------------
*        To be filed supplementally or by amendment.

ITEM 28.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the
              Securities Act of 1933;

                  (ii)Reflect in the prospectus any facts or events arising
              after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any duration from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) Include any additional or changed material information on the plan of distribution.

              (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

              (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

              The small business issuer will provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such documentation and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, American Bank Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the city of Allentown, State of Pennsylvania on December 14, 2001.


                                          AMERICAN BANK INCORPORATED


                                 By:      /S/ MARK W. JAINDL
                                          -------------------------------------
                                          Mark W. Jaindl
                                          President and Chief Executive Officer
                                          (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of American Bank Incorporated (the "Company"), hereby severally constitute and appoint Mark W. Jaindl as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Mark W. Jaindl may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of the Company's Rights to purchase Preferred Securities and the Company's Preferred Securities, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Mark W. Jaindl shall do or cause to be done by virtue thereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates stated.

                      SIGNATURES                                   TITLE                           DATE
                      ----------                                   -----                           ----


   /S/ MARK W. JAINDL                                President,  Chief Executive Officer          December 14, 2001
   -----------------------------------------         and Vice Chairman (Principal
   Mark W. Jaindl                                    Executive Officer)



   /S/ HARRY C. BIRKHIMER                            Vice President and Chief Financial           December 14, 2001
   -----------------------------------------         Officer (Principal Financial and
   Harry C. Birkhimer                                Accounting Officer)



   /S/ FREDERICK J. JAINDL                           Chairman of the Board                        December 14, 2001
   -----------------------------------------
   Frederick J. Jaindl



   /S/ DAVID M. JAINDL                               Director                                     December 14, 2001
   -----------------------------------------
   David M. Jaindl



   /S/ ELIZABETH B. GAUL                             Director                                     December 14, 2001
   -----------------------------------------
   Elizabeth B. Gaul



   /S/ ARTHUR A. HABERBERGER                         Director                                     December 14, 2001
   -----------------------------------------
   Arthur A. Haberberger



   /S/ PHILIP S. SCHWARTZ                            Director                                     December 14, 2001
   -----------------------------------------
   Philip S. Schwartz



   /S/ MARTIN F. SPIRO                               Director                                     December 14, 2001
   -----------------------------------------
   Martin F. Spiro


                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, American Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the city of Allentown, State of Pennsylvania on December 14, 2001.

                                         AMERICAN CAPITAL TRUST I



                                   By:      /S/ MARK W. JAINDL
                                            ------------------------------------
                                            Mark W. Jaindl
                                            Administrative Trustee


                                   By:      /S/ ERIC W. VALAIKA
                                            ------------------------------------
                                            Eric W. Valaika
                                            Administrative Trustee


                                   By:      /S/ HARRY C. BIRKHIMER
                                            ------------------------------------
                                            Harry C. Birkhimer
                                            Administrative Trustee

                                POWER OF ATTORNEY

         We, the undersigned administrative trustees of American Capital Trust I (the "Trust Issuer"), hereby severally constitute and appoint Mark W. Jaindl as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Mark W. Jaindl may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of the Trust Issuer's Preferred Securities, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Mark W. Jaindl shall do or cause to be done by virtue thereof.

                                         AMERICAN CAPITAL TRUST I



                                   By:      /S/ MARK W. JAINDL
                                            ------------------------------------
                                            Mark W. Jaindl
                                            Administrative Trustee


                                   By:      /S/ ERIC W. VALAIKA
                                            ------------------------------------
                                            Eric W. Valaika
                                            Administrative Trustee


                                   By:      /S/ HARRY C. BIRKHIMER
                                            ------------------------------------
                                            Harry C. Birkhimer
                                            Administrative Trustee

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 2001
                                                    REGISTRATION NO. 333-_______
                                                  REGISTRATION NO. 333-______-01

================================================================================

                     ---------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     ---------------------------------------









                                    EXHIBITS
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM SB-2






                           AMERICAN BANK INCORPORATED
                            AMERICAN CAPITAL TRUST I
                             ALLENTOWN, PENNSYLVANIA

EXHIBIT INDEX

3.1      Articles of Incorporation of American Bank Incorporated
3.2      Bylaws of American Bank Incorporated
4.1      Trust Agreement*
4.2      Form of Amended and Restated Trust Agreement of American Capital
         Trust I*
4.3      Form of Certificate of Trust (attached as exhibit A to exhibit 4.2)*
4.4 Form of Common Stock Certificate of American Capital Trust I (attached as exhibit B to exhibit 4.2)*
4.5 Form of Agreement as to Expenses and Liabilities of American Capital Trust (attached as exhibit C to exhibit 4.2)*
4.6 Form of Preferred Stock Certificate of American Capital Trust I (attached as exhibit D to exhibit 4.2)*
4.7      Form Certificate of Authentication (attached as exhibit E to exhibit
         4.2)*
4.8 Form of Preferred Securities Guarantee Agreement between American Bank Incorporated and Bankers Trust Company, as guarantee trustee*
4.9 Form of Indenture between American Bank Incorporated and Bankers Trust Company*
4.10 Form of Subordinated Debenture due 2032 (attached as exhibit A to exhibit 4.9)*
4.11 Form of Common Stock Certificate of American Bank Incorporated 5.1 Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C.
5.2      Opinion of Delaware counsel*
8.1      Federal tax opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. *
12.1     Calculation of ratios of earnings to fixed charges*
23.1     Consent of Beard Miller Company LLP
23.2     Consent of Luse Lehman Gorman Pomerenk & Schick (included in Exhibits
         5.1 and 8.1) 23.3 Consent of Delaware counsel (included in opinion filed as Exhibit 5.2).
24.1     Powers of attorney (set forth on signature page)
25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as indenture trustee under the Indenture for 6.0% Subordinated Debentures due 2032 of American Bank Incorporated*
25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as property trustee and Delaware trustee under the Amended and Restated Trust Agreement for American Capital Trust I.*
25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as guarantee trustee under the Preferred Securities Guarantee Agreement relating to American Capital Trust I.*

------------------------------
*        To be filed supplementally or by amendment.